"***" INDICATES MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.  MATERIAL HAS BEEN OMITTED FROM 7 PAGES OF THIS EXHIBIT.

Exhibit 10.8

INM-CO/01-2981/TS

Inmarsat Ltd

99 City Road, London EC1Y 1AX, England

Contract No. INM - CO/01-2981/TS

for

Broadband Global Area Network (BGAN) Core Network (CN)

with

Ericsson Limited
Ericsson Way
Burgess Hill
West Sussex RH15 9UB

Confidential & Proprietary

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TERMS AND CONDITIONS

Article	Title
Preamble
1	Scope of Work
2	Delivery by Contractor
3	Performance Schedule
4	Price
5	Not used
6	Final Acceptance
7	Taxes and Duties
8	Payment Terms
9	Contractor Deliverables, Title and Assumptions of Risk
10	Warranty as to Quality
11	Access to Work in Progress and Data
12	Inmarsat’s Rights in Technical Data and Inventions
13	Patents For Foreground Inventions
14	Intellectual Property Right Indemnity
15	Loss and Damage, Indemnity
16	Inmarsat-Furnished Property and Facilities
17	Inmarsat-Furnished Documents, Examination
18	Confidentiality
19	Public Release of Information
20	Termination for Cause
21	Excusable Delay
22	Termination for Convenience
23	Remedies for Late Delivery
24	Remedies for Unsatisfactory Service and Support
25	Consequences of Force Majeure
26	Not used
27	Governmental Authorizations
28	Applicable Law
29	Arbitration
30	Changes
31	Key Personal
32	Key Sub-Contractors
33	Technical Data Deposit
34	Assignment of Contract
35	Responsible Officers
36	Communications
37	Time Limits
38	Order of Precedence
39	Waiver
40	Options
41	Warranty Support and Maintenance Support
42	Spares
43	Entire Agreement
Signature

Annexes (to be included with final contract):
A	Statement of Work (SOW)
B	System Requirements Specification (SRS)
C	Price Breakdown
D	Payment Plan
E	Warranty and Maintenance Plan
F	Key Personnel
G	Key Sub-Contractors
H	Declaration of Background

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Preamble

This is a Contract between Ericsson Limited (hereinafter referred to as the “Contractor”), a company organized and existing under the laws of England, with its registered office at Ericsson Way, Burgess Hill, West Sussex RH15 9UB, England, and Inmarsat Ltd whose registered office is at 99 City Road, London EC1Y 1AX, England (hereinafter referred to as “Inmarsat”)

The effective date of this Contract (EDC) is 1 November 2001.

Article 1:                                           Scope of Work

A.                                   The Contractor shall deliver to Inmarsat a Core Network (CN) in accordance with all the requirements of this Contract, and all its annexes including but not limited to Annex A and B hereto, entitled Statement of Work (SOW) and System Requirements Specification (SRS), the terms and conditions of this Contract, and as directed pursuant to the changes procedure set out in Article 29 entitled Changes by Inmarsat’s Responsible Officer, Tommy Smith, hereinafter referred to as “the Work”.

B.                                     Annex A and B hereto, entitled Statement of Work and SRS set out the technical requirements and the functional specifications to be met by the Contractor and the deliverables to be supplied hereunder.

Article 2:                                           Delivery by Contractor

A.                                   The items to be delivered by the Contractor pursuant to this Contract shall be as described in Annex A and B hereto, entitled Statement of Work and SRS.

B.                                     The delivery locations for the CN equipment and services shall be as defined in Annex A (Statement of Work) and all deliverable items shall be delivered in accordance with Article 3 hereto, entitled Performance Schedule and in accordance with Annex A and B hereto, entitled Statement of Work and SRS.

Article 3:                                           Performance Schedule

The Work, as defined in Article 1 hereto, entitled Scope of Work and as set out in the Statement of Work shall be performed in accordance with the schedule detailed in Annex A and B herein, entitled Statement of Work and SRS.  Final Acceptance of the CN in accordance with Article 6 hereto, entitled Final Acceptance shall be completed no later than twenty-seven (27) months after EDC.

Article 4:                                           Price

A.                                   The firm fixed price for the Scope of Work as defined in Article 1 shall be $****and shall be all inclusive of all applicable taxes and duties in accordance with Article 7 hereof, entitled Taxes and Duties. and shall hereinafter be referred to as “the Price”.

B.                                     The firm fixed prices for the Options identified in Annex A hereto entitled Statement of Work are set out in Article 40 hereto, entitled Options.

C.                                     Freight and transport of equipment, other delivery charges directly relating thereto (excluding the costs of customs formalities including all duties, taxes and other charges payable upon import of the items deliverable under this Contract) and insurance of equipment for delivery to (“Shipping Costs”) the four representative sites (Raisting, Singapore, Goonhilly and UAE) total $****] included in the Price.  Following Inmarsat’s final selection of SAS sites, the Price may be adjusted in accordance with the reasonable Shipping Costs actually incurred by the Contractor in delivery of the Core Network Equipment to any alternative sites as requested by Inmarsat. The Contractor and Inmarsat shall agree on the appropriate Change Notice to Annex D entitled Price Breakdown to incorporate the final Price under this Article 4.C. The Contractor shall at all times use at least similar efforts that it would itself use to reclaim any recoverable

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value added tax or sales tax where possible and shall co-operate with Inmarsat to minimize any such costs.

Article 5:                                           Not used

Article 6:                                           Final Acceptance

A.                                   Notwithstanding any earlier passing of title to Inmarsat pursuant to Article 9, entitled Contractor Deliverables, Title and Assumption of Risk, all deliverable items specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, and the Contractor’s entitlement to the Price specified in Article 4 hereof, entitled Price, shall be subject to Final Acceptance of such items by Inmarsat.

B.                                     Inmarsat shall notify the Contractor of its acceptance or rejection of project milestones prior to Final Acceptance and of Final Acceptance of the Work within thirty (30) days after delivery or, if applicable, upon completion of post-delivery acceptance of project milestones prior to Final Acceptance. Final Acceptance shall be in accordance with the procedures specified in Annex A entitled Statement of Work.

C.                                     The Contractor’s right to retain any payments made pursuant to Article 8 hereof, entitled Payment Terms, shall be conditional upon Final Acceptance of the Work in accordance with the procedures and requirements referred to in Paragraph B of this Article.  If any part of the Work is not accepted Paragraph B of Article 10 hereto, entitled Warranty as to Quality and Article 23 hereof, entitled Remedies for Late Delivery shall apply.  Payments prior to Final Acceptance of the Work in its entirety shall not be construed as acceptance of any part of the Work and shall only be made against the completion of project milestones specified in Annex D hereto, entitled Payment Plan.

D.                                    Inmarsat may elect at any time to place all or any part of the CN into commercial use provided that notwithstanding the provisions of Article 10 C, entitled Warranty as to Quality, with respect to each deliverable item or service that is put into commercial use the warranties and support provided for in Article 10, entitled Warranty as to Quality shall run from the date of commencement of such commercial service.

Article 7:                                           Taxes and Duties

A.                                   With the exception of UK value added tax, if applicable, and the costs of customs formalities including all duties, taxes and other charges payable upon import of the items deliverable to Inmarsat under this Contract, the Contractor shall be responsible for, and shall hold Inmarsat harmless from, all taxes, duties, and similar liabilities which may arise under any present or future national, federal, state, or local laws, and which become due by reason of the performance of the Work under this Contract or any subcontract hereunder, and shall comply with any requirements of such laws as may be necessary to effectuate this Contract.

B.                                     The Price stated in Article 4 hereto, entitled Price is exclusive of all costs of customs formalities including all duties, taxes and other charges payable upon import of the items deliverable under this Contract and UK value added tax. UK VAT shall be identified on Contractor’s invoice(s) at the applicable rate

C.                                     Inmarsat shall be responsible for all taxes, duties and similar liabilities that may become due by reason of the supply of any Inmarsat equipment or other property to the Contractor, UK value added tax, if applicable, and the costs of customs formalities including all duties, taxes and other charges payable upon import of the items deliverable to Inmarsat under this Contract.  The Contractor shall provide all reasonable assistance to Inmarsat in connection with the importation of the Inmarsat equipment as required to facilitate customs clearance for any Inmarsat equipment within seven working days from arrival of such equipment at the port of entry.

D.                                    The Contractor shall be responsible for paying any withholding taxes due on any payments made in connection with the performance by the Contractor of its obligations under this

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Contract by Inmarsat and Contractor shall indemnify Inmarsat from any liability for such withholding taxes.

E.                                      Where the Contractor pays remedies to Inmarsat (or its successor to this Contract) under Article 24 (excluding interest payments) or where Inmarsat withholds payment or where the Contractor provides Unavailability Remedies under this Contract, such remedies, withholdings or payments will be treated as a reduction in the Price as described in Article 4 hereto, entitled Price for which the Contractor will issue a credit note.  The credit note shall separately identify any credit for taxes and duties. If there are insufficient sums under the Contract against which to issue a credit note the Contractor shall pay the outstanding sums to Inmarsat. The Maintenance Agreement which may be entered into between the Contractor and Inmarsat following expiration of the two year Warranty Period shall provide for the same treatment of Unavailability Remedies (as defined in Article 24 below) in all material respects.

F.                                      Both Parties shall use all reasonable endeavours to maximize the recoverability of any value added tax that arises as a result of the operation of this Contract or the Parties’ performance thereof.

Article 8:                                           Payment Terms

A.                                   The Price referred to in Article 4 hereof, entitled Price, shall be paid by Inmarsat in accordance with Annex D hereto, entitled Payment Plan, and with the terms of this Contract.

B.                                     With respect to each amount specified in Annex D hereto entitled Payment Plan, the Contractor shall submit an invoice to Inmarsat when the corresponding milestone event has been successfully completed in accordance with Annex A and B hereto entitled Statement of Work and SRS.  Each invoice shall contain or be accompanied by a written certification from the Contractor that the milestone event has been successfully completed.

C.                                     Inmarsat shall pay each amount within thirty (30) days after Inmarsat receives the invoice and certification, provided, however, that if Inmarsat reasonably concludes that the requirements for such milestone event have not been fulfilled, the applicable payment shall not be made until within thirty (30) days after Inmarsat has determined that the requirements for such milestone event have been fulfilled.  Inmarsat shall base its conclusion on the acceptance criteria set out in Annex A hereto, entitled Statement of Work.

D.                                    All invoices shall be submitted in the original and one (1) copy.  Any value added tax or other applicable duties shall be separately identified.

E.                                      In the case of late payment of any amount payable by Inmarsat under this Contract, the Contractor shall be entitled to commence an action to compel payment with interest on the amount outstanding at a rate of the current three (3) month US Dollar London Inter-Bank Offer Rate (LIBOR) per annum calculated on a daily basis.  Such interest charge shall be computed commencing on the first day following the payment due date.

Article 9:                                           Contractor Deliverables, Title and Assumption of Risk

A.                                   Title to all deliverable items specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, shall pass to Inmarsat upon Final Acceptance, thereof by Inmarsat pursuant to Article 6 hereof, entitled Final Acceptance and payment therefor by Inmarsat in accordance with Article 8 entitled Payment Terms. Notwithstanding the generality of the foregoing and without prejudice to any rights or remedies Inmarsat may have under this Contract or at law or equity (including but not limited to any rights of rejection or termination by Inmarsat), title to any items delivered prior to the following milestones as specified in Annex D hereto entitled Payment Plan and paid for by Inmarsat in accordance with Article 8 entitled Payment Terms shall pass earlier to Inmarsat upon such milestone event: SAS1 Equipment Shipment, SAS1 Factory Acceptance Test Review and SAS1 Site Acceptance Test Review.  The Contractor warrants to Inmarsat that it has and will deliver good title to all such deliverable items, free from any claim, lien, pledge, mortgage, security interest, or other encumbrances, including, but not by way of limitation, those arising out of the performance of the Work.

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B.                                     With respect to each such deliverable item, the risk of loss or damage shall be borne by the Contractor up to the time of delivery into Inmarsat’s custody pursuant to Article 2 hereof, entitled Delivery by Contractor.  After such delivery, Inmarsat shall bear the risk of loss or damage. Notwithstanding the foregoing any loss or damages to such deliverables, caused by the Contractor, shall be subject to Article 15 hereto, entitled Loss and Damage, Indemnity.

C.                                     Notwithstanding the passing of title or documents and reports, Inmarsat’s rights to use the information contained therein shall be subject to Article 12 hereof, entitled Inmarsat’s Rights in Technical Data and Inventions.

Article 10:                                    Warranty as to Quality

A.                                   Notwithstanding any prior inspection or acceptance by Inmarsat, the Contractor warrants that:

(1)                                  All deliverable equipment specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, shall be new and free from any defects in materials, workmanship and design;

(2)                                  All services shall be performed in a skillful and workmanlike manner consistent with the best practices of the industry; and

(3)                                  Deliverable items, including hardware, software, services and documentation shall conform to the requirements specified in this Contract, including Annex A and B hereto, entitled Statement of Work and SRS.

B.                                     In the event of defective or non-conforming Work, whether equipment, services, software, reports or otherwise, Inmarsat shall notify the Contractor in writing that the Work is non-conforming.  Such notice may be given after delivery, in accordance with Article 6 hereof, entitled Final Acceptance, or prior to delivery, at any time during the performance of this Contract.  In either case, the notice shall identify those particulars in which the Work fails to conform. Inmarsat shall have the following remedies, at Inmarsat’s option:

(1)                                  Inmarsat may require the Contractor to correct or replace the defective or non-conforming Work at the Contractor’s expense.  If the Contractor does not correct or replace the Work within a reasonable period after notification from Inmarsat, or if the Contractor fails to do so effectively, Inmarsat may have the correction or replacement done by a third party, in which case the Contractor shall reimburse Inmarsat for all costs reasonably incurred by Inmarsat.

(2)                                  Inmarsat may elect not to have the defective or non-conforming Work corrected or replaced, in which case the parties shall in good faith negotiate an equitable reduction in the Price and, to the extent Inmarsat has already made payments in excess of the reduced price, the Contractor shall promptly refund that amount.

(3)                                  Inmarsat may elect to reject any part of the Work that is non-conforming (notwithstanding any earlier passing of title in any items delivered to Inmarsat under this Contract and title in such items shall revert to the Contractor on such election to reject), in which case the Contractor shall reimburse Inmarsat for all amounts previously paid for such Work with interest at the rate as set out in Article 8 hereof, entitled Payment Terms, calculated from the day following the date of each payment by Inmarsat until the date of reimbursement, and shall also be liable for any increased costs reasonably incurred by Inmarsat in procuring alternative goods and/or services.

In the event that Inmarsat elects to apply the remedies under (2) or (3) above at the first instance in relation to defective or non-conforming Work, the Contractor shall within a reasonable time and in any event no later than 10 working days of receiving such notice from Inmarsat prepare and provide to Inmarsat a plan detailing what remedial action the Contractor intends to take in order to progress the Work, Inmarsat shall review such plan within a reasonable time and in the event that Inmarsat is satisfied that the remedial action detailed in the plan is acceptable to it, then Inmarsat shall not apply any of the remedies in (2) or (3) above, without prejudice to Inmarsat’s right to apply any of the above

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remedies without further obligation in the event that the Contractor does not fulfil its all or any of its obligations under the agreed plan.  In the event that such plan is unacceptable, Inmarsat shall be entitled to apply any of the above remedies in its absolute discretion.

C.                                     With respect to each deliverable item or service, these warranties and support shall run for a period of two (2) years on all hardware, software and documentation delivered from the date of Final Acceptance by Inmarsat pursuant to Article 6 hereof, entitled Final Acceptance. With respect to any latent defect not discoverable upon acceptance testing or use within the warranty period, such warranty period shall run from the time of discovery or repair of such latent defect, whichever is the latest, in respect of that part of the Work affected by such latent defect.

D.                                    Any corrections or replacements made pursuant to this Article shall be subject to Article 9 hereof, entitled Contractor Deliverables, Title and Assumption of Risk.  With respect to any component that is corrected or replaced, the warranty period specified in this Article shall be suspended from the date of notification of the defect by Inmarsat and shall recommence upon the date of satisfactory completion of the correction or replacement for the un-expired portion of the warranty period.  Where such correction or replacement renders other Work non-functional, the warranty period shall be similarly extended for such Work.

E.                                      The rights and remedies of Inmarsat provided in this Article shall be in addition to, and without prejudice to, or forfeiture of, any other rights and remedies Inmarsat may have under this Contract or at law or equity.

F.                                      The Contractor warrants that neither the performance nor functionality of the Work are or will be affected by Date Changes.  For the purposes of this Paragraph, the term “Date Changes” means that all date based functionality and/or operations must behave consistently with dates and any representation of dates must not cause any interruption or degradation in functionality and/or operation.  In particular, all equipment, software and products must calculate, manipulate and present dates correctly for the purposes for which they were created.  This warranty is a separate, independent and continuing warranty and is not limited in time.

Article 11:                                    Access to Work in Progress and Data

A.                                   As used in this Article, the term “Sub-Contractors” refers to those Sub-Contractors within the scope of Article 32 hereof, entitled Key Sub-Contractors.  To the extent necessary to implement this Article, the Contractor shall pass the provisions hereof through into all such Key Sub-Contracts and suppliers of critical path items.

B.                                     The Contractor shall provide for design and progress review meetings with Inmarsat, and submit reports and documentation, in accordance with Annex A hereto, entitled Statement of Work.

C.                                     Inmarsat shall have the right, at all reasonable times during the performance of this Contract, to monitor the Work in progress at the plants of the Contractor and its Key Sub-Contractors.

D.                                    All documentation and data relating to the performance of this Contract shall, upon Inmarsat’s request and at Inmarsat’s election, be made available for inspection and copying at the plants of the Contractor and its Sub-Contractors, or copies shall be delivered to Inmarsat.  This obligation shall apply during the period of performance of the Contract.  With respect to any such documentation and data that is not deliverable pursuant to Article 2 hereof, entitled Delivery by Contractor, Inmarsat shall reimburse the reasonable costs of copying and delivery.  Thereafter, to the extent that such documentation and data is of a type normally retained by the Contractor and its Key Sub-Contractors, it shall continue to be available for such purposes for a period of two (2) years from the date of expiry or earlier termination of this Contract.

E.                                      Subject to reasonable arrangements to ensure the confidential treatment of proprietary information, the same rights of access granted to Inmarsat in this Article shall be granted to any technical consultants working for Inmarsat in connection with this Contract or any projects related to the Work to be performed under this Contract.

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Article 12:                                    Inmarsat’s Rights In Technical Data and Inventions

A.                                   Definitions

(1)                                  “Contractor Background” means any data, Know-how, Invention, or Intellectual Property Right owned by or otherwise in the possession of the Contractor at the effective date of this Contract, other than Foreground, used in performing any Work under this Contract and which is required for the design, development, manufacture, use or maintenance of any product delivered under this Contract.

(2)                                  “Inmarsat Background” means any data, Know-how, Invention, or Intellectual Property Right owned by or otherwise in the possession of Inmarsat at the effective date of this Contract, other than Foreground, disclosed to the Contractor for its use in performing any Work under this Contract and provided to the Contractor as part of Annex A and B hereto, entitled Statement of Work and SRS or any other Annexes hereto.

(3)                                  “this Contract” includes, where the context so admits or requires, any Sub-Contract.

(4)                                  “Designee” means a natural person or other entity that is designated by Inmarsat.

(5)                                  “Foreground” means any data, Know-how, Invention or Intellectual Property Right generated in performing any Work under this Contract, including without limitation any technical information as may be specifically identified as Foreground in the Final Report or any interim report.

(6)                                  “Intellectual Property Right” means all ideas, Inventions, patents, or applications therefore, unregistered designs, registered design rights and applications therefore, copyright, topography rights, all identifiable Know-how, experience, data and all other technical or commercial information whether in human or machine readable form and whether stored electronically or otherwise.

(7)                                  “Invention” means any invention, discovery, improvement or innovation of more than a trifling or obvious nature, whether or not patentable, which is used to design, manufacture or use any item, carry out any process of manufacture or to perform any other Work under this Contract.

(8)                                  “Know-how” means technical information, data, Invention or experience, whether patentable or not including, but not limited to, all design or manufacturing techniques, operating instructions, machinery designs, raw material or products specifications, drawings, blue prints and any other technical and commercial information relating to research, design, development, manufacture, assembly, use or sale.

(9)                                  “Sub-Contract” and “Sub-Contractor” mean respectively any sub-contract entered into by the Contractor pursuant to this Contract and any other party to such sub-contract;

B.                                     Notification of and disclosure of Foreground to Inmarsat

(1)                                  Upon completion of the Work to be performed under this Contract or upon termination of this Contract (if earlier) and also upon the written request of Inmarsat, the Contractor shall notify Inmarsat of any and all items of Foreground not listed in a prior report or certify that there are no such unreported items of Foreground.  Notification shall be in the form of a report which contains a list setting forth the nature of each item of Foreground, the system, subsystem, process or part thereof to which each listed item relates and the source of each such item.

(2)                                  Inmarsat may at any time and from time to time request the Contractor by written notice to disclose to it any or all of the Foreground and the Contractor shall disclose to Inmarsat full details of the Foreground requested, sufficiently complete to convey a

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clear understanding of the nature, purposes, operation and, to the extent known to the Contractor, the technical characteristics of the Foreground.

(3)                                  Inmarsat, without payment of additional compensation to the Contractor, may disclose to any Designee any item of Foreground disclosed to it hereunder subject to reasonable arrangements to ensure the confidentiality of Contractor proprietary information..

C.                                     Use and Practice of Foreground by Inmarsat and others

1.                                       The Contractor hereby grants Inmarsat the irrevocable, non-exclusive, royalty-free right to use the Foreground throughout the world together with the right to grant sub-licences of the Foreground to any Designee of Inmarsat.

2.                                       The right to grant sub-licences under this Contract is subject to the following conditions:

(a)                                  any such sub-licence shall be non-exclusive and shall be limited and subject to and no less onerous than the rights and obligations granted hereunder;

(b)                                 no sub-licence shall include the right for the sub-licensee to grant further sub-licences;

(c)                                  Inmarsat shall consult with the Contractor regarding the identity of the Designee

D.                                    Use and Practice of Background

1.                                       The Statement of Work and SRS and any other Annexes shall include all Inmarsat Background, which is to be made available to the Contractor.  The Inmarsat Background shall remain the property of Inmarsat and the Contractor shall not make any representation or do any act to indicate that it has any right title to or interest in the Inmarsat Background.

2.                                       Inmarsat hereby grants to the Contractor a non-exclusive, royalty free licence to use the Inmarsat Background for the purposes of carrying out the Work in relation to this Contract.  The Contractor agrees that it will not use the Inmarsat Background for any purpose other than the performance of its obligations under this Contract.

3.                                       The Contractor shall disclose to Inmarsat on the EDC all Contractor Background to be used by the Contractor, or any Sub-Contractor, in connection with the Work under this Contract in sufficient detail for such Contractor Background to be identified and thereafter shall not include additional Background without Inmarsat’s written consent.

4.                                       The Contractor hereby grants to Inmarsat and any Designee of Inmarsat a non-exclusive, royalty free licence to use the Contractor Background for the purposes of exploiting or using the Work delivered under this Contract including any Foreground.

5.                                       Inmarsat shall be entitled to grant licences under this Article 11(D) directly to any Designee of Inmarsat, subject to the rights and obligations granted hereunder.

E.                                      Copyright in Reports

1.                                       The Contractor hereby assigns to Inmarsat copyright and all its present and future right, title and interest throughout the world and all other rights of a like nature in all reports deliverable under this Contract and all modifications and amendments thereto, absolutely for the full term during which such rights and any renewals or extensions may subsist.

2.                                       No Background shall be included in any Final Report without the written approval of Inmarsat.  Background shall be provided in a separate annex to the Final Report.

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For the avoidance of doubt, such copyright, title and interest and all other rights of a like nature do not include such in Contractor Background which the parties agree may be included in the Final Report or the said separate annex to the Final Report.  Notwithstanding the foregoing, Inmarsat shall be entitled to make and retain copies of such Contractor Background for use by Inmarsat or its Designee provided that any Contractor legend or copyright marking shall not be removed or amended.  For the avoidance of doubt nothing in this Clause 11(E) shall act to pass title in Contractor Foreground.

F.                                      Copyright in software

Where and to the extent that any item delivered under this Contract consists of or includes software, the Contractor hereby grants to Inmarsat the right under the Copyright in the said software to use the said software and to make such copies of it as are reasonably necessary for any use of the CN, including back-up, up-grades and archive purposes.

G.                                     Availability of Know-how

Notwithstanding any other provision of this Article 12 under which limitations or conditions may be imposed on Inmarsat or any other person or entity authorised by the Contractor to use Know-how:

1                                          The right to use any Know-how shall become unconditional and unlimited immediately upon such item having come into the public domain, other than through breach of any provision of this Contract;

2                                          If the relevant Know-how becomes lawfully available to Inmarsat or any other entity authorised to use it under this Article 12 on other terms, Inmarsat or such other person or persons or entity may, at its sole discretion, use the relevant Know-how on such other terms notwithstanding that such terms are more favourable to Inmarsat or such other person or entity than the terms contained in this Article 12.

H.                                    Marking Know-how

1                                          All Foreground that is disclosed under this Article 12 shall be marked by the Contractor with the following notice:

“This document/item is supplied pursuant to a Contract between Inmarsat and                    dated                      [and a Sub-Contract thereunder between                      and                     ].  This document/item contains Foreground as defined in that Contract which may be used only in the manner specified in that Contract, unless such Foreground is or lawfully comes into the public domain or is or lawfully becomes available to the user on other terms.”

The words in square brackets shall be deleted if not appropriate.

2                                          All Contractor Background supplied under this Article 12 shall be marked by the Contractor with the following notice:

“This document/item is supplied pursuant to a Contract between Inmarsat and dated                      [and a Sub-Contract thereunder between                      and].  This document/item contains Contractor Background as defined in that Contract which may be used only in the manner specified in that Contract, unless such Contractor Background is or lawfully comes into the public domain or is or lawfully becomes available to the user on other terms.”

The words in square brackets shall be deleted if not appropriate.

3                                          Inmarsat and any other person or entity to whom any Know-how is disclosed under this Contract shall be entitled at any time to modify, remove, obliterate or ignore any legend or equivalent marking which appears on any item of Know-how (save for commercial off-the-shelf equipment which term, for the avoidance of doubt, means any item not specially commissioned for Inmarsat or not materially modified for the purposes of this Contract) which is not expressly authorised by this Article 12 provided that a written

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notice is first sent to the Contractor advising the Contractor of such proposed action and the Contractor fails, within 21 (twenty-one) days of receiving such notice, reasonably satisfactorily to justify to Inmarsat the retention of such legend or marking.  Any failure to mark Contractor Background shall entitle Inmarsat to treat the same as if it were Foreground.

I.                                         Sub-Contracts

1                                          In any Sub-Contract which may involve a material amount of study, research or development the Contractor shall, unless otherwise authorized or directed by Inmarsat in writing, include provisions relating to Know-how which shall ensure that Inmarsat is not disadvantaged as a result of such Sub-Contract and which shall not adversely affect the rights of Inmarsat to use, or to exercise the Option in respect of any Foreground as provided for under this Article 12.  Without prejudice to the generality of the foregoing, the Contractor undertakes not to enter into any Sub-Contract that may involve the generation of Foreground without first obtaining from the relevant Sub-Contractor a contractual undertaking that all Intellectual Property Rights in any such Foreground will vest in the Contractor and an obligation to assign the same to the Contractor, to the extent that such rights are assignable, and an irrevocable and unconditional waiver of all other such rights.  As between Inmarsat and the Contractor, the responsibility for and cost of obtaining all such assignments and waivers shall be borne by the Contractor.

2                                          If a Sub-Contractor refuses to accept any provision pursuant to Article 12 the Contractor shall promptly submit a written report to Inmarsat setting out the Sub-Contractor’s reasons for refusal and shall not proceed with the Sub-Contract without Inmarsat’s written consent.

K.                                    Further Assurance

Notwithstanding termination by Inmarsat of this Contract for any reason, the Contractor shall do and execute and shall procure that its employees and any Sub-Contractor and its employees engaged in the performance of the Works do and execute all and any documents and do all such things as Inmarsat may require to give effect to the provisions of this Article 12 .

L.                                      Warranty of Authority

The Contractor warrants that it has or will obtain full power and authority to carry out the provisions of this Article 12 from all persons and other entities who perform any Work under this Contract or any Sub-Contract.

Article 13:                                    Patents For Foreground Inventions

A.                                   Secrecy of Foreground Inventions

1                                          The Contractor shall take all necessary steps to preserve the secrecy of all Foreground Inventions and shall use its best endeavors not to publish, put into commercial use, offer for sale or otherwise perform acts which would adversely affect the patentability of any Foreground Invention in any country before an application is filed pursuant to this Article 13, entitled Patents for Foreground Inventions.

2                                          If any publication, commercial use, offer for sale or other act is made in error, the Contractor shall immediately notify Inmarsat of all relevant details and circumstances and take all available steps to minimize the adverse effects.

B.                                    Filing Of Patent Application

1.                                       The Contractor shall have the right to file, at his own expense, patent applications in respect of Foreground Inventions throughout the world.

2.                                       The Contractor shall give prompt written notice to Inmarsat of each application filed and each patent granted pursuant to an application, those countries in which it intends to file

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an application for a patent or, if appropriate, which asserts that the Contractor does not intend to file any patent application.  Furthermore, the Contractor shall provide Inmarsat with a copy of each application and the full specification with respect to each application within forty-five (45) days of filing and, at Inmarsat’s written request, shall keep Inmarsat advised of the progress of each application and provide Inmarsat with a copy of each patent granted pursuant to an application.

3                                          Inmarsat shall identify any additional countries in which it would like a patent application to be filed.  Within ninety (90) days of receiving Inmarsat’s request, the Contractor shall, confirm whether it intends to file a patent application in those countries.

4                                          For each country in respect of which the Contractor either fails to file an application or gives notice to Inmarsat that it does not intend to file an application, the Contractor shall, at the written request of Inmarsat, transfer to Inmarsat the entire right, title and interest in the Foreground Invention in each such country.  Any such transfer shall include the right for Inmarsat, at its sole discretion, to use the Foreground Invention as its confidential property and to apply for and obtain patent protection provided that the Contractor may reserve to itself an irrevocable, non-exclusive, royalty-free licence to use the Foreground Invention (with the right to grant sub-licenses) in the relevant country.

5                                          Should the Contractor or any other person or entity deriving rights from the Contractor (excluding licensees under this Contract) elect to abandon an application or a granted patent, the Contractor shall so notify Inmarsat in writing not less than sixty (60) days before any such application or Patent is allowed to lapse or any positive act of abandonment is taken.  At the written request of Inmarsat the Contractor shall promptly transfer to Inmarsat the entire right, title and interest in each such application or patent and, pending such transfer, shall take all necessary action (including without limitation the payment of fees) to maintain such application or patent.  On the transfer of an application or patent pursuant to this Article 13 the Contractor may reserve to itself an irrevocable, non-exclusive, royalty-free licence to use the Foreground Invention which is the subject of the application or the patent in the relevant country (with the right to grant sub-licenses).

6                                          All the costs of filing and prosecuting any application and maintaining any patent obtained pursuant to an application shall be borne by the Contractor save that Inmarsat shall bear all such costs in respect of any patent application filed or patent obtained by Inmarsat pursuant to this Article 13 and any application or patent assigned to Inmarsat pursuant to this Article 13.

7                                          The Contractor shall keep Inmarsat advised of the progress of each application and provide Inmarsat with a copy of each patent granted pursuant to an application.

8                                          On grant of any patent in Foreground Inventions, the Contractor shall grant to Inmarsat an irrevocable, non-exclusive, royalty-free right to use the patent throughout the world together with the right to grant sub-licences of the patent to any Designee on terms substantially similar to those granted by the Contractor to Inmarsat.

C.                                     Examination of Records Relating to Foreground Inventions

At any time between the effective date of this Contract and the expiry of thirty-sixth (36) months after final payment is made under Article 8 hereof, entitled Payment Terms, or (if earlier) the date this Contract terminates, the Contractor shall:

(1)                                  Permit Inmarsat to examine any books, records, documents and other data and materials in the possession or control of the Contractor that Inmarsat shall reasonably deem likely to be directly pertinent to the discovery or identification of a Foreground Invention or to the compliance by the Contractor of its obligations under this Contract in relation to Foreground Inventions; and at the written request of Inmarsat, supply Inmarsat with copies of each Patent Application in relation to any Foreground Invention filed by or on behalf of the Contractor.

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(2)                                  Where Inmarsat has exercised transfer rights, the Contractor shall assign to Inmarsat all rights in any Foreground Invention the same shall apply to Foreground that the Contractor has failed to notify to Inmarsat under Article 12 and/or 13. Pending a written assignment to Inmarsat of any such forfeited rights the Contractor shall hold the Foreground Invention and all rights in it, including any patents or patent applications, on trust for Inmarsat and as soon as practicable the Contractor shall transfer to Inmarsat all such rights in the Foreground Invention.

(3)                                  The rights accruing to Inmarsat under this Article 13 shall be in addition and without prejudice to any other rights that Inmarsat may have in relation to unreported Foreground Inventions.

Article 14:                                    Intellectual Property Right Indemnity

A.                                   For the purposes of this Article 14:

1.                                       “Indemnitee” means Inmarsat and any subsequent owner or lessee of any item to be delivered under this Contract and any officer, employee or agent of any such entities.

2.                                       “DVSI Technology” means a voice coding method and algorithm developed by DVSI based on AMBE®, AMBE+™ and AMBE+2™ voice compression algorithms and DVSI software implementing such algorithms.  The Technology codes speech at a bit rate of 4.0 kilobits per second (kbps) including error correction bits.

1.                                       The terms defined in Article 12 hereto, entitled Inmarsat’s Rights in Technical Data and Inventions, shall have the same meaning when used in this Article 14.

B.                                     This Article 14 shall apply with respect to all claims that the Intellectual Property Right of a third party is infringed by:

1.                                       the manufacture, sale, lease or use of any item to be delivered by Contractor pursuant to this Contract excluding the DVSI Technology to the extent provided for by the Contractor in accordance with this Contract; or

2.                                       the use of any item to provide a service to be delivered by Contractor pursuant to this Contract excluding the DVSI Technology to the extent provided for by the Contractor in accordance with this Contract; or

For avoidance of doubt, delivery by Contractor includes without limitation items provided by suppliers and subcontractors of Contractor under this Contract.

3.                                       the use of any Foreground generated under this Contract.

C.                                     The Contractor undertakes to defend, at its own expense, any claim against any Indemnitee and to pay any royalties and other costs associated with the settlement of such claim and any damages and costs awarded as a result of any legal proceedings based on such claim. This obligation shall be contingent upon the Indemnitee giving the Contractor prompt notice of such claim,sole authority to defend or settle the claim on its behalf and, at the request and sole reasonable cost of the Contractor, reasonable cooperation and assistance and such relevant information as is available to it. The Contractor’s obligation under this paragraph C shall not apply only to the extent that any such claim arises as a direct result of either (i) the Contractor properly complying with Inmarsat’s specific instructions upon which the Contractor could be reasonably expected to rely and such instructions not provided for or within the scope of the SOW or SRS and (ii) the combination of Contractor items with other items not provided by the Contractor or any sub-contractor thereof such combination or items not referred to or provided for within the SOW or SRS.

D.                                    In these Paragraphs D and F, “enjoinment” means any legal restraint or prohibition, whether by court order, under a negotiated settlement or otherwise, and “enjoined” shall be understood accordingly.  If, as a result of any claim to which this Article 14 applies, the manufacture or

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delivery of any item or service to be delivered or otherwise provided pursuant to this Contract is enjoined, or the sale, lease or use of any item delivered under this Contract is enjoined after delivery or the use of any Know-how or Invention is enjoined at any time, the Contractor agrees to do the following in the order stated:

1.                                       To use reasonable endeavours to negotiate a licence or other agreement with the claimant to resolve the alleged Intellectual Property Right infringement; or

2.                                       where applicable and subject to the technical approval of Inmarsat and any other Indemnitee directly affected by the enjoinment, to modify the item or substitute a suitable item so that the modified or substituted item is not subject to the enjoinment.  Such approval shall not be unreasonably withheld.

If neither of the foregoing alternatives is suitably accomplished by the Contractor, the Contractor shall be liable to Inmarsat and any other Indemnitee for any damages and costs suffered as the result of any such enjoinment as aforesaid.

E.                                      The Contractor agrees that the provisions of this Article 14 shall apply to any item modified by or on behalf of Contractor pursuant to this Article 14 D(2).

F.                                      For the avoidance of doubt sub-article 14 D does not apply to the DVSI Technology delivered by the Contractor pursuant to this Contract.

G.                                     Inmarsat acknowledges that it is aware of a claim or enquiry of infringement against the DVSI Technology and after detailed study Inmarsat has concluded that the DVSI Technology does not infringe in the above-mentioned case.

Inmarsat agrees to defend and hold harmless the Contractor from this and any other claim of infringement of a patent or any Intellectual Property Rights of a third party related to the DVSI Technology on the following terms:

1                                          This Article shall apply with respect to all claims against the Contractor that the sale or use of DVSI Technology to be delivered by the Contractor pursuant to this Contract infringes any Intellectual Property Right of a third party related to the DVSI Technology.  Inmarsat undertakes to defend, at its own expense, any such claim against the Contractor and to pay any royalties and other costs including attorneys’ fees charges by counsel associated with the settlement of such claim and any damages and costs awarded as the result of any legal proceedings based on such claim. This obligation shall be contingent upon (i) the Contractor giving Inmarsat prompt notice of any such claim, (ii) DVSI giving Inmarsat the sole authority to defend or settle the claim on its behalf and, at the request and reasonable cost of Inmarsat, all reasonable co-operation and assistance and such relevant information as is available to it, (iii) the Contractor keeping Inmarsat fully informed of all relevant matters and the Contractor promptly forwarding or procuring to be forwarded to Inmarsat copies of all correspondence and other written communications pertaining thereto, and (iv) the Contractor not making any settlement or compromise of the dispute, nor agreeing any matter in this respect.

2                                          Inmarsat shall not be subject to any claim by or liability to the Contractor on the ground that the Contractor has not complied with any of the requirements of 14 G 1 (i) –(iv) above.

3                                          In any such event of claim of infringement under this Article 14 G, the liability of Inmarsat to indemnify the Contractors in respect of the cost of defence including without limitation reasonable attorney’s fees and in respect of the related costs, royalties, and other damages as awarded by a Court of Law or arbitration or agreed in settlement shall not exceed US$500,000.  Provided however liability in respect of reimbursement or expenditure of attorney’s fees in defence of the Contractor shall be limited to US$50,000.

4                                          If, as a result of any claim to which this Article 14 G applies, the manufacture or delivery of any item or service to be delivered or otherwise provided pursuant to this Contract is enjoined or the sale, lease or use of any item delivered under this Contract is enjoined the parties shall discuss in good faith an alternative solution including but not limited to any adjustment to the Performance Schedule set out in Annex A and B and the Payment Plan

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set out in Annex D.

5                                          The Contractor shall use all reasonable endeavors to obtain an indemnity from DVSI in respect of the DVSI Technology whether by way of license Inmarsat shall not be subject to any claim by or liability to the Contractor to the extent any such claim is indemnified by DVSI.

Article 15:                                    Loss and Damage, Indemnity

A.                                   For the purposes of this Article, the term “Indemnitees” shall include (1) Inmarsat (2) any subsequent owner of any item to be delivered hereunder; and (3) the officers, employees, agents or subsidiaries of any of them

B.                                     This Article shall apply with respect to any loss of or damage to property, or personal injury or death, caused by an act or omission of the Contractor, or its Sub-Contractors, or the employees or agents of any of them, in the performance of the Work under this Contract.

C.                                     In the case of loss or damage suffered by an Indemnitee, the Contractor shall provide indemnification for all direct damages suffered.

D.                                    In the case of direct loss or damage suffered by third parties, including employees of the Contractor or its Sub-Contractors, the Contractor shall, at its own expense, defend any claims brought against any of said Indemnitees, and shall pay all damages and costs associated with settlements or awards in connection therewith.  This obligation shall be contingent upon the Indemnitees giving the Contractor prompt notice of such claims and, at the request of the Contractor, reasonable cooperation and assistance and such relevant information as is available to them.

Article 16:                                    Inmarsat-Furnished Property and Facilities

A.                                   With respect to all equipment or other property furnished to the Contractor by Inmarsat pursuant to Annex A and B hereto, entitled Statement of Work and SRS, the following terms and conditions shall apply:

(1)                                  The Contractor shall exercise due care to ensure that such property is suitable for the purpose intended in connection with the performance of the Work under this Contract.  If the Contractor is not so satisfied, it shall give Inmarsat written notice to that effect as soon as possible.  In the case of deficiencies that should be reasonably discoverable upon receipt and examination, such notice must be given within fifteen (15) days after receiving the property.

(2)                                  The Contractor shall ensure that such property is used solely in the performance of this Contract.

(3)                                  Title to such property shall at all times remain with Inmarsat, and the Contractor shall ensure that no claim, lien, pledge, mortgage, security interest, or other encumbrance attaches to such property as a result of any act or omission of the Contractor or its Sub-Contractors.

(4)                                  The Contractor shall return such property to Inmarsat if so requested by Inmarsat provided such return will not materially prejudice the Contractor’s performance of the Work under the Contract, or when it is no longer required in connection with the performance of any Work under this Contract, or in the event of termination of this Contract.  The costs associated with returning the property shall be borne by the Contractor.

(5)                                  The Contractor shall bear the risk of loss of or damage to such property from the time that it arrives on the premises of the Contractor or any of its Sub-Contractors and for so long as it remains in their custody.  When the property is returned to Inmarsat pursuant to Paragraph A (4) of this Article, the risk of loss or damage while in transit shall be borne by the Contractor.

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(6)                                  Responsibility for any taxes or duties associated with the delivery, use, or return of such property shall be in accordance with Article 7 hereof, entitled Taxes and Duties.

B.                                     With respect to any facilities provided by Inmarsat or any of its other contractors pursuant to Annex A and B hereto, entitled Statement of Work and SRS, whether for installation of the items to be delivered by the Contractor under this Contract or for any other purpose, the Contractor shall exercise due care to ensure that such facilities are suitable for the purpose intended.  If the Contractor is not so satisfied, it shall give Inmarsat notice to that effect as soon as possible.  In the case of deficiencies that should be reasonably discovered upon examination, such notice must be given within fifteen (15) days after the Contractor is afforded an opportunity to examine the facilities.

Article 17:                                    Inmarsat-Furnished Documents, Examination

A.                                   This Article shall apply to any documents that Inmarsat is required to provide to the Contractor pursuant to this Contract.

B.                                     The Contractor shall exercise due care to ensure that such documents are sufficient for the performance of this Contract, and that they contain no manifest errors or anomalies.  This Article shall not apply to any errors or omissions in the documents that would not be reasonably discoverable by the Contractor exercising due care.

C.                                     With respect to documents furnished to the Contractor by Inmarsat, the Contractor shall be presumed to be satisfied that they are sufficient, that they contain no manifest errors or anomalies, and that they are timely, unless the Contractor gives Inmarsat notice that it is not so satisfied within fifteen (15) days after the Contractor receives such documents.  On a case-by-case basis, the Contractor may request a longer period to examine the documents, but such request must be made within the said fifteen (15) day period, and Inmarsat shall not be required to grant such an extension if, in Inmarsat’s reasonable judgement, the Contract performance schedule would be adversely affected thereby.

D.                                    In addition to the obligations under this Article 17, if the Contractor concludes, at any time during the performance of this Contract, that there are inaccuracies or inconsistencies in any documentation supplied by Inmarsat or that it is not complete or sufficient to enable the Contractor to perform the Work, the Contractor shall immediately refer the matter to Inmarsat for resolution before proceeding with any Work affected by such deficiencies.

E.                                      If Inmarsat does not receive timely notice that the Contractor is not satisfied pursuant to this Article, or if the Contractor proceeds with any Work in contravention of this Article, the Contractor shall be neither relieved of its obligation to perform the Work as intended nor entitled to any increase in the Price or extension of the delivery schedule by reason thereof.

Article 18:                                    Confidentiality

A.                                   Each party shall during the full term of this Contract and thereafter, keep secret and confidential all Know-how or other business, technical or commercial information, in connection with this Contract disclosed to it by the other party or otherwise belonging to the other party (and shall procure that any employees, sub-licensees or sub-contractors are similarly bound) and shall not disclose the same to any person save to the extent necessary to perform its obligations in accordance with the terms of this Contract.  All such information shall be identified as confidential at the time it is so supplied.

B.                                     Even if information is identified as confidential, disclosure to Inmarsat’s Designees shall be permitted.  Any disclosure by Inmarsat to Designees shall be subject to reasonable safeguards to protect the confidentiality of such information including Inmarsat requiring Designees to enter into an obligation of confidentiality no less rigorous than that provided for under this Article 18.

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C.                                     Article 12 hereto, entitled Inmarsat’s Rights in Technical Data and Inventions, and Article 13 hereof, entitled Patents for Foreground Inventions, shall take precedence over the provisions of this Article to the extent that there is any inconsistency.

D.                                    The foregoing provisions of this Article shall not apply to know-how and information which:

(1)                                  is or becomes public knowledge without breach of this Contract;

(2)                                  is already known to the receiving party at the time of its disclosure by the disclosing party and was not otherwise acquired by the receiving party from the disclosing party under any obligations of confidence;

(3)                                  is independently developed by the Contractor or Inmarsat which fact can be shown by competent evidence;

(4)                                  Inmarsat or the Contractor is compelled by legal process or government regulation or order to disclose, provided that the disclosing party is given prompt notice of any proposed release of information under this sub-clause and that the disclosing party be given ample opportunity to engage in legal action to resist and/or restrict any such disclosure.

E.                                      The provisions of this Article shall remain in force for a period of five (5) years from the date of receipt by the party concerned of such know-how and information notwithstanding earlier termination of this Contract.

Article 19:                                    Public Release of Information

The Contractor shall obtain the written approval of Inmarsat concerning the content and timing of news releases, articles, brochures, advertisements, prepared speeches, and other information releases to be made by the Contractor or any of its Sub-Contractors concerning this Contract or the Work performed or to be performed hereunder.  Inmarsat shall be given a reasonable time to review the proposed text prior to the date scheduled for its release.

Inmarsat shall obtain written approval of Contractor, which approval shall not be unreasonably withheld or delayed, concerning the content and timing of news releases to be made by Inmarsat concerning this Contract or the Work performed or to be performed hereunder and containing explicit reference to the Contractor.  Contractor shall be given reasonable time to review the proposed text prior to the date scheduled for its release.

Article 20:                                    Termination for Cause

A.                                                                                   (1)                                  Inmarsat shall have the right to terminate this Contract, without prejudice to any of its other rights and remedies, forthwith by notice in writing to the Contractor in the event that the Contractor shall default in due performance or observance of any of its material obligations on its part to be performed or observed hereunder and (in the case of a remediable breach) fails to remedy such breach within thirty (30) days of being requested by written notice to do so and in that event the remedies set out in Article 23 hereto, entitled Remedies for Late Delivery shall apply.

(2)                                  The Contractor shall have the right to terminate this Contract forthwith by notice in writing to Inmarsat in the event that Inmarsat fails to pay sums due hereunder by the due date as determined in accordance with Article 8, entitled Payment Terms and Inmarsat fails to remedy such breach within thirty (30) days of being requested by written notice to do so. For the avoidance of doubt such thirty (30) days notice under this paragraph shall not commence prior to the expiry of the periods set out in Article 8C, entitled Payment Terms; or

(3)                                  Either Party shall have the right to terminate this Contract, without prejudice to any of its other rights and remedies, forthwith by notice in writing to the other (the “Other Party” for the purposes of this paragraph) in the event that the Other Party passes a resolution or a court of competent jurisdiction makes an order that the Other Party be wound up

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otherwise than for the purpose of bona fide reconstruction or amalgamation, or a receiver, manager or administrator on behalf of a creditor is appointed in respect of the Other Party’s business or any part thereof, or if circumstances arise which entitle a court of competent jurisdiction or a creditor to appoint a receiver, manager or administrator or which entitle the court otherwise than for the purpose of bona fide reconstruction or amalgamation to make a winding up order, or the Other Party is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or under any other laws domestic or foreign, relating to bankruptcy, insolvency, reorganisation, winding up or adjustment of debts. In the event that the Contractor is the Other Party for the purposes of this paragraph then the remedies set out in Article 23 hereto, entitled Remedies for Late Delivery shall apply.

B.                                     Inmarsat may terminate for anticipatory breach, repudiation, inability or failure to perform, or lack of due diligence, which if remediable is not so remedied within thirty (30) days of a notice from Inmarsat requiring such remedy, Inmarsat may terminate the Contract, either in whole or as to any severable portion, and in that event the remedies set out in Article 23 hereto, entitled Remedies for Late Delivery shall apply.

C.                                     Where Inmarsat after undue delay by the Contractor notifies the Contractor that time is of the essence of the Contract and the Contractor shall not have performed any of its obligations stated in such notice by any reasonable date stated in the notice, Inmarsat may terminate the Contract in accordance with Article 23 hereto, entitled Remedies for Late Delivery.  For the purposes of this Article 20C, Inmarsat may only issue such a notice prior to and in respect of any of the following milestones as specified in Annex D hereto entitled Payment Plan:  SAS1 Equipment Shipment, SAS1 Factory Acceptance Test Review, SAS1 Site Acceptance Test Review and Final Acceptance.

D.                                    If the Contractor fails to comply with the notification requirements due upon completion of the Contract Work pursuant to Article 12 hereof, entitled Inmarsat’s Rights in Technical Data and Inventions, Inmarsat may, until such notification is provided, withhold payment of the Final Acceptance payment milestone specified in Annex D hereto, entitled Payment Plan.

E.                                      In the event that any alleged breach of this Contract leads to arbitration proceedings pursuant to Article 29 hereof, entitled Arbitration, Inmarsat shall be entitled to exercise the remedies in Article 10 hereof, entitled Warranty as to Quality, and of this Article pending the outcome of such proceedings.  If Inmarsat gives notice of discharge and it is subsequently determined that the Contractor was not in breach, the rights and obligations of the parties shall be the same as if Inmarsat had terminated for convenience pursuant to Article 22 hereof, entitled Termination for Convenience, unless the parties mutually agree to reinstate the Contract.

F.                                      (1)                                  In any event and notwithstanding anything else contained in this Contract the Contractor’s liability in:

(a)                                  contract, tort (including negligence) or breach of statutory duty or otherwise arising by reason of or in connection with this Contract (except in relation to personal injury or death, or loss or damage to property, the intellectual property rights indemnity in accordance with Article 14 hereof, entitled Intellectual Property Rights Indemnity and/or liquidated damages in accordance with Article 23 hereof, entitled Remedies for Late Delivery, shall not exceed a sum equal to ninety-five per cent (95%) of Price in respect of all and any incidents in aggregate arising under this Contract.

(b)                                 any claims losses damages costs expenses and liabilities in respect of loss or damage to property shall be limited to US$8million (eight million United States Dollars) per incident or series of connected incidents under this Contract or such higher amount as per the Contractor’s insurance cover effective at the date of the incident.

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(2)                                  The parties expressly agree that the limitations upon liability set out in this Article 20 have been negotiated between them and are considered to be reasonable in the circumstances.

E.                                      Neither party shall be liable (whether by indemnity or otherwise and whether this contract continues in force or not) for any loss of contracts, loss of profits, or anticipated profits, loss of business, loss of revenue or loss of use or any extra operating expenses or any indirect or consequential loss whatsoever and howsoever caused.

F.                                      Any right to terminate by Inmarsat under this Contract shall not be prejudiced by any earlier passing of title in any items delivered to Inmarsat under this Contract. In the event of such termination, title shall revert to the Contractor.

Article 21:                                    Excusable Delay

A.                                   Any delay in the performance of the Work beyond the control of the Contractor directly caused by any material delay by Inmarsat in the performance of Inmarsat’s obligations under this Contract and which delay could not have been avoided by the Contractor through the exercise of reasonable foresight or responsible precautions and could not have subsequently been circumvented by the Contractor through use of alternative sources, work-around plans, or other means approved by Inmarsat, shall constitute an “Excusable Delay”.

B.                                     To the extent the Contract can demonstrate that Excusable Delay has occurred, the Final Acceptance Date, insofar as such Excusable Delay causes delay to the achievement of the Final Acceptance Date, shall be equitably adjusted by agreement between the Parties.  In such event, the Parties further agree to discuss whether an equitable adjustment to the Payment Plan is appropriate.

Article 22:                                    Termination for Convenience

A.                                   Inmarsat may terminate this Contract, in whole or in part, for Inmarsat’s convenience, at any time prior to completion.

B.                                     In the event of such termination by Inmarsat, the termination charges shall be determined by good faith negotiations between Inmarsat and the Contractor or, if agreement cannot be reached Article 29 hereof, entitled Arbitration, shall apply.  In making such determination, the following principles shall be applied:

(1)                                  The total termination charges shall not exceed the sum of:

(a)                                  Direct costs (including overhead recovery on such costs but excluding any profit element) reasonably incurred by the Contractor in connection with the performance of the Work prior to termination, other than those costs referred to in Paragraph B (1)(c) of this Article.  Such costs shall be determined in accordance with the Contractor’s standard accounting practices and, if requested by Inmarsat, shall be verified by the Contractor’s independent auditors at the Contractor’s expense.  Inmarsat may also elect to have such costs verified by Inmarsat’s independent auditors at Inmarsat’s expense.

(b)                                 A profit element representing ten percent (10%) of the costs in Paragraph B (1)(a) above.

(c)                                  Reasonable costs incurred by the Contractor in settlement with Sub-Contractors and suppliers as a result of Inmarsat’s termination.  With respect to any proposed settlement involving an amount in excess of ten (10%) percent of the value of any such sub-contract, the Contractor shall advise Inmarsat, and shall not enter into any binding settlement until Inmarsat has approved the proposal, or until thirty (30) days have elapsed from the date when such advice was furnished to Inmarsat, whichever is sooner.

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(2)                                  In no event shall the termination charges exceed the unpaid balance of the Price.  In the case of termination in part, the termination charges shall not exceed that unpaid balance of the severable portion of the Price applicable to the part of the Work that is terminated.

C.                                     Unless otherwise agreed, Inmarsat shall be entitled to take possession of all Work completed or in progress prior to termination under this Article, except for Work associated with any executory portion of the Contract that is not terminated.

D.                                    The termination charges determined pursuant to this Article shall be reduced by the following:

(1)                                  Any amounts previously paid by Inmarsat to the Contractor with respect to the performance of the Work which is to be terminated prior to termination.  To the extent such amounts previously paid by Inmarsat exceed the termination charges due, the Contractor shall refund the difference to Inmarsat.

(2)                                  Amounts representing the resale, reuse, or salvage value to the Contractor, or to its Sub-Contractors and suppliers as agreed with the Contractor using its best efforts, of items that Inmarsat has not taken possession of pursuant to Paragraph C of this Article.

Article 23:                                    Remedies for Late Delivery

Without prejudice to any other remedies available to Inmarsat, with respect to late delivery by Contractor (for the avoidance of doubt, save in the event of Excusable Delay or Force Majeure) in breach of the schedule requirements in Article 3 hereof, entitled Performance Schedule, and as defined in Annex A and B hereto, entitled Statement of Work and SRS. The following procedures and remedies shall apply:

(1)                                  In case Factory Acceptance (FAT) is delayed, the Contractor shall be liable for liquidated damages in the amount of 0.10% of the Price for each day of delay of FAT in accordance with Article 6 hereto, entitled Final Acceptance.  Such liquidated damages shall accrue up-to a total amount of 2.5% of the Price.

(2)                                  The liquidated damages set out in (1) above shall accrue up to and including the date of successful FAT or termination by Inmarsat pursuant to Article 20 hereto, entitled Termination.  During the period when liquidated damages are accruing, the Contractor shall not be liable for any other damages with respect to such delay, except as explicitly stated to the contrary in this Contract.

(3)                                  In case SAT 1 acceptance is delayed, the Contractor shall be liable for liquidated damages in the amount of 0.10% of the Price for each day of delay of SAT 1 acceptance in accordance with Article 6 hereto, entitled Final Acceptance.  Such liquidated damages shall accrue up-to a total amount of 2.5% of the Price.

(2)                                  The liquidated damages set out in (3) above shall accrue up to and including the date of successful SAT 1 acceptance or termination by Inmarsat pursuant to Article 20 hereto, entitled Termination.  During the period when liquidated damages are accruing, the Contractor shall not be liable for any other damages with respect to such delay, except as explicitly stated to the contrary in this Contract.

(5)                                  In case Final Acceptance is delayed, the Contractor shall be liable for liquidated damages in the amount of 0.50% of the Price for each day of delay of Final Acceptance in accordance with Article 6 hereto, entitled Final Acceptance.  Such liquidated damages shall accrue up-to a total amount of 5% of the Price.

(6)                                  The liquidated damages set out in (4) above shall accrue up to and including the date of successful Final Acceptance or termination by Inmarsat pursuant to Article 20 hereto, entitled Termination.  During the period when liquidated damages are accruing, the Contractor shall not be liable for any other damages with respect to such delay, except as explicitly stated to the contrary in the Contract.

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(7)                                  Both parties acknowledge that the liquidated damages specified in this Article are a genuine pre-estimate of the loss likely to be suffered by Inmarsat and that the figures therein are reasonable.

(8)                                  The liquidated damages specified in this Article may be recovered by Inmarsat, at its sole discretion, either:

(a)                                  as a sum of money invoiced by Inmarsat and payable by the Contractor; or

(b)                                 as a credit against any sum of money owed by Inmarsat to the Contractor or which may subsequently become due to the Contractor.

(9)                                  If the Contractor either (i) fails to promptly complete the Work by the due date(s), or (ii) does not progress the Work such that the same will be completed by the due date(s), Inmarsat may terminate the Contract, either in whole or any severable portion thereof.  In the cases of (i) and (ii) above Inmarsat shall give the Contractor notice of intention (“Notice of Intention”) to invoke these remedies thirty (30) days before giving a formal notice of discharge. In the event of (ii) above the Contractor may within 15 days of the Notice of Intention prepare and provide to Inmarsat a report detailing what remedial action the Contractor intends to take in order to progress the Work, Inmarsat shall review such report within thirty (30) days from the Notice of Intention and in the event that Inmarsat is satisfied that the remedial action detailed in the report is sufficient then Inmarsat shall not apply any of the remedies in (a) or (b) below and this Contract shall be deemed amended in accordance with such plan and Inmarsat shall confirm this by amendment to the Contract pursuant to the change procedure set out in Article 30, entitled Changes. In the event that Inmarsat does not accept or reject the plan within thirty (30) days from the Notice of Intention it shall be deemed to be rejected.  In the event that the Contractor cannot remedy the situation within said thirty (30) days of the Notice of Intention in respect of (i) above, or where such remedial action proposed by the Contractor in the report described in the preceding sentence is deemed by Inmarsat to be unsatisfactory and rejected by Inmarsat in respect to (ii) above, Inmarsat shall give the Contractor notice of discharge and thirty (30) days following such notice of discharge the following remedies shall apply:

(a)                                  Inmarsat may, in its sole discretion, take over all or part of the Work affected by the termination, and proceed with the same to completion, by contract or otherwise.  For this purpose, Inmarsat may take possession of, and utilize in completing the Work, such materials, equipment, and information and data as may be necessary therefore. The Contractor shall reimburse Inmarsat for any increased costs reasonably incurred in completing the Work.

(b)                                 With respect to any part of the Work affected by the termination that Inmarsat does not elect to take over and complete, the Contractor shall reimburse Inmarsat for all amounts previously paid for such Work, and shall also be liable for any increased costs reasonably incurred by Inmarsat in procuring alternative goods and/or services. The reimbursements shall be inclusive of interest calculated at a rate of the current three (3) month US Dollar London Inter-Bank Offer Rate (LIBOR) per annum, calculated on a daily basis.  Such interest charge shall be computed commencing on the first day following the payment due date for the increased costs reasonably incurred by Inmarsat in procuring alternative goods and/or services and for the previously paid amounts from the date when such payments were received by the Contractor.

Any rights to reject by Inmarsat pursuant to this Article 23 shall not be prejudiced by any earlier passing of title in any items delivered to Inmarsat under this Contract, title in such items shall revert to the Contractor on such election to reject.

Article 24:                                    Remedies for Unsatisfactory Service and Support

A.                                   For the purpose of this Article, periods of unsatisfactory service of the BGAN Core Network (CN) shall be referred to as Unavailability and shall mean failure of the Contractor supplied CN

21

equipment and/or Contractor supplied services to meet the requirements of this Contract, in particular failure to meet the availability requirements specified in Annex A and B hereto, entitled Statement of Work and SRS, except for the following:

1.                                       Planned down-time, such as for preventative maintenance, in accordance with Annex A and B hereto, entitled Statement of Work and SRS (hereinafter known as “planned outages”).

2.                                       Unavailability of the CN directly resulting from failure of the network and not attributable to Contractor’s hardware, software,or support and services provided pursuant to this Contract (hereinafter known as “unplanned outages”).

B.                                     The remedies under this Paragraph shall apply for each set of CN equipment delivered hereunder if the minimum availability requirements of 99.99% during each year of operations for each CN , as specified in Annex A and B hereto, entitled Statement of Work and SRS, are not satisfied and shall be as follows:

1.                                       Unavailability Remedies: For each 0.01% that the cumulative period of unavailability of each CN in any calendar month of operation drops below 99.99% and is caused by the Contractor’s failure to meet its responsibilities under this Contract, Inmarsat shall be entitled to retain or recover USD 5,000 per 0.01% as Unavailability Remedies. The cumulative period of unavailability shall not include planned or unplanned outages and agreed acceptance periods. The total amount of Unavailability Remedies per month per CN shall not exceed US$20,000 for availability down to 99.95%.

Inmarsat shall be entitled to reduce the payment due to Contractor under the Payment Plan in accordance with Annex D hereto at the end of each Warranty Year by the total cumulative amount of Unavailability Remedies.

2.                                       Chronic Unsatisfactory Performance:  The equipment and/or support shall be deemed to have chronic unsatisfactory performance if, in any period of twelve (12) months, the availability of the CN provided by the Contractor drops at any time below 99.95%, or availability is below 99.98% for three consecutive months, not including planned or unplanned outages.  Regardless of such outages, in case the equipment and/or warranty and support is deemed to be non-compliant with the functional requirements of Annex A and B hereto, entitled Statement of Work and SRS the performance shall be deemed to be a non-compliant performance.

C.                                     Any or all of the following remedies shall apply in the event of any CN showing chronic unsatisfactory performance or non-compliant performance with the functional requirements of Annex A and B hereto, entitled Statement of Work and SRS during the term of this Contract and any warranty period in accordance with Article 10 entitled Warranty as to Quality or any extension thereof pursuant to the terms of this Contract, in addition to any other remedies available at law or under this Contract:

1.                                       In the event Contractor’s equipment and/or support are chronically unsatisfactory or non-compliant, Inmarsat shall be entitled to Unavailability Remedies not to exceed fifty percent (50%) of the total annual warranty or maintenance payment.

2.                                       Notification to the Contractor that Inmarsat wishes to continue receiving the service, in which case the parties shall negotiate in good faith to establish lower performance standards, and new lower charges. In the event Inmarsat determines at any time that such lower grade of service is not adequate to meet Inmarsat’s revised operational requirements, Inmarsat may invoke the remedy in (3) below subject to its terms.

3.                                       Termination for default, in which case the Contractor shall pay the increased costs actually incurred by Inmarsat in procuring replacement CN systems, not to exceed the Contract Value. For the avoidance of doubt the agreed threshold for default warranting such termination of the Contract under this Article 24C(3) is chronic unavailability of the Contractor’s equipment and/or support resulting in availability of below 99.95% for more than 6 (six) months in any twelve (12) month period.

D.                                    The following evidentiary and procedural provision shall govern the determination of whether the performance of the equipment has been unsatisfactory:

22

1.                                       Inmarsat measurements, computations and analyses shall be the basis for determining whether and for what period of time the performance of the equipment has been unsatisfactory, and the Contractor shall be given access to such data. Should the Contractor disagree with such determination and have evidence to the contrary, Inmarsat shall consider such evidence. In the event that disagreement persists, such disagreement shall be resolved in accordance with Article 29 hereof, entitled Arbitration.

2.                                       Inmarsat shall notify the Contractor in writing of Inmarsat’s determination that the performances have been unsatisfactory as soon as possible after receipt by Inmarsat of the data that are necessary for such determination.

a)                                      Any use by Inmarsat of unsatisfactory equipment comprising the Work shall be without prejudice to, or forfeiture of, any rights and remedies of Inmarsat under this Contract, including, but not limited to, Inmarsat’s entitlement to Unavailability Remedies pursuant to Paragraph B of this Article.

E.                                      Remedies Following Warranty Period: It is expressly agreed between the parties that the Unavailability Remedies shall be available to Inmarsat during the two (2) year Warranty period as well as the Maintenance Period following expiration of Warranty for up to eight (8) additional years.

Article 25:                                    Consequences of Force Majeure

A.                                   The purpose of this Article is to establish the consequences of force majeure events preventing either party from complying with any of its obligations under this Contract.

B.                                     As used in this Article, the term “force majeure” refers to events extrinsic to this Contract that are beyond the reasonable control of, and not attributable to negligence or other fault of, the party relying on such events to excuse its failure to perform.  The term does not include strikes or other events caused by labour disputes, unless such strikes or other events are part of national or regional disputes.

C.                                     The Contractor shall not be excused from performance due to any failure to perform by its Sub-Contractors or suppliers unless their failure to perform is due to force majeure.

D.                                    Any party whose ability to perform is affected by a force majeure event shall take all reasonable steps to mitigate the impact of such event.

E.                                      If the effect of a force majeure event is temporary, subject to Paragraph F of this Article, the party so affected shall not be responsible for any consequent delay, and the relevant schedule or time period shall be extended accordingly, if and only if notice of the event is given to the other party within seven (7) days after the event has occurred.  At the time of the initial notice of the occurrence of the event, or as soon as possible thereafter, the party affected shall inform the other party of the extent of the delay expected as a result of the event.

F.                                      In the case of one or more force majeure events having a temporary effect on the ability of the Contractor to comply with the schedule in Article 3 hereof, entitled Performance Schedule and if the effect is, or will be, to delay the said schedule by more than six (6) months, or in the case of force majeure events permanently preventing the Contractor from complying with said schedule, Inmarsat may declare this Contract to be terminated, in whole or in part.  With respect to any part of the Contract that is so terminated, the financial obligations hereunder of either party shall be determined by negotiations between the parties or, if agreement cannot be reached, pursuant to Article 29 hereof, entitled Arbitration.  The object of such determination shall be to equally apportion between the parties the financial consequences of the termination of the Contract in whole or in part, taking into account the impact of such termination on each party, including any insurance proceeds.

Article 26:                                    Not used

23

Article 27:                                    Governmental Authorizations

A.                                   The Contractor shall be responsible for obtaining all governmental authorisations necessary for the performance of the Work hereunder. For this purpose the Work shall include without limitation the delivery of all items, documents and data which are deliverable pursuant to any provision of this Contract, the conduct of tests and design and progress reviews in accordance with the requirements of this Contract and the provision of all required services.  Certification by the Contractor to Inmarsat of the receipt of such governmental authorisations is a condition subsequent.  Inmarsat shall be responsible for obtaining relevant licences to operate the SAS sites and authorisations for SAS site access.

B.                                     The Contractor agrees to obtain all governmental authorisations necessary for the performance of the Work hereunder as early as reasonably necessary. Notwithstanding the generality of the foregoing, if the Contractor does not certify receipt of all necessary governmental authorisations at least ninety (90) days prior to the date such governmental authorizations are required for the performance of the Work hereunder, and if Inmarsat nevertheless elects not to rescind the Contract but instead to allow the Contractor to proceed with the Work pending receipt of such authorisations, any subsequent failure of the Contractor to obtain such authorisations shall be treated as follows:

(1)                                  If such failure is attributable to lack of due diligence by the Contractor Article 20 hereof, entitled Termination for Cause, shall apply.

(2)                                  If the Contractor has acted with due diligence, has notified Inmarsat in accordance with the provisions of this Contract and its failure to obtain the necessary governmental authorizations is attributable to causes beyond the Contractor’s reasonable control, Article 25 hereof, entitled Consequences of Force Majeure, shall apply.

3)                                      In the event of (1) above, Inmarsat shall have no financial or other obligation to the Contractor relative to this Contract, and any amounts previously paid by Inmarsat to the Contractor shall be refunded with interest at the rate as set out in Article 8 hereof, entitled Payment Terms.

C.                                     Without prejudice to Paragraph A of this Article:

(1)                                  the exercise by Inmarsat or its technical consultants of any rights under Article 11 hereof, entitled Access to Work in Progress and Data; and

(2)                                  the exercise by Inmarsat or its Designees of any rights under Article 12 hereof, entitled Inmarsat’s Rights in Technical Data and Inventions;

shall be subject to applicable domestic laws relating to the export of the subject technology.  The Contractor shall upon request exercise due diligence to obtain any such licence as may be necessary for the exercise of any such rights.

Article 28:                                    Applicable Law

This Contract shall be governed by and interpreted according to the laws of England.

Article 29:                                    Arbitration

A.                                   Any dispute that arises between the Contractor and Inmarsat in connection with this Contract, which is not settled within thirty (30) days from the date that either party notifies the other that such a dispute exists, or within such longer period as may be mutually agreed upon, shall be resolved by arbitration under the Rules of the London Court of International Arbitration in effect on the date that the arbitration was initiated.

B.                                     A sole arbitrator shall be appointed by the Court, unless the parties agree in a particular case that the tribunal should consist of more than one arbitrator, or unless the Court determines in view of all the circumstances of the case that a three (3) member tribunal is appropriate.

24

C.                                     The place of arbitration shall be London, England.

D.                                    Responsibility for paying the costs of the arbitration, including the costs incurred by the parties themselves in preparing and presenting their cases, shall be apportioned by the tribunal.

E.                                      The award shall state the reasons upon which it is based.

F.                                      The award shall be final and binding on the parties as from the date it is made.

G.                                     Judgement upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

H.                                    The parties recognise that the subject matter of this Contract is unique, and that damages may not be adequate under some circumstances.  For these reasons, the parties agree that the tribunal shall be empowered to decree specific performance.

Article 30:                                    Changes

A.                                   At any time during the period of this Contract, Inmarsat may request changes in the Work, so long as such changes are within the general scope of the Contract.  The Contractor may also propose changes for consideration by Inmarsat.

B.                                     A change request from Inmarsat must be identified as such, must be made or confirmed in writing, and must be signed by the responsible officer identified in Article 35 hereof, entitled Responsible Officers.  If any other conduct by the responsible officer or any other representative of Inmarsat is construed by the Contractor as possibly constituting a change request or an interpretation of the Contract requirements inconsistent with the Contractor’s understanding of those requirements, the Contractor shall promptly notify Inmarsat and request clarification.

C.                                     Within fifteen (15) days after receiving a change request from Inmarsat, the Contractor shall submit to Inmarsat a contract change notice in a format to be provided by Inmarsat and in accordance with the requirements of this Article.  On a case-by-case basis, the Contractor may request a longer period to prepare the contract change notice, but any request for such a longer period shall be made by the Contractor within seven (7) days after the Contractor receives the change request.  Inmarsat shall not unreasonably withhold its consent to a request for such a longer period, taking into account the nature of the change request, but Inmarsat may also take into account the impact of such an extension on the performance schedule.

D.                                    Whether submitted in response to a change request initiated by Inmarsat, or initiated by the Contractor, the contract change notice shall itemise, in a format to be approved by Inmarsat, any impact that the change would have on the technical requirements, price, performance schedule, or other terms and conditions of this Contract.  Where appropriate, the contract change notice shall also suggest any revised language for the Contract, including any of its Annexes that would be necessary to implement the change.

E.                                      Any claim by the Contractor for adjustment of the technical requirements, price, performance schedule, or other terms and conditions of this Contract, attributable to a change, shall be deemed waived unless asserted in the contract change notice.

F.                                      If the cost of any materials that would be made obsolete as a result of a change is included in the Contractor’s claim for adjustment:

(1)                                  To the extent that such materials have resale, reuse, or salvage value to the Contractor or its Sub-Contractors or suppliers, Inmarsat shall be entitled to a credit.

(2)                                  If such materials have no such resale, reuse, or salvage value, Inmarsat shall have the right to prescribe their manner of disposition.

25

G.                                     After Inmarsat receives a sufficiently detailed contract change notice, and after any negotiations with respect to the adjustments claimed by the Contractor, the following outcomes are possible:

(1)                                  Inmarsat may decide not to proceed with implementation of the change.

(2)                                  Inmarsat may decide to implement the change, in which case:

(a)                                  If the parties have reached agreement about the adjustments to be made in the Contract, the Contractor shall proceed with implementation as agreed.

(b)                                 If the parties are unable to reach such an agreement, the provisions of Article 29 hereof, entitled Arbitration, shall apply.

(c)                                  Pending any negotiations and/or arbitration, Inmarsat may direct the Contractor to proceed with implementation of the change, subject to any adjustments subsequently agreed or awarded.

H.                                    Inmarsat may also direct the Contractor to proceed with implementation of a change prior to preparation of a complete contract change notice, subject to any adjustments subsequently agreed or awarded.

I.                                         Inmarsat’s right to direct the Contractor to proceed with the implementation of a change pursuant to Paragraph G (2)(c) or H of this Article shall be subject to the Contractor’s ability to do so, taking into account the resources, facilities, supplies, and services available to it, and may also be subject to a stipulated financial limit.

Article 31:                                    Key Personnel

A.                                   The Contractor agrees that those individuals identified in Annex F hereto, entitled Key Personnel, are necessary for the successful completion of the Work to be performed under this Contract.

B.                                     Such Key Personnel shall not be removed from the performance of the Work under this Contract unless replaced with personnel of substantially equal qualifications and ability.  Inmarsat shall have the right to review the qualifications of any proposed replacements and, if for good and sufficient reasons Inmarsat deems such personnel to be unsuitable, Inmarsat may require the Contractor to offer alternative candidates.

C.                                     Notwithstanding its role in approving key personnel and their replacements, Inmarsat shall have no supervisory control over their Work, and nothing in this Article shall relieve the Contractor of any of its obligations under this Contract, or of its responsibility for any acts or omissions of its personnel.

Article 32:                                    Key Sub-Contractors

A.                                   The Contractor agrees that those Sub-Contractors identified in Annex G hereto, entitled Key Sub-Contractors, are necessary for the successful completion of the Work to be performed under this Contract.

B.                                     The Contractor hereby agrees to use its best efforts to enter into subcontracts with these Key Sub-Contractors.  If, for any reason, the Contractor is unable to enter into subcontracts with any of these Key Sub-Contractors, or such subcontracts are entered into and are subsequently terminated, the Contractor shall replace such Key Sub-Contractors with Sub-Contractors of substantially equal qualifications and ability acceptable to Inmarsat.

C.                                     The Contractor shall enter into no other subcontracts having a value in excess of United States Dollars one million (US$1,000,000.00) without the prior express approval of Inmarsat.

D.                                    Nothing in this Article shall relieve the Contractor of its responsibility for the performance, in accordance with this Contract, of the subcontracted Work.

26

Article 33:                                    Technical Data Deposit

A.                                   The Contractor agrees that, no later than at the Final Acceptance Date as defined in Article 6 herein, entitled Final Acceptance, shall it deliver to Inmarsat one complete copy of all software, including without limitation, all supporting software documentation.  The Contractor shall also deliver to Inmarsat all design documentation, design drawings and notes, manufacturing production and process information. The Contractor shall deliver the source code and source software to an escrow agent subject to, and as agreed in, a source code escrow agreement in a form to be agreed between the parties in good faith as soon as possible after the date of this Contract and in any event no later than 30 days after such date.

B.                                     The software, documentation, design and manufacturing information and so forth referred to in Paragraph A of this Article 33 shall be updated annually or at differing intervals upon Inmarsat’s request.

C.                                     The software, documentation, design and manufacturing information and so forth referred to in Paragraph A. of this Article 33 shall include off the shelf third party software which is included as part of the CN to the extent that the Contractor has the right to include it.

D.                                    In the event of the Contractor’s default or Inmarsat’s termination of this Contract as determined in accordance with this Contract or in the event of the Contractor’s insolvency or in any other circumstances where the Contractor is unwilling or unable to manufacture, maintain or support on reasonable terms and conditions the CN, their improvements and modifications, then Inmarsat shall be entitled (without prejudice to any other rights hereunder) to obtain and non-exclusively enjoy without restriction, full, royalty-free, worldwide use of the source code, source software and supporting software, design documentation, design drawings and notes, manufacturing production and process information.

Article 34:                                    Assignment of Contract

A.                                   The Contractor shall not assign or delegate, either in whole or in part, this Contract or any of the Contractor’s rights, duties, or obligations hereunder to any person or entity without the prior express approval of Inmarsat, which shall be at Inmarsat’s sole discretion.

B.                                     Notwithstanding any conditions under which Inmarsat may grant such approval, the Contractor shall remain a guarantor to Inmarsat of the performance of the assigned or delegated duties and obligations in accordance with this Contract and all applicable laws.

C.                                     Inmarsat shall be entitled to assign or novate this Contract, or any part thereof, and/or any rights or obligations or any deliverable items hereunder at any time freely to its ultimate holding company or any subsidiary of such holding company.  Inmarsat shall be entitled to assign or novate this Contract, or any part thereof, and/or any rights or obligations or any deliverable items hereunder to any other third party or third parties subject only to such third party or parties having, in the reasonable opinion of the Contractor, sufficient financial resources to meet its payment obligations hereunder, such opinion not to be unreasonably withheld or delayed. Such right may be exercisable on more than once occasion.  For the avoidance of doubt, should Inmarsat assign or novate the Contract or any part thereof as aforesaid to a third party or parties, such third party or parties shall have all rights under this Contract necessary to use, maintain, modify, repair or otherwise enjoy the benefit of any deliverable item including but not limited to the right to exercise any option hereunder.  Insofar as any such option is stated with an indivisible price then such option shall be apportioned between those exercising the same.

D.                                    The Contractor hereby acknowledges that Inmarsat may wish to exercise the rights provided for in Article 34.C., among other things, so as to transfer the Work to a third party or parties either in whole or in divisible parts.  In such event, both parties agree to act in good faith to minimise any adverse consequences on the Work.  Inmarsat shall, if necessary, assist any such third party or parties with necessary technical resource should such transfer take place prior to delivery of the Work.  Insofar as any additional rights are required under the Contract to achieve or implement such transfer then the Contractor agrees to negotiate in good faith the grant of such rights on reasonable terms and conditions.

27

Article 35:                                    Responsible Officers

The responsible officers of the parties may be changed from time to time by notice to the other party.  Until further notice, the responsible officer for Inmarsat shall be Mr Tommy Smith, and for the Contractor, Mr Ian Hoddle.

Article 36:                                    Communications

A.                                   All notices, reports, invoices and other correspondence to be provided to Inmarsat or the Contractor pursuant to this Contract shall be sent for the attention of the responsible officers referred to in Paragraph A of Article 35 hereof, entitled Responsible Officers, at the following addresses:

INMARSAT:	CONTRACTOR:
Inmarsat Ltd	Ericsson Limited
99 City Road	Ericsson Way - Burgess Hill
London EC1Y 1AX	West Sussex RH15 9UB
England	England

B.                                     All communications pertinent to this Contract shall be made or confirmed in writing, including telegram, telex, facsimile or electronic mail.

C.                                     All documentation and communications required under this Contract shall be in the English language.

Article 37:                                    Time Limits

Any time limits to which this Contract binds the Contractor or Inmarsat shall be counted in calendar days from the day following that of the event marking the start of the time limit, and shall end on the last day of the period laid down.  When the last day of a time limit is a Saturday or Sunday, or a legal holiday in the country in which the particular contractual performance is required, such time limit shall be extended to the first Working day following.

Article 38:                                    Order of Precedence

Should any conflict arise between any Annex hereto and the terms and conditions of this Contract, the terms and conditions of this Contract shall take precedence.

Article 39:                                    Waiver

No relaxation forbearance delay or indulgence by either party in enforcing any of the terms and conditions of this Contract or the granting of time by either party to the other shall prejudice affect or restrict the rights and powers of the said party nor shall any waiver by either party of any breach hereof operate as a waiver of or in relation to any subsequent or any continuing breach hereof.

Article 40:                                    Options

In addition to the Scope of Work set out in Article 1 hereto, Inmarsat shall have the following options available for exercise (the following terms as defined in the SOW):

A.                                   Tasks related to the design, development, fabrication, integration, testing and delivery of the SMA subsystem

1.                                       Unified Messaging architecture (UMS). This Option shall be available to Inmarsat from EDC plus 6 months.

B.                                     Tasks relating to design, development, fabrication, integration, testing and delivery of optional equipment and Services

1.                                       CN subsystem as detailed in B above, at an additional SAS site . This Option shall be made available from EDC until June 2002 if the CN subsystem is to be made available by Service Launch date.

28

2.                                       Support for Inmarsat Overall BGAN System Integration activities (man/day rates); This Option shall be made available throughout the lifetime of the Contract

3.                                       Annually renewable maintenance support for the CN equipment, including hardware and software. This Option shall be available to Inmarsat from EDC until twenty four months from Final Acceptance.

4.                                       Technical support to BGAN RAN Manufacturer for development of (Iu) interface (Man-day rates). This Option shall be made available throughout the lifetime of the Contract

Article 41.                                     Warranty Support and Maintenance Support

A.                                   The warranty and maintenance support shall be in accordance with Article 10 hereto, entitled Warranty as to Quality.  Article 42 hereto, entitled Spares, and Section 10 of Annex A hereto, entitled Statement of Work.

B.                                     Upon expiry of the two (2) year warranty period referred to in Article 10 hereof, entitled Warranty as to Quality, the Contractor shall at Inmarsat’s option provide further annual maintenance and support as set out in Annex A hereto, entitled Statement of Work, in Annex C hereto, entitled Price Breakdown, Annex D hereto, entitled Payment Plan, and Annex E hereto, entitled Warranty and Maintenance Plan.  Inmarsat shall exercise its option for annual maintenance and support at least three (3) months prior to expiration of the two year warranty period.  Warranty and Maintenance shall be annually renewable at the sole option of Inmarsat.  Such option to renew shall be notified to Contractor at least three (3) months prior to the expiration date of each annual maintenance period.

C.                                     The baseline annual maintenance price is TBD, subject to annual increases in line with the formula provided under Annex C, entitled Price Breakdown.

Article 42.                                     Spares

The Contractor shall guarantee the availability for a minimum of ten (10) years from the date of Final Acceptance of all necessary spare parts, or in the event of obsolescence provide similar equipment which meets the specifications of the Contract, for the deliverable equipment as specified in Annex A hereto, entitled Statement of Work.

Article 43:                                    Entire Agreement

This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous correspondence, representations, proposals, negotiations, understandings, or agreements of the parties, whether oral or written.  The parties also hereby acknowledge that there are no collateral contracts between them with respect to the subject matter hereof. This Contract may be signed in counterparts and each original counterpart shall be deemed binding on each party collectively and individually.  A person who is not a party to this Contract has no rights under the Contracts (Rights of Third parties) Act 1999 to enforce any term of this Contract but this does not affect any right or remedy of a third party which exists or is available apart from that Act or any right of a party to this Contract to enforce any term of this Contract for and on behalf of such third party where applicable.

IN WITNESS WHEREOF, the parties hereto have signed this Contract in duplicate.

CONTRACTOR	INMARSAT

BY:	BY:

Typed Name:	Typed Name:

Title:	Title:

Date:	Date:

29

INM-CO/01-2981/TS 10/05/2004

Annex A

Statement of Work

Confidential & Proprietary

1

RFP 1088/HC	Broadband Global Area Network Core Network (CN) STATEMENT OF WORK

Inmarsat 4

BROADBAND GLOBAL AREA NETWORK (BGAN)

CORE NETWORK (CN) AND SERVICE MANAGEMENT ARCHITECTURE (SMA)

ANNEX A - STATEMENT OF WORK

The information contained herein is confidential and proprietary to Inmarsat, and may not be used, reproduced, or disclosed to others except for the purpose of responding to this RFP.  The recipient of this information, by its retention and use agrees to protect this document and the information contained herein from loss, theft or compromise.

INMARSAT

99 City Road, London EC1Y 1AX, United Kingdom

Tel: 020 7728-1000   Fax: 020 7728-1702

Inmarsat Proprietary and Confidential
Use, duplication or disclosure of this document or any information contained herein is subject to the restrictions of the title page.

DOCUMENT STATUS PAGE

Issue	Update	Date	Amendment Summary
A	N/A	Mar 01	Initial Issue for comments
B	N/A	Apr 01	Amended based on internal review comments
1	0	Jun 01	Amended based on responses to RFI
1	1	Sep 01	Revised draft for negotiations
2	0	Oct 01	Final version for contract

1.			INTRODUCTION	5
	1.1		PURPOSE AND SCOPE	5
	1.2		DOCUMENT HIERARCHY	5
	1.3		DEFINITION METHODOLOGY	6

2.			OVERALL FRAMEWORK	7

3.			CONTRACTOR RESPONSIBILITIES	11

4.			INMARSAT RESPONSIBILITIES	12
	4.1		INMARSAT RESPONSIBILITIES	12
	4.2		INMARSAT FURNISHED ITEMS	13

5.			PROJECT AND SCHEDULE CONTROL	14
	5.1		PROJECT PLANNING AND CONTROL	14
	5.2		REVIEW MEETINGS	14
		5.2.1	Milestone Review Meetings	14
		5.2.2	Progress Reporting	23
		5.2.3	Extraordinary Management Meetings	24
	5.3		PROJECT SCHEDULING	24
	5.4		PROJECT TEAM	25
	5.5		LOCATION OF THE WORK	25
	5.6		INMARSAT RIGHT OF ACCESS	25
	5.7		CONTRACTOR REPRESENTATION AT INMARSAT	26

6.			QUALITY AND CONFIGURATION CONTROL	27
	6.1		QUALITY ASSURANCE	27
	6.2		QUALITY CONTROL	27
	6.3		RELIABILITY	28
	6.4		CONFIGURATION MANAGEMENT	28

7.			TEST AND INTEGRATION	29
	7.1		GENERAL TEST REQUIREMENTS	29
	7.2		UNIT TESTING	30
	7.3		INTEGRATION TESTING	30
	7.4.		BGAN SERVICE DEMONSTRATION AND SYSTEM INTEGRATION	30
	7.5		FACTORY AND SITE ACCEPTANCE TESTING	31
		7.5.1	Acceptance Criteria	32
		7.5.2	Factory Acceptance Tests (FAT)	33
		7.5.3	Site Acceptance Testing (SAT)	33
		7.5.4	On-site CN Integration Testing (for SAS1)	34

8.			DELIVERY AND INSTALLATION	35
	8.1		SITE SURVEYS	35
	8.2		EQUIPMENT DELIVERY PREPARATION	35
	8.3		EQUIPMENT TRANSPORTATION AND SHIPMENT	36
	8.4		SITE INSTALLATION AND INTEGRATION	36

9.			TRAINING (IF PROCURED)	37
	9.1.		GENERAL REQUIREMENTS	37
	9.2.		OPERATOR TRAINING REQUIREMENTS	37
	9.3.		ENGINEERING TRAINING REQUIREMENTS	38

10.			WARRANTY AND MAINTENANCE	40
	10.1		GENERAL REQUIREMENTS	40
	10.2		WARRANTY AND SUPPORT REQUIREMENTS	40
	10.3		SUPPORT DURING WARRANTY AND MAINTENANCE	41
		10.3.1	Provisioning of Spares	41
		10.3.2	Maintenance Plan	41
	10.4		WARRANTY AND MAINTENANCE PROCEDURES	42
		10.4.1	Warranty and Maintenance Support And Fault Reporting
	10.5.		TELEPHONE ON-CALL TECHNICAL WARRANTY AND MAINTENANCE SUPPORT	42
	10.6.		FAULT REPORTING	43
	10.7.		ON-SITE ATTENDANCE	43

	10.8.		PROBLEM RESOLUTION	44
		10.8.1	P1 Resolution	44
		10.8.2	P2 Resolution	44
		10.8.3	Regression Testing	44

	10.9.		STATUS REPORTING	44

	10.10		WARRANTY AND MAINTENANCE CHANGE CONTROL	45
		10.10.1	Document Updates	45
		10.10.2.	Software and Hardware Updates	45
		10.10.3	Consolidated Software Releases	45

	10.11		RELEASE CONTROL	46
	10.12.		SUPPORT ACTIVITIES	47
		10.12.1	FIELD ACTIVITY	47

11.			DELIVERABLE DOCUMENTATION	48

12.			APPLICABLE STANDARDS	57
	12.1.		SITE REQUIREMENTS	57
	12.2		ENVIRONMENTAL CONDITIONS	58
	12.3		HEALTH AND SAFETY	58

13.			TEST FACILITIES	59
	13.1.		REFERENCE TEST BED (RTB) AT CONTRACTOR FACILITIES	59

14.			SYSTEM INTEGRATION EFFORT	60
	14.1		BGAN DEVELOPMENT COORDINATION FORUM	60
	14.2		ACCESS TO REFERENCE TEST BED	60
	14.3		BGAN GROUND NETWORK INTEGRATION SUPPORT	60

APPENDIX A - ABBREVIATIONS				61

APPENDIX B - ICD CHANGE CONTROL BOARD				63

1.              INTRODUCTION

1.1                               Purpose and Scope

This Statement of Work (SOW) defines the work to be performed by the Contractor for the Inmarsat Broadband Global Area Network (BGAN) Core Network (CN) subsystem. The scope of the BGAN CN is aligned with the UMTS CN definition (Release 4), as defined in specifications being developed by the 3GPP forum for ETSI.

The technical and operational requirements for the CN subsystem are given in the CN and SMA System Requirements Specification (SRS) document. As indicated in the SRS the CN comprises of the relevant equipment for the:

•                                          SAS Serving Network

•                                          BGAN Home Network

•                                          SAS Transit Network

This SOW is also applicable to the BGAN Service Management Architecture (SMA) subsystem that represents a service creation and delivery platform for BGAN services. At present this element is optional meaning that if the option is exercised then the work to be performed for the SMA will be as also defined in this SOW.

The technical and operational requirements for the SMA subsystem are also given in the CN and SMA System Requirements Specification (SRS) document.

The System Overview Document (SOD) is an information document which outlines the overall scope of the BGAN system, of which the CN is a mandatory part. The SMA will form a part of the system if the option is later exercised.

1.2                               Document Hierarchy

This SOW concerns the design, development, implementation and test of all equipment and interfaces required to deliver the CN and SMA (if procured) into the BGAN ground architecture.

The contract documentation has been structured as indicated in Table 1, containing mandatory or guidance information as identified.

Document	Type	Content Summary
Statement of Work (SOW)	Mandatory	Outlines how the work is to be organised, managed and controlled.

System Requirements Specification (SRS)	Mandatory	Identifies the technical and operational requirements for the work.

System Overview Document (SOD)	Guidance	Outlines the overall scope of the BGAN system development, of which this contract is a part.

Table 1: CN (and SMA) Documentation Hierarchy

1.3                               Definition Methodology

The meaning of the following terms is appropriate throughout this SOW and its subsidiary documents:

Shall	Represents a mandatory requirement that must be implemented in full by the Contractor or Inmarsat as noted.

Should	Represents a desirable requirement whose implementation (in full or in part) is considered advantageous to the service.

Text that does not contain either shall or should is to be considered as background information, provided to explain further the rational behind the overall Programme and requirements placed.

2.              OVERALL FRAMEWORK

1.                                       The Contractor shall be fully responsible for all tasks related to the design, development, fabrication, integration, testing (both in-factory and on-site), and delivery of the CN subsystem.

2.                                       The CN subsystem consists of a number of key Core Network Equipment (CNE), installed at two designated Satellite Access Station (SAS) site locations, including:

i.                                          Serving network equipment including the Mobile Switching Centre/Visitor Location Register (MSC/VLR) server, Serving GPRS Support Node (SGSN) and internal Media Gateways (MGW) at each SAS site

ii.                                       Transit network equipment including Gateway MSC (GMSC), Gateway GPRS Support Node (GGSN), border Media Gateway (MGW)/Inter-working Units and any associated signalling equipment at each SAS site

iii.                                    Home Location Register (HLR), Authentication Centre (AuC), Equipment Identity Register (EIR) and any associated signalling gateway equipment at the Inmarsat NOC

iv.                                   Charging Gateway Function (CGF) and Service Provisioning Function (SPF) equipment at the Inmarsat Business Operations Centre (BOC)

v.                                      Operational Support Systems at the SAS (including synchronisation equipment)

vi.                                   Signalling network equipment required to support SS7 signalling between the respective network switching subsystems.

vii.                                Lawful Interception System (LIS) for both SAS sites (including the upgrade of the EE-PMC site LIS), the NOC and BOC

viii.                             Emergency Call Handling Centre (ECC)

ix.                                     System management equipment including RADIUS server, Domain Name Server (DNS) and Dynamic Host Configuration Protocol (DHCP) server equipment

x.                                        Site LAN Infrastructure (SLI)

xi.                                     Real-time Charging architecture, including the Charging Control Node (CCN)

xii.                                  Cell Broadcast Management Centre (BMC)

xiii.                               Location Services architecture (LCS)

xiv.                              Short Message Service architecture (SMS)

xv.                                 Training courses of both types, Operators and Engineers

xvi.                              Electric power supply for all provided CN equipment.

xvii.                           Implementation and integration of the Inmarsat proprietary voice codec into the CN equipment

3.                                       The Contractor shall be fully responsible for all tasks related to the design, development, fabrication, integration, testing, and delivery of the following BGAN SMA elements (if procured).  The BGAN SMA consists of a selected set of capabilities from the following list, installed at the Inmarsat BOC which may be exercised as individual options in the contract:

i.                                          Unified Messaging architecture (UM)

4.                                       The Contractor shall be fully responsible for all tasks related to the following optional equipment (design, development, fabrication, integration, testing and delivery) and services (if procured), to be exercised as individual options in the contract :

i.                                          CN subsystem as detailed in 2) above, at an additional SAS site

ii.                                       Support for Inmarsat Overall BGAN System Integration activities (man/day rates);

iii.                                    Technical support to BGAN RAN manufacturer for development of CN (Iu) interface (man-day rates);

iv.                                   Annually renewable maintenance support for the CN equipment, including hardware and software

v.                                      Repeat training courses for Operators and Engineers

5.                                       The Contractor shall be responsible for all programme management tasks including formal reporting to Inmarsat on Programme status.

6.                                       The Contractor shall plan for the work being conducted in accordance with the contractual milestones and associated schedule identified in Table 2 for the CN elements, and for the BGAN SMA elements if procured within EDC+2 months.  The milestone schedule in Table 3 shall apply if the BGAN SMA elements are procured within EDC+6 months.  The Contractor should make best efforts to advance the schedule by one month, especially for the milestones in 2003.

7.                                       Inmarsat approval shall be required for successful completion of all contractual milestones defined in Table 2 and Table 3 (if the SMA option is exercised).

8.                                       Final acceptance of the work shall be based on the completion of all contractual requirements.

9.                                       The Contractor shall enter the warranty period and subsequent maintenance arrangements upon completion of the Final Acceptance.

10.                                 Inmarsat will chair a Change Control Board (CCB) consisting of representatives of all contracted BGAN equipment manufacturers (RAN, CN, SMA, UT, BSS and DCN) which will be responsible for agreement of changes to all Interface Control Documents (ICDs), including the CN-RAN Iu interface. The CN contractor shall be required to participate and contribute as needed to the CCB throughout the contract period.  The draft guidelines for the conduct of the CCB are given in Appendix B.

11.                                 The Contractor shall participate and contribute to the BGAN Development Coordination Forum, in accordance with the requirements in section 14.1.  The BGAN DCF will be chaired by Inmarsat.

No.	CN Milestone Activity	Required Completion Date
1)	Kick-off Review (KOR)	Effective Date of Contract (EDC) + 1 month
2)	Preliminary Design Review (PDR)	EDC + 5 months
3)	Final Design Review (FDR)	EDC + 9 months
4)	CN-site Reference Test Bed (RTB) Ready - UMTS Release 4	EDC + 16 months
5)	SAS1 Site Readiness Review (SRR)	EDC + 14 months
6)	Factory Acceptance Test Review (FATR)	EDC + 18 months
7)	SAS1 On-site CN Integration Review	EDC + 21 months
8)	SAS1 Site Acceptance Test Review (SATR)	EDC + 24 months
9)	SAS2 Site Readiness Review (SRR)	EDC + 16 months
10)	SAS2 Site Acceptance Test Review (SATR)	EDC + 25 months
11)	SAS3 Site Readiness Review (SRR) - (if procured)	EDC + 18 months
12)	SAS3 Site Acceptance Test Review (SATR) - (if procured)	EDC + 26 months
13)	BOC Site Readiness Review (SRR)	EDC + 17 months
14)	BOC Factory Acceptance Test Review (FATR)	EDC + 20 months
15)	BOC Site Acceptance Test Review (SATR)	EDC + 22 months
16)	NOC Site Readiness Review (SRR)	EDC + 17 months
17)	NOC Factory Acceptance Test Review (FATR)	EDC + 20 months
18)	NOC Site Acceptance Test Review (SATR)	EDC + 23 months
19)	CN System Final Acceptance	EDC + 27 months

Table 2: BGAN CN Milestone Schedule

No.	Milestone Activity	Required Completion Date
1)	Kick-off Review (KOR)	TBD
2)	Preliminary Design Review (PDR)	TBD
3)	Final Design Review (FDR)	TBD
4.)	BGAN Service Management BOC/SAS Site Readiness Review (SRR)	TBD
5)	BGAN Service Management Services Factory Acceptance Test Review (FATR)	TBD
6)	BGAN Service Management BOC/SAS Site Acceptance Test Review (SATR)	TBD
7)	SP Hosted PSE Management Services BOC Site Readiness Review (SRR)	TBD
8)	SP Hosted PSE Management Services Factory Acceptance Test Review (FATR)	TBD
9)	SP Hosted PSE Management Services BOC Site Acceptance Test Review (SATR)	TBD
10)	BGAN Service Creation Environment BOC Site Readiness Review (SRR)	TBD
11)	BGAN Service Creation Environment Factory Acceptance Test Review (FATR)	TBD
12)	BGAN Service Creation Environment BOC Site Acceptance Test Review (SATR)	TBD
13)	SMA System Final Acceptance	EDC + 27 months

Note: Milestones will be finalized when option is exercised.

Table 3: BGAN SMA Milestone Schedule

3.              CONTRACTOR RESPONSIBILITIES

This Section defines the equipment and services to be provided under this Contract.

1.                                       The Contractor shall deliver, install and commission the Core Network Equipment (CNE) compliant with ETSI UMTS Release 4 specifications to the:

1.1.                              Two (2) physical SAS sites, with an additional third SAS site (if procured)

1.2.                              Main Inmarsat NOC in England

1.3.                              Inmarsat BOC in London, UK

2.                                       The Contractor shall (if procured) deliver, install and commission the SMA Service Based Equipment (SBE) compliant with ETSI Release 4 specifications to the:

2.1.                              Main Inmarsat NOC in England

2.2                                 Inmarsat BOC in London, UK

2.3                                 Two (2) SAS sites for the LIS, with an optional third SAS site

3.                                       The Contractor shall ensure that the delivered CNE is backward compatible with UT and RAN implementations compliant with ETSI Release 97 specifications.

4.                                       The Contractor shall develop or procure test procedures and equipment for the purpose of Factory Acceptance Tests (FAT).

5.                                       The Contractor shall develop test procedures to ensure proper integration and inter-working with other BGAN subsystems, in accordance with the agreed Interface Control Documents (ICD), for the purpose of Site Acceptance Tests (SAT).

6.                                       The Contractor shall provide all equipment (including cabling, installation materials, but excluding site facilities, external connections and consumable etc.), executable software, firmware and associated documentation necessary to build, install, configure, operate and maintain the CN and SMA (if procured).

7.                                       The Contractor shall deliver to Inmarsat all application software, standard third party COTS software, data definitions, databases and necessary data required for the satisfactory operation and maintenance of all site and test equipment delivered under this contract.

8.                                       The Contractor shall be responsible for producing site layout plans in liaison with Inmarsat (and the site operator) showing where the equipment is to be installed, cable runs, power layout, earth points, etc. (cf. Site Installation Document).

9.                                       The Contractor shall participate in the ICD Change Control Board (as defined in Appendix B) and the BGAN Development Coordination Forum (as defined in section 14.1).

4.              INMARSAT RESPONSIBILITIES

4.1                               Inmarsat Responsibilities

Inmarsat shall be responsible for:

a)                                      Provisioning of all site facilities including the building and associated infrastructure facilities (e.g. air conditioning, mains AC and DC power, UPS, temporary storage, site access, cable ways etc.) in readiness for equipment installation.

b)                                     Obtaining necessary local SAS operating licences.

c)                                      Ensuring suitable authorisation, access and co-operation for the Contractor staff, in the event that the designated sites (including RAN development site) are not operated by Inmarsat and in order that the Contractor can fulfil the contractual obligations.

d)                                     Ensuring that adequate precautions are in place to safeguard any Contractor equipment whilst at the site.

e)                                      Providing suitable office facilities and amenities to Contractor staff at the nominated site plus Inmarsat HQ, including reasonable use of telecommunication services.

f)                                        Chairmanship and administration of the Change Control Board, which will be responsible for controlling changes to all Interface Control Documents (ICDs), including the Iu interface to the RAN.

g)                                     Chairmanship and administration of the Development Coordination Forum, which will be responsible for coordination of engineering and operational matters related to the development of the BGAN system.

h)                                     Leading the efforts to establish the selected BGAN Air Interface as the standard for the Satellite Component of UMTS/IMT2000 by the International Telecommunications Union (ITU), the European Telecommunications Standards Institute (ETSI) and the American National Standards Institute (ANSI).

i)                                         Providing Interface Control Documents (ICD) for all external interfaces to the CN and SMA (if procured).

j)                                         Making efforts to ensure availability of other interfaces to external BGAN subsystems at their respective on-site locations in order to support Contractor Site and System Acceptance Testing. If certain external BGAN subsystems are not available at the time of the scheduled acceptance then testing using appropriate test tools will be considered acceptable.

k)                                      Ensuring suitable authorisation, access and co-operation for the Contractor staff with PSTN/ISDN and IP interconnect partners in order that the Contractor can fulfil the contractual obligations.

l)                                         Ensuring necessary commercial and legal arrangements are in place to enable interconnection with PSTN/ISDN and IP networks.

To support these activities then:

1.                                       The Contractor shall provide a second draft Site Facilities Requirement Specification (SFRS) by not later than the Preliminary Design Review (PDR), and a final SFRS by EDC + 6 months, for each separate site into which Contractor equipment is to be delivered.

2.                                       The Contractor will be given formal and sufficient access to each designated site at installation and test time on condition that the Contractor shall:

2.1                                 Notify Inmarsat formally of the intent to visit at least two weeks before the actual day

2.2                                 Undertake to adhere to all site procedures and regulations in place at the site (e.g. safety, security, on-site working hours, etc.).

4.2.                            Inmarsat Furnished Items

The following will be furnished by Inmarsat to the Contractor, in accordance with the schedule indicated.

1.                                       Inmarsat will furnish the following documentation and software related to the Inmarsat proprietary voice codec algorithm, as per the schedule indicated :

Deliverable Item	Schedule
High level description of voice codec algorithm	EDC + 2 months
Initial version of Fixed point C-code and Test vectors	EDC + 6 months
Low level (detailed) description of voice codec algorithm	EDC + 8 months
Final version of Fixed point C-code and Test vectors	EDC + 9 months
Optimised (95% or better) Fixed-point C-code for TI C54XX DSP platform	EDC + 10 months
Voice codec Test set (for objective testing)	EDC + 13 months

Note: The Contractor shall demonstrate compliance with the Test vectors and Test Set for objective performance, as well as with the subjective test criteria.

2.                                       Inmarsat will furnish baseline inter-segment ICDs by KOR.

3.                                       Inmarsat will provide the following network configuration data for the CN :

•                  Network configuration information (eg. IP addresses)

•                  Numbering plan/ranges

•                  Description of third-party network elements

•                  Charging/billing information (eg. Formats)

•                  Network services provision (eg. SPs and range of services)

4.                                       Inmarsat will advise the Contractor of SAS site locations by PDR.

5.              PROJECT AND SCHEDULE CONTROL

5.1       Project Planning and Control

1.                                       .Contractor (and subcontractor) management and development processes shall adhere to Contractor ISO-9001 (or equivalent) processes.

2.                                       The Contractor shall grant Inmarsat the right to audit the Contractor management and development practices applied to this contract.

3.                                       The Contractor shall develop and maintain a Project Management Plan (PMP) - based on the draft version submitted as part of the proposal and finalised at the Kick-off Review.

4.                                       The PMP shall outline the various project activities to be performed together with the control procedures that are to be applied and project schedule (see Section 5.3).

5.                                       The PMP shall describe the proposed management team structure together with the overall responsibilities (including any key subcontractors).

6.                                       The PMP shall describe how the Contractor will manage and provide visibility of all work undertaken by any key subcontractors.

7.                                       The Contractor shall maintain a Risk Management Plan.  This plan shall include risks related to both bespoke development work, as well as relevant product line developments.

8.                                       The Project Management Plan and Risk Management Plan shall be formally issued at the Kick-off Review.

9.                                       The Contractor shall report status and provide Inmarsat with any subsequent updates to the Project Management Plan and Risk Management Plan in accordance with the contract requirements.

10.                                 Thereafter, the Contractor shall maintain the plans in line with the work being performed.

11.                                 The Contractor shall maintain all project documentation related to project planning and provide all deliverables in electronic form.

5.2       Review Meetings

5.2.1                     Milestone Review Meetings

1.                                       The Contractor shall agree the actual time of each project milestone review meeting with Inmarsat at least one month before the meeting.

2.                                       The Contractor shall provide an agenda for each project milestone review at least 5 working days before the meeting to which Inmarsat may add items to discuss.

3.                                       The Contractor shall plan and conduct as a minimum the CN project review meetings defined in Table 4.

4.                                       The Contractor shall plan and conduct as a minimum, the SMA project review meetings defined in Table 5 (if procured).

5.                                       The Contractor shall agree to support additional intermediate progress reviews during the design and implementation, if requested to do so by Inmarsat with at least three weeks notice.

6.                                       The Contractor shall be responsible for assembling the relevant documentation and presentational material for all project reviews.

7.                                       The Contractor shall submit the documentation to be reviewed at the meeting in accordance with the document delivery schedule within this SOW.

8.                                       Inmarsat intends to use Review Item Discrepancy (RID) forms for feeding back comments with respect to the documentation being reviewed. The Contractor shall incorporate the RID mechanism into the project milestone review process.

9.                                       The Contractor shall be responsible for documenting the review proceedings and monitoring the actions placed.

10.                                 The minutes shall be produced within five working days of the meeting.

11.                                 Inmarsat’s concurrence shall be sought for the minutes of formal meetings

12.                                 Actions placed shall be tracked via a formally documented procedure.

13.                                 The Contractor shall implement an internal design review process on all hardware, firmware and software design activities as per standard engineering practice.

14.                                 The Contractor shall conduct process compliance audits to confirm that design processes are followed.

15.                                 The Contractor shall provide Inmarsat the right to call for additional technical milestone review meetings with reasonable advanced notice at either Inmarsat or the Contractor site if it is felt there is a need to resolve issues expeditiously.

16.                                 The pass criteria for the review meetings shall be as follows :

•                  Design Review Milestones - agreed action plans for all RIDs registered for the milestone

•                  Test Review Milestones - as per section 7.5.1, entitled Acceptance Criteria

No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location

1.	CN KICK-OFF MEETING (KOR)	This review shall include: a) Establishing communication lines and contact points for financial, contractual and technical matters; b) Draft management plan(s) review; c) Short-term work plan review up to PDR; d) Accommodation of Inmarsat staff at site premises; e) Review of the CN-RAN (Iu) Interface. f) Risk management workshop	• Project Management Plan (PMP); • Risk Management Plan (RMP); • Quality Assurance Plan (QAP); • Configuration Management Plan (CMP); • Initial CN Technical Overview Description • First draft of Site Facilities Requirements Spec (SFRS) • CN-RAN Iu interface definition document.	2	Inmarsat

2.	CN PRELIMINARY DESIGN REVIEW (PDR)

This review shall include:

a) Review of the CN Requirements Allocation and CN Functional Specification. The Contractor is required to demonstrate that the contractually agreed requirements have been partitioned into a thorough and consistent CN definition;

b) Review of the traceability mapping between the contractually agreed requirements and the CN functional specifications and the further allocation to CN subsystems;

c) Identification of the external interfaces and review of preliminary interface control documents;

d) Review the network analysis and sizing that has been performed to dimension the CN - this will be incorporated in the CN functional specifications;

e) Review the CN System Test Plan. This will outline the various test

			• CN Requirements Allocation; • CN Operations Concept; • CN Functional Specification - including traceability matrix; • CN System Test Plan; • External Interface Control Document(s) • CN Training Plan; • CN Site Facility Requirement Specification(s); • CN Architectural Design Document; • CN Analysis Document	5	Contractor Site

No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location

stages to be conducted together with a schedule of development;

f) Review of CN equipment and operations training requirements.

g) Review of SAS and NOC infrastructure requirements.

h) Short-term work plan review up to FDR;

The primary review material will be the documents delivered as review inputs. Inmarsat is expected to read and provide written comments for discussion at the meeting. This review material will be supplemented with summary presentation slides.

3.	CN FINAL DESIGN REVIEW (FDR)

This review shall include:

a) Review of the updated technical documents from the PDR for completeness and consistency with requirements and review actions;

b) Review of the CN Architectural Design Document CN Network Analysis Document.;

c) Review of CN subsystem design;

d) Review of the CN subsystem test plans.

e) Finalisation of the CN training plan

f) Finalisation of all interface control documents for CN external interfaces

g) Short-term work plan review up to FAT;

The primary review material will be the documents delivered as review inputs. Inmarsat is expected to read and provide written comments for discussion at the meeting. This review material will be supplemented with summary presentation slides.

			• CN Requirements Allocation (final); • CN Operations Concepts (final); • CN Design Document (final); • CN Functional Specification (including traceability matrix); • CN Architectural Design Document; • CN Test Plan; • CN Acceptance Test Plan; • CN Factory Acceptance Test (FAT) Plan; • CN Site Acceptance Test (SAT) Plan; • CN Training Plan (final); • CN Interface Control Documents • CN Recommended Spares List;	5	Contractor Site

4.	CN SITE READINESS	This review shall confirm the readiness of each site to accept delivery and installation of the CN equipment.	• Facilities Requirement Specification(s);	2	Acceptance Site

No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
	Review (SRR)	This review is repeated for each site.	• Site Survey Report

5.	CN FACTORY ACCEPTANCE TEST REVIEW (FATR)	This review shall include a: a) Review of all outstanding issues with FAT Plan and FAT Procedures; b) Review of the FAT Readiness Report; c) Review of the Configuration Report;	• CN FAT Plan; • CN FAT Procedures; • CN FAT Readiness Report; • CN FAT Configuration Report; • CN FAT Results Report	2	Contractor Site

6.	CN ON-SITE INTEGRATION REVIEW	This review shall pertain to the first SAS site only, and include: a) Review of any outstanding issues with the SAT Plan and SAT procedures; b) Review of the SAT Readiness Report; c) Review of the SAT Configuration Report; This review is for the first SAS site only.	• CN SAT Plan; • CN SAT Procedures; • CN SAT Readiness Report; • CN SAT Configuration Report; • CN Installation and Maintenance Manuals; • CN On-site Integration Report	2	Acceptance Site

7.	CN SITE ACCEPTANCE TEST REVIEW (SATR)	This review shall pertain to each SAS site and include: a) Review of any outstanding issues with the SAT Plan and SAT procedures; b) Review of the SAT Readiness Report; c) Review of the SAT Configuration Report; This review is repeated for each site delivery.	• CN SAT Plan; • CN SAT Procedures; • CN SAT Readiness Report; • CN SAT Configuration Report; • CN Installation and Maintenance Manuals; • CN SAT Results Report	2	Acceptance Site

8.	FINAL CN SYSTEM ACCEPTANCE TEST REVIEW	This review shall include: a) Review of the completion of Site Acceptance Tests for all contracted	• CN System Acceptance Test Plan; • CN System Test Procedures;	2	Inmarsat

No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
		SAS sites. b) Review of CN overall system testing, including integration of CN elements at NOC and BOC. c) Review of any outstanding issues related to all previous milestones	• CN System Readiness Report; • CN System Acceptance Test Results Report

Note: Milestones 5,6,7,8 shall be achieved in two steps each; Step 1 shall be a Test Readiness Review and Step 2 shall be a Test Results Review

Table 4: CN Milestone Reviews

No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
1.	KICK-OFF MEETING (KOR)	This review shall include: a) Establishing communication lines and contact points for financial, contractual and technical matters; b) Draft management plan(s) review; c) Short-term work plan review; d) Accommodation of Inmarsat staff at site premises; If the Contractor is also delivering the CN then this review may be combined with the CN KOR.	• Project Management Plan (PMP); • Risk Management Plan (RMP); • Quality Assurance Plan (QAP); • Configuration Management Plan (CMP); • Initial SMA Technical Overview Description	1	Inmarsat

2.	SMA PRELIMINARY DESIGN REVIEW (PDR)

This review shall include:

a) Review of the SMA Requirements Allocation and SMA Functional Specification. The Contractor is required to demonstrate that the contractually agreed requirements have been partitioned into a thorough and consistent SMA definition;

b) Review of the traceability mapping between the contractually agreed requirements and the SMA functional specifications and the further allocation to SMA subsystems;

c) Identification of the external interfaces and review of preliminary interface control documents;

d) Review the SMA System Test Plan. This will outline the various test stages to be conducted together with a schedule of development;

e) Review of SMA equipment and operations training requirements.

f) Review of SAS and BOC infrastructure requirements.

The primary review material will be the documents delivered as review inputs. Inmarsat is expected to read and provide written comments for discussion at the meeting. This review material will be supplemented with summary presentation slides.

			• SMA Requirements Allocation; • SMA Operations Concept; • SMA Functional Specification - including traceability matrix; • SMA System Test Plan; • External Interface Control Document(s) • SMA Training Plan (initial); • SMA Site Facility Requirement Specification(s); • SMA Architectural Design Document;	3	Contractor Site

No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
3.	SMA FINAL DESIGN REVIEW (FDR)

This review shall include:

a) Review of the updated technical documents from the PDR for completeness and consistency with requirements and review actions;

b) Review of the SMA Architectural Design Document;

c) Review of SMA subsystem design;

d) Review of the SMA subsystem test plans.

e) Finalisation of the SMA training plan

f) Finalisation of all interface control documents for SMA external interfaces;

The primary review material will be the documents delivered as review inputs. Inmarsat is expected to read and provide written comments for discussion at the meeting. This review material will be supplemented with summary presentation slides.

			• SMA Requirements Allocation (final); • SMA Operations Concepts (final); • SMA Design Document (final); • SMA Functional Specification (including traceability matrix); • SMA Architectural Design Document; • SMA Test Plan; • SMA Factory Acceptance Test (FAT) Plan; • SMA Site Acceptance Test (SAT) Plan; • SMA Training Plan (final); • SMA Interface Control Documents • SMA Recommended Spares List;	5	Contractor Site

4.	SMA SITE READINESS REVIEW (SRR)	This review shall confirm the readiness of each site to accept delivery and installation of the SMA equipment. This review is repeated for each site.	• Facilities Requirement Specification(s); • Site Survey Report	2	Acceptance Site

5.	SMA FACTORY ACCEPTANCE TEST REVIEW (FATR)	This review shall include a: a) Review of all outstanding issues with FAT Plan and FAT Procedures; b) Review of the FAT Readiness Report; c) Review of the Configuration Report; This review is repeated for each of the system management services, hosted PSE services and service creation platforms.	• SMA FAT Plan; • SMA FAT Procedures; • SMA FAT Readiness Report; • SMA FAT Configuration Report;	2	Contractor Site (Factory)

No.	Review Meeting	Purpose	Inputs	Duration (Days)	Location
6.	SMA SITE ACCEPTANCE TEST REVIEW (SATR)	This review shall pertain to each phased delivery and include: a) Review of any outstanding issues with the SAT Plan and SAT procedures; b) Review of the SAT Readiness Report; c) Review of the SAT Configuration Report; This review is repeated for each of the system management services, hosted PSE services and service creation platforms delivered to site.	• SMA SAT Plan; • SMA SAT Procedures; • SMA SAT Readiness Report; • SMA SAT Configuration Report; • SMA Installation and Maintenance Manuals;	2	Acceptance Site

7.	FINAL SMA SYSTEM ACCEPTANCE TEST REVIEW	This review shall include: a) Review of the completion of Site Acceptance Tests for all contracted sites and deliveries. b) Review of SMA overall system testing c) Review of any outstanding issues related to all previous milestones	• SMA System Acceptance Test Plan; • SMA System Test Procedures; • SMA System Readiness Report;	2	Inmarsat

Note: Milestones 5,6,7 shall be achieved in two steps each; Step 1 shall be a Test Readiness Review and Step 2 shall be a Test Results Review

Note: Milestones will be confirmed upon exercise of the SMA option.

Table 5: SMA Milestone Reviews

5.2.2                     Progress Reporting

1.                                       The Contractor shall supply a progress report to Inmarsat by the end of the first week of each month and in time for the monthly progress review meeting.

2.                                       The progress report shall include:

2.2                                 Management Summary;

2.3                                 Work performed during the reporting period;

2.4                                 Milestones met and/or achieved;

2.5                                 Progress against the schedule (see Section 4.4). Any slippage is to be identified together with remedial action;

2.6                                 Dependencies;

2.7                                 Problems experienced;

2.8                                 Activities planned for the next period;

2.9                                 Risk Log status;

2.10                           Progress update with respect to internal product development milestones, for relevant standard product line developments.

2.11                           Sub-Contractor Progress using the same headings as mentioned above.

2.                                       The Contractor shall supply a weekly status report. The weekly report shall include a brief executive summary covering project status, issues and short term milestones.

3.                                       The format of the progress report shall be agreed with Inmarsat at the Project Kick-off Review meeting.

4.                                       Inmarsat shall have the right to receive from the Contractor key subcontractor progress reports directly.

5.                                       The Contractor shall conduct a monthly progress meeting with representatives of Inmarsat to discuss the:

5.1.                              Current active tasks;

5.2.                              Technical and schedule aspects;

5.3.                              Status and progress;

5.4.                              Technical, contractual and managerial issues;

5.5.                              Risks and contingency measures (in the form of a Risk Log);

5.6.                              Current and potential problems;

5.7.                              Sub-Contractor Progress and Issues

6.                                       The Contractor shall minute the meeting proceedings capturing the key decisions and all actions taken.

7.                                       The minutes shall be agreed with Inmarsat.

8.                                       The minutes shall be produced within five working days of the meeting.

9.                                       Inmarsat reserves the right to call for additional meetings.

5.2.3                     Extraordinary Management Meetings

1.                                       At any point in the Programme, either Inmarsat or the Contractor shall have the right to call an Extra Ordinary Senior Management meeting, should a major issue arise.

2.                                       Each meeting shall require at least ten working days notification.

5.3                               Project Scheduling

1.                                       The Contractor shall maintain a detailed activity schedule of all tasks to be undertaken for this contract.

2.                                       This schedule shall be maintained with a unique reference number in order that it can be regularly updated as work progresses.

3.                                       The schedule shall reflect the following overall breakdown levels:

3.1.                              Level 1: Project decomposed into phases;

3.2.                              Level 2: Phases decomposed into work packages;

3.3.                              Level 3: Work packages decomposed into tasks;

4.                                       All levels shall be maintained within the one consistent schedule in order to ensure consistency between the levels.

5.                                       The schedule shall show key dependencies and critical paths.

6.                                       The Contractor shall define a suitable Work Breakdown Structure (WBS) and produce work package descriptions (WPD) for each level 2 activity.

7.                                       The Contractor’s WBS shall clearly identify the following key activities as a minimum:

•                                          Functional Analysis

•                                          Segment Design

•                                          Subsystem Design

•                                          Implementation

•                                          Factory Acceptance Test

•                                          Site Acceptance Test

•                                          System Acceptance Test

8.                                       The WBS shall be used to plan and organise the work.

9.                                       The WBS shall cover all project activities from contract commencement to the end of the warranty period.

10.                                 The WBS and initial set of WPDs included in the draft PMP shall be agreed at the Project Kick-off review.

11.                                 Thereafter, the Contractor shall progressively expand the WBS and raised further WPs as required, for management and reporting purposes.

12.                                 The Contractor should not commence a level 2 task, until the associated WPD has been raised.

13.                                 The schedule shall clearly identify the scope of design/development/test work that has been assigned to any key sub-contractor(s).

14.                                 The programme schedule shall be developed and maintained using Microsoft Project.

15.                                 The following views shall be presented (as a minimum):

15.1.                        Bar Chart (Gantt) View - for basic completion status;

15.2.                        Network Activity View - for critical path analysis;

16.                                 The Contractor shall include a schedule showing work completed in the monthly progress report.

17.                                 The Contractor shall also provide Inmarsat with an electronic copy of the Monthly Report including the schedule.

5.4            Project Team

1.                                       The Contractor shall assign a suitably qualified programme manager for the duration of this contract, specifically charged with the responsibility for all aspects of the Contract.

2.                                       The Programme Manager shall serve as the interface with Inmarsat for the duration of the Contract and at least until the end of the warranty period.

3.                                       The Contractor shall support open lines of communications to respective representatives from each party with respect to technical matters.

5.5            Location of the Work

1.                                       The Contractor shall provide office accommodation at the relevant sites during critical stages of the work being conducted during the development, test and implementation phases.

2.                                       This accommodation shall provide space for two Inmarsat resident staff plus up to two temporary visiting staff.

3.                                       Office accommodation shall include reasonable use of facilities including international telephone/facsimile lines, desktop PCs with Internet connection and office stationary.

5.6            Inmarsat Right of Access

Inmarsat will appoint a number of project co-ordinators who will work to monitor and facilitate where necessary the activities being undertaken on this contract.

1.                                       The Contractor shall allow the Inmarsat project co-ordinators open access to the main work sites, given reasonable advance notice.

2.                                       Visits to other work sites shall be supported at an agreed date and with specified objectives.

It should be noted that the on-site representative(s) will not be authorised to agree requirement or contract changes without going through the formal change process, specified in the Contract.

5.7            Contractor Representation at Inmarsat

Contractor shall ensure periodic (nominally weekly) presence at Inmarsat HQ (London) to enable close interaction on project management and technical issues.  Inmarsat will make available appropriate office facilities.

6.                  QUALITY AND CONFIGURATION CONTROL

6.1            Quality Assurance

1.                                       The Contractor shall hold a currently valid ISO9001 (or suitable equivalent) accreditation to cover design, manufacture and software development activities.

2.                                       The Contractor shall control and manage the Programme in accordance with ISO 9001 (or equivalent) standards.

3.                                       A Quality Assurance Plan (QAP) shall be issued to Inmarsat at the Kick-Off review for comment, based on the draft QAP submitted in the Proposal.

4.                                       Any subsequent changes to the QAP following formal issue shall require Inmarsat approval.

5.                                       The Contractor shall nominate a team member to be fully responsible for overall QA on this project.

6.                                       This nominated team member shall have suitable experience and training with respect to ISO9001 (or equivalent) and its application to a large programme.

7.                                       The QAP shall at all times reflect the actual practices being applied on the Project.

8.                                       The Contractor shall submit as part of the QAP, an audit schedule outlining the audits (minimum of three) to be conducted throughout various points of each sub-programme.

9.                                       The Contractor shall document each scheduled audit in the form of an Audit Report.

10.                                 The Audit Report shall be made available to Inmarsat on request.

11.                                 Inmarsat reserves the right to audit Contractor (including subcontractor) work at any point in the Project, provided that at least two weeks notice is given to the Contractor Programme Manager.

12.                                 The Contractor shall be fully responsible for the quality achieved and controls applied by any sub-contractor parties used.

13.                                 The ISO9001 (or suitable equivalent) quality conditions are to be flowed down to each sub-contractor involving design, development and/or testing activities.

14.                                 The Contractor shall provide a quarterly Quality Assurance Progress Statement to Inmarsat outlining the quality activities undertaken during the reporting period.

15.                                 The Contractor shall have a mechanism for tracking corrective actions at all project phases.

16.                                 A suitable tracking mechanism shall be used to map the Inmarsat requirements to the Contractor definition, design and subsequent testing documentation.

17.                                 This tracking mechanism shall be presented at the Project Kick-off review.

6.2            Quality Control

1.                                       Quality controls to be applied during the manufacturing process shall be clearly stated or referenced in the Quality Assurance Plan.

2.                                       The levels of inspection from initial goods-inwards to final inspection and test shall be stated at the outset.

3.                                       All inspection and quality records relating to this work shall be archived by the Contractor and be available for Inmarsat audit at the Contractor facility on a non-interfering basis if requested.

6.3            Reliability

1.                                       The Contractor shall produce a Reliability (Parts Count) Prediction (to be included in the relevant System Documentation) for all elements of the CN and SMA (if procured).

2.                                       The reliability prediction shall determine both the MTBF and MTTR times down to sub-system level. Vendor information may be used where available for existing equipment otherwise budgetary predictions may be employed.

3.                                       The Contractor shall keep a record of each equipment failure (hardware, software, firmware) incident that occurs from the commencement of the Site Acceptance Testing Phase (see Section 7.5.3) until System Acceptance.

4.                                       The records should be held in a database that can provide information for the CN/SMA or for individual elements, according to severity and status.

6.4            Configuration Management

1.                                       The Contractor shall produce an overall Configuration Management Plan (CMP) outlining the controls that will be applied to:

1.1.                              Documentation Configuration and Change Management;

1.2.                              Requirements Management;

1.3.                              Software Development, Version and Release Control;

1.4.                              Hardware Manufacture;

1.5.                              Firmware;

2.                                       The CMP shall be finalised by the project kick-off review.

3.                                       The CMP (and any subsequent updates) shall require Inmarsat approval.

4.                                       The Contractor shall nominate a team member to be responsible for overall configuration management throughout the project.

5.                                       Adherence to the CMP shall be maintained throughout the project.

6.                                       Configuration management to be applied to sub-contractor work shall be identified.

7.                                       Configuration records for Contractor developed and delivered software and equipment shall be made available to Inmarsat on request.

7.                  TEST AND INTEGRATION

Each element of the CN and SMA (if procured) is to be functionally tested before being integrated with other internal elements. Thereafter, integration should be progressive, as interfaces are verified between the equipment that makes up CN and SMA (if procured). When sufficient elements have been integrated then acceptance testing can commence.

The actual details of testing are to be defined in the relevant Test Plan to be provided at the Preliminary Design Review. The test plans shall include the following types of testing :

1.                                       Unit/Module Testing:  Involves functionality testing of a specific hardware, or software unit typically with inputs generated from a test harness. Requirements for this testing are discussed in Section 7.2.

2.                                       Subsystem Integration Testing:  Involves checking interfaces between the respective components and checking the functionality that extends across sub-systems. Typically such testing involves the use of a test bed or suitable simulator in which elements of the system are progressively integrated. Requirements for this testing are discussed in Section 7.3 and 7.4.

3.                                       FAT/SAT Acceptance Testing: This represents an iteration of testing levels that collectively provide verification of the delivered equipment against the overall requirements. Testing will encompass in-house factory acceptance testing, on-site acceptance testing and wider cross-site ground network system testing between the CN and other BGAN subsystems and terrestrial networks. Requirements for this testing are discussed in Section 7.5.

4.                                       Third Party Product Testing: For those third party products which are COTS equipment, the unit/module testing may be limited to the standard factory testing carried out by the third party.  For those third party products which are not COTS equipment, unit/module testing may be carried out at third party premises, if appropriate.  The Contractor shall remain responsible for integration and testing of the COTS equipment within the overall CN and SMA (if procured).

7.1                               General Test Requirements

Unless specified otherwise, the Contractor is expected to provide all test beds, equipment and measuring instruments required to complete the appropriate levels of testing.

1.                                       The Contractor shall produce and maintain test plans, test designs, test procedures and test reports for all identified testing levels.

2.                                       By PDR, the Contractor shall deliver a complete and comprehensive Test Plan defining the test approach to be adopted, acceptance test mapping (i.e. Verification Requirements Traceability Matrix - VCRM) and associated test document structure to demonstrate coverage of all contracted requirements.

3.                                       The Contractor shall develop a comprehensive set of test procedures for each testing level identified. For standard products then existing product test results or product conformance statements may be suitable in places.

4.                                       Developed test procedures shall require Inmarsat approval.

5.                                       Test procedures shall be presented to Inmarsat before the actual testing is conducted at each level.

6.                                       Inmarsat shall have the right to approve or request reasonable amendments to acceptance test plans and procedures.

7.                                       All acceptance test results shall be documented in the form of acceptance test reports.

8.                                       Each acceptance test report shall present the:

8.1                                 Results (i.e. pass/fail),

8.2                                 Test Conductor,

8.3                                 Comments made regarding the test run,

8.4                                 Reason for any failures;

9.                                       The Contractor shall provide to Inmarsat all acceptance test plans, procedures (including test scripts) and test reports.

10.                                 The Contractor shall provide all instruments, tools, facilities, manpower and services necessary to conduct the acceptance tests as is relevant to the contractor provided equipment

11.                                 All acceptance testing shall be witnessed and acknowledged by both Inmarsat and the Contractor representatives. Inmarsat at its sole discretion may waive its right to witness given tests.

12.                                 Inmarsat shall have access to the test and development facilities in order to observe lower level unit and subsystem integration testing (i.e. testing conducted before any acceptance testing), bespoke to this work.

13.                                 All acceptance test results shall be subject to Inmarsat acceptance in accordance with the approved test plans and procedures.

7.2                               Unit Testing

1.                                       The Contractor shall perform in-house unit level testing throughout the development process.

2.                                       Evidence of unit testing shall be made available to Inmarsat, on request.

7.3                               Integration Testing

1.                                       The Contractor shall perform integration testing as part of the development process.

2.                                       Evidence of integration testing shall be made available to Inmarsat, on request.

7.4.                            BGAN Service Demonstration and System Integration

1.                                       The Contractor shall demonstrate to Inmarsat the main functions of the CN and SMA (if procured) using the RTB, in accordance with FAT plan.

2.                                       The Contractor shall demonstrate inter-working of the CN with Inmarsat provided prototype UT, RAN, BSS, NOC and DCN equipment by participating in the Inmarsat BGAN System integration test campaigns.

7.5                               Factory and Site Acceptance Testing

Acceptance testing is to be performed to demonstrate compliance with all contract requirements through a combination of factory, site and end-to-end segment testing.

Inmarsat representatives will be involved in witnessing all or some of this testing and ultimately for approving if the CN and SMA (if procured) meets the contractual requirements.

1.                                       Configuration and test documentation shall be created such that it will be possible to re-run previously completed acceptance tests.

2.                                       Problems noted during acceptance tests shall be classified into one of three categories.

Category 1: Representing one of the following conditions:

•                                          Major equipment crash;

•                                          Loss of critical function, severe performance degradation or instability of the equipment.

•                                          Failure to detect, report and/or recover from a failure that renders any part of the delivered equipment inoperable.

•                                          Greater than 10 minutes unplanned sustained loss of operator management visibility and control.

Category 2: Representing one of the following conditions:

•                                          The problem relates to a contract requirement and is not critical to any subsystem function.

•                                          The problem is not directly related to the tests.

•                                          The problem occurs rarely and can quickly be recovered by operator intervention.

Category 3: Representing one of the following conditions:

•                                          The problem is not reproducible.

•                                          The problem can be fixed without modification.

•                                          The problem is not related to and does not affect a requirement.

•                                          The problem can be resolved by an operational or procedural change unless the problem relates to a function that is primarily involved with operational or procedural changes.

•                                          The problem is cosmetic in nature and does not impact functionally.

•                                          The problem is in the test procedure and not in the equipment under test.

3.                                       Category 1 problems that are not corrected shall prevent Inmarsat acceptance of the equipment or acceptance of the relevant testing phase.

4.                                       Category 2 problems may not prevent Inmarsat acceptance of the equipment or of the relevant testing phase. The Contractor shall develop a list of category items. A schedule and priority for fixing Category 2 items will need to be presented to Inmarsat. Any proposed deferral of Category 2 problems shall require the approval of Inmarsat and then form part of post delivery testing.

5.                                       Those Category 3 problems pertaining to fitness for purpose requirements compliance or inaccuracies in delivered operator procedures shall need correction during the agreed warranty period. The Contractor shall develop a list of Category 3 items. A schedule and priority for fixing Category 3 items during warranty will need to be presented to Inmarsat and form part of post delivery testing.

6.                                       Each list provided for each problem category is not exhaustive and shall be finalised in the Test Plan.

7.5.1                     Acceptance Criteria

The Contractor shall agree to the following acceptance criteria being applied:

1.                                       All contractual requirements shall be met.

2.                                       The Contractor shall have conducted the necessary Test Readiness Review with Inmarsat prior to each acceptance test activity.

3.                                       Completion of each FAT with no Category 1 problems and agreement on the list of Category 2 problems (if applicable) with an agreed resolution schedule shall be a prerequisite to commencement of each Site Acceptance Testing (SAT).

4.                                       Completion of each SAT with no Category 1 problems and agreement on the list of Category 2 and 3 problems (if applicable) with an agreed resolution schedule shall be a prerequisite to Final System Acceptance.

5.                                       Each test stage shall be dependent on the successful delivery of the relevant system release, associated operational documents and installation procedures as defined in the corresponding Acceptance Test Plan.

6.                                       If final system acceptance is successful on the condition that any outstanding problems (Category 2 and 3) are to be corrected then the Contractor shall be responsible for performing Post-Delivery Testing when appropriate to confirm that the outstanding problems have been corrected.

7.                                       Inmarsat shall have the right to witness Post-Delivery testing and/or review the test results.

7.5.2                     Factory Acceptance Tests (FAT)

1.                                       The Contractor shall produce a FAT Plan for each FAT outlining the tests to confirm those requirements to be accepted in the factory.

2.                                       Each FAT shall be used to test any interfaces to external systems (eg. UT, NOC, BOC BSS, terrestrial networks) either via simulation means or via the real interfaces where possible.

3.                                       Each FAT Plan shall require review and approval by Inmarsat.

4.                                       The Contractor shall perform a FAT on each distinct SAS CN delivery configuration and each SMA release (if procured).

5.                                       Each FAT shall be deemed acceptable if the results achieved satisfy the agreed acceptance criteria (cf section 7.5.1).

6.                                       Each FAT shall be performed using representative configurations sufficient for the test objective.

7.                                       Each FAT shall demonstrate compliance with requirements allocated to this acceptance test phase.

8.                                       Each FAT shall include the verification of the following types of contract requirements, using product or bespoke development test results as appropriate:

8.1.                              Failure detection, failure reporting and recovery requirements;

8.2.                              Performance requirements;

8.3.                              Stability (i.e. soak) and load testing, where the equipment is to operate for a period of 48 hours without any application or processor failures. The Contractor shall provide the necessary load generation and network simulation capability required to establish the soak conditions;

8.4.                              Environmental tests; An exception to this is in the case of COTS products whereby the product specifications will be considered suitable evidence to demonstrate compliance with contracted environmental requirements.

8.5.                              Congestion handling requirements;

8.6.                              Redundancy requirements;

8.7.                              Interface recovery requirements;

9.                                       Each FAT Readiness Review shall be conducted with Inmarsat 5 days prior to commencement of the formal witnessed test.

10.                                 Inmarsat shall retain the right to witness each FAT. However, if Inmarsat does not attend then this does not relieve the Contractor of the responsibility to conduct the FAT fully as documented.

11.                                 The Contractor shall deliver a Test Report for each FAT to Inmarsat within three weeks of the completion of each FAT.

Inmarsat will nominate one member within the witnessing party to have final responsibility for deciding whether the tested system has completed the FAT in accordance with the criteria defined by this SOW and associated test plan.

The Inmarsat representative will have the authority to instruct that a test be repeated or fail the FAT in the case of excessive failures.

In the event that Inmarsat does not witness the testing then the Test Report shall be used as the basis on which Inmarsat accepts or otherwise, this stage of the testing.

7.5.3                     Site Acceptance Testing (SAT)

Each SAT will show compliance with those requirements allocated to this test phase but within the target environment.

1.                                       Each SAT shall include relevant verification of:

1.1.                              Deliverable equipment quantities including spares;

1.2.                              Hardware checkout of the installation;

1.3.                              Standalone checkout tests;

1.4.                              Interworking tests with other BGAN subsystems (RAN, UT, BSS) at the site;

1.5.                              Interworking of CN equipment at different SAS sites.

1.6.                              Interworking with one terrestrial network interface each of, PSTN, IP and ISDN networks.

2.                                       For each SAT, the Contractor shall produce a SAT Plan for Inmarsat review and approval.

3.                                       Inmarsat shall witness each SAT.

4.                                       The Contractor shall produce an SAT Test Report at the end of each SAT.

5.                                       Each SAT Test Report shall include a Site Configuration Report outlining all items (hardware and software) delivered and installed at the site.

6.                                       Each SAT Readiness Report shall be provided to Inmarsat at least 5 days prior to scheduled witnessing of the tests.

7.                                       Each SAT shall be deemed acceptable if the results satisfy the agreed acceptance criteria (cf section 7.5.1).

Inmarsat will nominate one member within the witnessing party to have final responsibility for deciding whether the tested equipment has completed SAT in accordance with the criteria defined by this SOW and associated test plan.

The Inmarsat representative will have the authority to instruct that a test be repeated or fail the SAT in the case of excessive failures.

7.5.4                     On-site CN Integration Testing (for SAS1)

On-site CN Integration Testing shall be performed on the first SAS site only, as a milestone prior to the complete Site Acceptance Testing for that site.

The scope of the On-Site Integration Testing for the first SAS site shall be to demonstrate the proper operation of all CN elements, when interconnected on-site.  These tests shall be performed prior to interconnection with other BGAN sub-systems (eg. RAN)

8.                                      DELIVERY AND INSTALLATION

8.1                               Site Surveys

1.                                       The Contractor shall conduct a survey of each site, nominated by Inmarsat, where the CN and SMA (if procured) equipment is to be installed.

2.                                       The Contractor shall produce each Site Survey Report within two weeks of the site visit.

3.                                       Each Site Survey Report shall identify important installation issues that need to be taken into account including, but not limited to:

3.1.                              Installation Plan (i.e. dates and duration);

3.2.                              Suitability of the site including preferred layout;

3.3.                              Need for co-operation and any support of site personnel during installation;

3.4.                              Identification of any additional on-site test equipment required;

3.5.                              Impact on other systems at same site (if applicable);

3.6.                              Perceived site problems

4.                                       The Contractor shall produce a Site Installation Document (SID) clearly identifying the equipment being delivered.

5.                                       The SID shall be submitted to Inmarsat at least two weeks before start of any equipment installation.

6.                                       The SID shall include or reference important installation issues including, but not limited to, the following:

6.1.                              Physical layout and sizing of equipment;

6.2.                              Equipment rack configurations;

6.3.                              Power ratings and connection points;

6.4.                              Earthing points;

6.5.                              Cooling ratings and connection points;

6.6.                              Communication interfaces;

6.7.                              Cable identification, routing and connector types;

7.                                       Each Site Survey Report and Site Installation Document shall be approved and signed-off by the Contractor and Inmarsat.

8.2                               Equipment Delivery Preparation

1.                                       The Contractor shall prepare a Shipment Plan for each shipment of equipment to site.

2.                                       Each Shipment Plan shall be submitted for Inmarsat approval 2 weeks prior to the proposed date for commencing delivery.

3.                                       No equipment shall be shipped unless the Contractor has received prior Inmarsat approval of the associated Shipment Plan.

4.                                       The Shipment Plan shall indicate the equipment to be shipped, the method of transportation, destination port, shipment date, delivery date and any other details considered important to the safe transportation of the equipment.

5.                                       If the site is not owned or operated by Inmarsat then the Contractor shall also give 2 weeks advance notice to the identified Site Operator.

6.                                       Customs clearance shall be the responsibility of the Contractor.

7.                                       Inmarsat shall only accept delivery of the equipment after receipt of the associated shipment documentation.

8.3                               Equipment Transportation and Shipment

1.                                       The Contractor shall be responsible for the safe transportation and delivery of each shipment to the designated site in terms of all equipment, materials, instruments and tools shipped.

2.                                       Transported equipment shall be suitably protected to increase the likelihood of a safe delivery.

3.                                       The Contractor shall submit details in the Shipment Plan clearly indicating the following information with respect to transportation:

3.1.                              Equipment being transported, including relevant product ID codes;

3.2.                              Transportation company name;

3.3.                              Mode of transportation (road, air, sea, etc.);

3.4.                              Level of packaging protection;

3.5.                              Transportation timetable;

3.6.                              Proforma invoice with value of shipment, weight, etc.

8.4                               Site Installation and Integration

1.                                       Installation of contracted equipment and integration with all the associated communications links to the rest of the BGAN ground infrastructure shall be a Contractor responsibility.  The provision of the physical communications links is not within the scope of this contract with the exception of connectivity into the SS7 signalling network.

2.                                       The Contractor shall provide the necessary personnel and all relevant installation procedures, instructions and drawings required to achieve a successful installation within the scheduled time frame.

3.                                       Inmarsat shall have the right to monitor the work of the Contractor on site or to appoint a third party(s) to do so.

9.                  TRAINING (IF PROCURED)

The Contractor is required to provide suitable engineering and operational training to Inmarsat (encompassing the SAS site operator) in respect to the equipment delivered. The training content will be left to the Contractor but include coverage of the equipment architecture, equipment operation, problem handling and maintenance procedures.

1.                                       The Contractor shall train Inmarsat HQ and site staff in the administration, configuration and operation of all CN and SMA (if procured) equipment.

2.                                       This training shall take the form of the following course types for the CN and SMA (if procured) element:

2.1.                              Operator Training Course: Designed to address the equipment operation, configuration, administration and maintenance procedures - see Section 9.2.

2.2.                              Engineering Course: Designed to communicate the architectural and engineering aspects behind each contributory sub-system - see Section 9.3.

9.1.                            General Requirements

1.                                       The operational training shall be to a level that enables site operators to carry out scheduled preventative / restoration / contingency maintenance and front-line tasks.

2.                                       The Contractor shall develop suitable documentation and presentational material needed for all training (i.e. training manual as opposed to basic slide presentations).

3.                                       Inmarsat shall review and approve the training course structure before each course is held.

4.                                       The location of training shall nominally be:

4.1.                              CN Operator Training: Each SAS site

4.2.                              CN Engineering Course: At the Inmarsat Headquarters in London.

4.3.                              SMA Operator Training (if procured): At the Inmarsat BOC.

4.4.                              SMA Engineering Course (if procured): At the Inmarsat Headquarters in London.

5.                                       The Contractor shall agree to undertake repeat courses, as instructed by Inmarsat during the warranty period as defined by the contract.

6.                                       Inmarsat shall be granted permission by the Contractor to copy, video, re-produce and/or reuse training material, on a case-by-case basis provided that they are for Inmarsat purposes.

7.                                       Each course shall be suitably structured to allow (self) refresher training to be undertaken on a unit-by-unit basis.

9.2.                            Operator Training Requirements

This course type will cover the operation of the CN and SMA (if procured) equipment.

1.                                       The Contractor shall provide both presentational and ‘hands-on’ training for site operations staff.

2.                                       This training shall address:

2.1.                              Capabilities and configuration of each sub-system and network element;

2.2.                              OAM capabilities of each sub-system and network element;

2.3.                              Routine operational and maintenance procedures;

2.4.                              Contractor maintenance support including hardware and software updates;

2.5.                              Application of the operational documentation;

2.6.                              Rehearsal of critical operational procedures including contingency procedures;

2.7.                              Maintenance/support procedures;

3.                                       This training shall reference the relevant operator manuals, guides and handbooks provided.

4.                                       The training shall be structured such that those who successfully complete the training have sufficient practical knowledge to deal with the day-to-day operation and maintenance of the equipment.

5.                                       Each course shall support up to 10 attendees with a minimum of 4.

6.                                       The Contractor shall be responsible for providing and shipping all items needed for the course.

7.                                       The course should include a hands-on and theoretical test to be taken by each attendee.

8.                                       Training courses of this type shall be provided for each SAS site and one for the SMA (if procured).

9.                                       All courses shall be completed before the commencement of the final system integration.

10.                                 The minimum duration of this course shall be two days.

9.3.                            Engineering Training Requirements

1.                                       The Contractor shall provide presentational training for Inmarsat engineering staff.

2.                                       This training course type shall address:

2.1.                              Overall architecture;

2.2.                              Detailed design of each sub-system;

2.3.                              Detailed configuration capabilities of each sub-system;

2.4.                              Detailed understanding of sub-system fault and error codes;

2.5.                              Application of the engineering and reference documentation;

2.6.                              Detailed understanding of the supported protocols and their operation;

3.                                       The training shall be structured such that those who successfully complete the course are thereafter capable of providing on-call engineering support to operations to deal with abnormal conditions.

4.                                       The course shall support up to 10 attendees with a minimum of 4.

5.                                       The Contractor shall be responsible for providing and shipping all items needed for the course.

6.                                       One training course of this type shall be provided for each of the CN and SMA (if procured).

7.                                       The minimum duration of this course shall be three days.

10.  WARRANTY AND MAINTENANCE

The Contractor is required to provide warranty and support for the delivered CN and SMA (if procured).

The Contractor shall provide additional maintenance after warranty subject to an annual renewable maintenance contract being authorised and for a period of up to five years following the warranty period for the CN and SMA (if procured).

10.1                        General Requirements

1.                                       Warranty and maintenance arrangements to be put in place by the Contractor shall be considered sufficient to meet and maintain the contracted availability requirements for each supplied network element.

2.                                       The Contractor shall provide a minimum of two years of warranty and support from Final System Acceptance on all contracted equipment hardware, software and documentation.

3.                                       The Contractor shall commit to being prepared to continue to support the contracted equipment for a minimum period of five years following warranty completion, provided that the CN is kept updated to the latest product software release, or no more than one release behind.

4.                                       The Contractor shall produce a Sparing Plan identifying sparing, spare part renewal rates and on-site support policies for the contracted equipment.

5.                                       The Contractor shall highlight in the Warranty and Maintenance Plan any third party manufacturer contracts that are advised with third party hardware and/or software.

6.                                       The Contractor shall ensure that Inmarsat can enter into such third party contracts should Inmarsat decide to do so.

7.                                       The Contractor shall produce a Maintenance Plan to take effect from commencement of the warranty period.

8.                                       The Maintenance Plan shall cover all contracted equipment and identify the procedures to be followed in the event of equipment problems and/or failures.

10.2                        Warranty and Support Requirements

1.                                       The Contractor shall provide two-year warranty and support on all contracted equipment hardware, software and documentation supplied.

2.                                       The CN warranty period shall commence following Final System Acceptance for the CN.

3.                                       The SMA (if procured) warranty period shall commence following Final System Acceptance for the SMA.

4.                                       Defects discovered during the warranty period shall be corrected promptly by the Contractor and at no cost to Inmarsat. .

5.                                       An annual Warranty Review of system performance shall be performed with the Contractor during the warranty period.

6.                                       Each Warranty Review shall assess the equipment delivered in respect to the number and types of problems reported, problem completion times and adherence to contractual conditions.

The second Warranty Review will be used by Inmarsat to decide whether to proceed into an annually renewable maintenance contract with the Contractor.

7.                                       The Contractor shall perform enhancements to the equipment during the warranty period, if requested to do so by Inmarsat and in accordance with the agreed upon change procedure.

10.3                        Support during Warranty and Maintenance

10.3.1              Provisioning of Spares

1.                                       The Contractor shall produce an equipment sparing list for both the CN and SMA (if procured) taking into account the:

1.1.                              Equipment availability figure;

1.2.                              Need to meet the availability for a minimum period of two years from commencement of the warranty;

1.3.                              Overall mean time to repair (MTTR) target of four hours for all contracted equipment;

2.                                       The Contractor shall finalise the Sparing List by the Final Design Review (see Section 4.2.2)

3.                                       The Sparing List shall identify items that are not COTS equipment (and hence represent long-lead items).

4.                                       The Contractor shall provide suitable spares for the CN and SMA (if procured) equipment, as determined to be necessary to meet the availability requirements and as indicated in the sparing list.

5.                                       The Contractor shall be responsible for ensuring that suitable spares are available for the duration of the warranty and maximum maintenance period. In the case of obsolete items then suitable replacements may be used.

10.3.2              Maintenance Plan

1.                                       A Maintenance Plan shall be produced for each of the CN and SMA (if procured).

2.                                       Each Maintenance Plan shall outline the support proposed during the warranty and maintenance periods.

3.                                       Each Maintenance Plan shall outline the procedures to be developed, particularly in respect to the handling of problems and Inmarsat specific requirements.

4.                                       The Maintenance Plan shall indicate:

4.1.                              Level of effort considered to be required to support the equipment;

4.2.                              Job functions and responsibilities in respect to the maintenance support to be provided;

4.3.                              Approach to be implemented to ensure continuity of expert support throughout the maintenance period;

4.4.                              Provision for operational support in the event of emergency;

4.5.                              Hardware repair procedure(s);

4.6.                              Software repair procedure(s);

5.                                       Not more than 30 elapsed days should be allowed for a hardware repair or replacement that is returned to the manufacturer/vendor.

6.                                       Priority 1 (P1) problems (see Section 10.4.1) shall receive immediate attention and pre-empt other activities, with a goal to repair all such problems within two working days from the time of the problem being reported.

7.                                       The Maintenance Plan shall explain how problems that arise during warranty will be handled.

8.                                       The Contractor shall define an escalation procedure for problems not corrected within a stated time.

9.                                       The Maintenance Plan shall specify the estimated time required to travel to each site in the event that the reported problem requires on-site attention.

10.4                        Warranty and Maintenance Procedures

1.                                       The Contractor shall establish and maintain suitable maintenance procedures, effective throughout the warranty and subsequent maintenance periods.

2.                                       The maintenance procedures shall take into account the service level criteria defined in the following sub-sections.

10.4.1              Warranty and Maintenance Support And Fault Reporting

1.                                       Each problem reported with the CN and SMA (if procured) shall be classified into either a:

1.1.                              Priority 1 Problem (P1)

Whereby the equipment is suffering from a reduction in capacity, reliability or service quality.

1.2.                              Priority 2 Problem (P2)

These are non-critical problems that do not fall into the P1 category. In this situation, no service capability is lost.

10.5.                     Telephone On-Call Technical Warranty and Maintenance Support

1.                                       The Contractor shall provide on-call technical and operational support.

2.                                       This on-call support shall include:

2.1.                              Diagnostic assistance;

2.2.                              Clarification of alarms and advice on hardware and equipment management;

2.3.                              Assistance with the interpretation of hardware and system problems;

2.4.                              Technical advice;

2.5.                              Status reporting on outstanding problems;

2.6.                              Progress reporting on P1 problems not resolved within two working days of notification;

3.                                       Immediate telephone warranty and maintenance support and Contractor remote site access shall be available during normal working hours (defined as 08:30am to 05:00pm local Contractor time, Monday to Friday, except public holidays).

4.                                       Telephone contact shall be available outside normal working hours (i.e. evenings, weekends and holidays) to a support engineer (i.e. reachable via a mobile telephone, etc.).

5.                                       In the case of out-of-hours support then access via a remote dial-up line shall be available within one-hour of contact being made.

6.                                       Detailed call handling procedures shall be provided to each site operator where equipment has been installed.

7.                                       The contractor shall maintain the call handling procedures and any subsequent revisions.

10.6.       Fault Reporting

1.                                       All faults shall be reported via an facsimile and/or E-mail to the nominated Contractor Customer Support Office (CSO) using a problem report.

2.                                       For P1 problems then telephone support shall also be available as defined in Section 10.5.

3.                                       The problem report shall contain the:

3.1.          Site code;

3.2.          Contact name;

3.3.          Contact telephone number and facsimile number;

3.4.          Type of fault (hardware, software or other);

3.5.          Date and time of fault

3.5.          Brief description of the fault or problem together with any reported error codes;

4.             In the event of a hardware fault then the following additional information shall be provided:

4.1.          Part number of the faulty equipment;

4.2.          Serial number of the faulty equipment;

4.3.          Description of the faulty equipment;

5.             In the event of a hardware failure then the faulty item should be returned to the Contractor nominated repair facility.

10.7.       On-site Attendance

1.                                       In the event that a Contractor engineer is required to visit a BGAN site during warranty/maintenance then a time notification period shall be mutually agreed.

2.                                       On-site attendance shall be required in cases of emergency and when the site operator has not been able to resolve the problem using the Contractor supplied procedures.

3.                                       Inmarsat and the Contractor shall agree the necessity of an on-site attendance on a case-by-case basis.

10.8.       Problem Resolution

10.8.1     P1 Resolution

1.                                       A qualified response shall be supplied by telephone to the relevant site operator within thirty (30) minutes of the initial call and/or problem report being received at the CSO.

2.                                       For each P1 problem, the Contractor shall provide a work-around solution to restore site availability.

3.                                       Equipment availability shall be restored in the shortest possible time and full service restored no later than twenty-four (24) hours from the reported incident.

4.                                       For each P1 problem then the Contractor shall conduct an investigation to determine the cause of the problem.

5.                                       The results of this investigation shall be provided as soon as possible and not later then at the end of the next working day from the initial notification.

6.                                       For P1 software problems in Contractor-developed software then the Contractor shall provide a temporary software fix within two (2) working days of the initial notification. A temporary software fix is an interim software modification that does not go through a complete coding and regression testing cycle.

7.                                       Each temporary software fix shall be subject to Inmarsat review before release. Inmarsat will identity an accessible after-hours contact for this purpose.

8.             Each temporary software fix should be such that support effort required from the site operator during the loading process is minimised (i.e. software downloading and initialisation is automated).

9.             The Contractor shall supply a formal software release containing the formal resolution of the P1 problem in Contractor-developed software within three (3) months of the notification.

10.8.2     P2 Resolution

1.             Unless otherwise agreed, P2 problems reported in Contractor-developed software shall be corrected within the next routine software maintenance release.

2.             emporary software fixes shall only be delivered ahead of the next formal release if expressly agreed with Inmarsat.

10.8.3     Regression Testing

1.             A regression test procedure shall be exercised by the Contractor for each new software release.

10.9.       Status Reporting

1.                                       Closure of problem reports shall require an examination of the symptoms to determine if the fault is hardware related, software related or both.

2.                                       The closure report shall detail the cause(s) of the problem, affected software , proposed solution and resolution schedule.

3.                                       The test procedures and implementation strategy for each resolution shall be evaluated and agreed in co-operation with Inmarsat.

4.                                       The Contractor shall hold a quarterly maintenance review to monitor and report progress being made on reported problems and against resolutions. Inmarsat reserve the right to participate in these review meetings.

5.                                       The Contractor shall provide a monthly maintenance report to Inmarsat reporting the status of all outstanding reported problems for both the CN and SMA (if procured) equipment.

6.                                       The monthly maintenance report shall include a characterisation of the particular status of each outstanding P1 problem as well as a detailed problem resolution plan.

10.10      Warranty and Maintenance Change Control

10.10.1  Document Updates

This sub-section covers the co-ordination of document changes to operational and user equipment manuals to ensure that they remain in line with the equipment (hardware and software) installed in the field.

1.                                       Revision control shall be retained over the following document types:

1.1.          Operators manuals;

1.2.          User/Procedures manuals;

1.3.          Maintenance Manuals;

2.             With any new system or software release then the Contractor shall list any outstanding reported system problems together with any procedure for avoiding or coping with the problem.

10.10.2. Software and Hardware Updates

1.             Each software and hardware update shall be accompanied by appropriate Release documentation.

2.             The release documentation shall include the:

2.1.          Identification of changes included in the release;

2.2.                              Identification of known or reported problems that are resolved in the release;

2.3.          Instructions on how the release is to be installed and integrated;

2.4.          Documentation replacement pages, as required;

2.5.          Tests to be completed by the site staff;

10.10.3  Consolidated Software Releases

1.                                       The Contractor shall undertake to provide periodic consolidated software releases for Contractor-developed software, if:

1.1.          Problems have been reported.

1.2.                              Phased software deliveries are to be had in line with functional availability.

2.                                       It shall be possible to introduce a software release during a site maintenance window.

3.                                       Each software release shall be compatible with the previous installed software and operating system environment.

4.                                       Inmarsat shall retain the right to witness in-house software release testing before it is transferred to the target site.

10.11              Release Control

1.                                       Contractor release control shall be applied to ensure that software released from the development environment is adequately specified in terms of documentation, testing and quality.

2.                                       Release control shall address:

2.1.          Configuration management: Management of the resources used to control acceptance of new/changed software. Such configuration management needs to permit regression back to any previous build release. It needs to be possible to determine the modification state of a particular software component in any new release. This principle similarly applies to hardware changes.

2.2.                              Document Management: Generation of release notes and document updates for the configuration controlled items.

2.3.                              Testing: Ensuring that new/changed functions are individually tested then regression tested within the complete release using a representative test environment.

2.4.                              Production: Generation of release media or hardware components for site installation.

2.5.                              Installation instructions: Producing appropriate and documented installation guidelines to the host sites which will, in case of unforeseen problems, allow the staff, in a reasonable time scale, to regress to the previous release.

2.6.                              Certification: Ensuring that the site configurations are compatible with the new software or hardware release, in terms of configuration item compatibility and operating system parameters.

3.             Each release shall be categorised as either:

3.1.          Routine: Where installation procedures are provided with the release. In this event, each release represents a localised, low risk change.

3.2.          With telephone assistance: Where configuration at the factory cannot ensure complete confidence in the reliability of the release when transferred into the target operating environment. This assistance is extended to all P1 fixes.

3.3.          With on-site assistance: This will not routinely be necessary for problem resolution, but will be provided when both the Contractor and Inmarsat agrees that on-site support is required

4.             Before any software release then the Contractor shall have completed all required testing of the software.

5.             Release testing shall include one or more of:

5.1.          Baseline unit tests;

5.2.          Specific tests for the individual changes;

5.3.          Regression testing;

6.             Master archives of the software, documentation and the release notes shall be maintained and updated at the Contractor’s maintenance facility.

10.12.     Support Activities

10.12.1  Field Activity

1.             Representatives from the Contractor Maintenance team shall attend an annual operational management review meeting at Inmarsat for the CN and SMA (if procured)  to discuss the operation and service provided.

2.             Any outstanding problem shall be discussed at these meetings.

11.                               DELIVERABLE DOCUMENTATION

1.                                       The Contractor shall deliver to Inmarsat all programme management documentation listed in Table 6 for the CN and SMA (if procured), in accordance with the specified schedule.

2.                                       The Contractor shall deliver to Inmarsat all CN technical documentation listed in Table 7, in accordance with the specified schedule.

3.                                       The Contractor shall deliver to Inmarsat all SMA (if procured) technical documentation listed in Table 8, in accordance with the specified schedule.

4.                                       The Contractor shall establish a secure communications link to Inmarsat for the electronic exchange of documents and e-mail.

5.                                       Delivery of documentation (draft versions) shall comprise:

5.1.          At least two hard copies of each report;

5.2.          An electronic version of each file, delivered via e-mail, floppy or CD ROM, as appropriate.

6.             Delivery of documentation (final versions) shall comprise:

6.1.          At least four hard copies of each report;

6.2.          An electronic version of each file, delivered via e-mail, floppy or CD ROM, as appropriate.

7.                                       Unless otherwise agreed, all documentation shall be delivered to Inmarsat, London.

8.                                       At the end of the project, the Contractor shall prepare and deliver a CD ROM containing the final version of each deliverable document.

9.                                       All deliverable documents shall be written in English.

10.                                 The Contractor shall agree in advance with Inmarsat the office software packages to be used, which shall be compatible with Microsoft Office 2000.

11.                                 All documentation should be delivered in a browser viewable format (i.e. PDF or HTML).

12.                                 The documentation standard and control procedure shall be referenced in the QAP and approved by Inmarsat before use.

13.                                 All documentation in Tables 6, 7 and 8 shall be retained under formal document configuration control.

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
PMT1.	Programme Management Plan (PMP)	Incorporates Overall Project Schedule. May be separated for the CN and SMA (if procured)t)	Bid Proposal	N/A	KO review

PMT 2.	Risk Management Plan (RMP)	Incorporates overall risk management procedures. May be separated for the CN and SMA (if procured)	Bid Proposal	N/A	KO review

PMT 3.	Configuration Management Plan (CMP)	Incorporates the overall configuration control procedures. May be separated for the CN and SMA (if procured).	Bid Proposal	N/A	KO review

PMT 4.	Quality Assurance Plan (QAP)	Incorporates the overall quality assurance procedures. May be separated for the CN and SMA (if procured).	Bid Proposal	N/A	KO review

PMT 5.	Training Plan	Covers both engineering and operational training May be separated for the CN and SMA (if procured).	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

PMT 6.	Maintenance Plan	Maintenance Plan for the equipment. May be separated for the CN and SMA (if procured).	Draft at Bid Proposal	2 weeks prior to System Acceptance Testing	2 weeks after System Acceptance Testing (if changed)

PMT 7.	Monthly Progress Report	Statement of project progress. May be separated for the CN and SMA (if procured).	N/A	N/A	Monthly

PMT 8	Milestone Review Meeting Minutes	Records the points raised at the review meetings	N/A	N/A	5 days after each meeting

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
PMT 9.	Test Plan	Details the overall test approach and the requirements mapping to the acceptance test plans. May be separated for the CN and SMA (if procured).	Bid proposal	2 weeks prior to PDR	2 weeks prior to FDR

Table 6: Programme Management Documents

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
CNT 1.	CN Functional Specification	CN Functional specification including the allocation of requirements to the various subsystems	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

CNT 2.	Iu Interface Control Document	Detailed interface definition across the Iu and from the CN perspective	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

CNT 3.	External System Interface Control Documents (ICD)	Interface definition between the CN and other BGAN subsystems including the: a) BSS b) DCN c) Inmarsat OAMS d) Inmarsat HNMS e) Service Provider and Network Interfaces f) SMA	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

CNT 4.	CN Facility Site Requirement Specification(s)	Outlines the infrastructure required for delivery of equipment into each site.	KO Review	2 weeks prior to PDR	EDC + 6 months (if changed)

CNT 5.	CN Segment Architectural Design Document	CN system design document - decomposition into subsystems and internal interfaces.	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
CNT 6.	CN Operational Procedures.	User case or message flows between the various CN equipments for key system operations.	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

CNT 7	CN Factory Acceptance Test Plan	Factory acceptance test plan.	2 weeks prior to the FDR	N/A	1 month after the FDR

CNT 8.	CN Site Acceptance Test Plan	Site acceptance test plan. This will be repeated for each site.	2 weeks prior to the FDR	N/A	2 months after FDR

CNT 9.	CN Factory Acceptance Test Procedures	Factory acceptance test procedures.	2 months prior to FAT	2 weeks prior to FAT	2 weeks after FATR (if changed)

CNT 10.	CN Site Acceptance Test Procedures	Site acceptance test procedures This will be repeated for each site.	2 months prior to the first SAT	2 weeks prior to the first SAT	2 weeks after the first SAT (if changed)

CNT 11.	CN Training Manuals	Manuals to be used for training on the delivered equipment. This will be repeated for each course type	1 month prior to the course date	N/A	1 week prior to the course.

CNT 12.	CN FAT Configuration Report	FAT configuration report This will cover each distinct site configuration	N/A	FAT R	1 week after each FATR (if changed)

CNT 13.	CN SAT Configuration Report	SAT configuration report This will be repeated for each site	N/A	SATR	1 week after each SATR (if changed)

CNT 14.	CN FAT Readiness Report	CN FAT Readiness Report	N/A	FATR	1 week after each FATR (if changed)

CNT 15.	CN SAT Readiness Report	CN SAT Readiness Report. This will be repeated for each site	N/A	SATR	1 week after SATR (if changed)

CNT 16.	CN FAT Test Report	Results of the FAT testing	N/A	N/A	1 week after each FATR

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
CNT 17.	CN SAT Test Report (including site transfer document)	Results of the SAT testing This will be repeated for each site	N/A	N/A	1 week after each SATR

CNT 20.	CN Final System Acceptance Test Plan	Details of how the CN is intended to be acceptance tested once all sites are in place.	9 months prior to the testing (if changed)	6 months prior to the testing (if changed)	3 weeks prior to the testing (if changed)

CNT 21.	CN Final System Acceptance Test Procedures	Procedures for the system tests	3 months prior to the testing	N/A	2 weeks prior to the testing (if changed)

CNT 22.	CN Final Acceptance Test Report	Results of the CN final acceptance testing	N/A	N/A	2 weeks after the testing

CNT 23.	CN Operations Manual(s)	Operating and user instructions for the CN equipment	1 month prior to Final System Acceptance	N/A	2 weeks prior to the Final System Acceptance (if changed)

CNT 24.	CN Site Survey Report	Results of Contractor review of the BGAN site where equipment is to be installed. This will be repeated for each site where CN equipment is to be located	N/A	N/A	2 weeks after each site survey

CNT 25.	CN Site Shipment Plan	Details of when and how the equipment is to be shipped and accepted at the site This will be repeated for each site	N/A	N/A	4 weeks prior to shipment to each site

CNT 26.	CN Site Readiness Review Report	Site Readiness Review Report This will be repeated for each site	N/A	N/A	2 weeks before review

CNT 27.	CN Site Installation Document	Installation Plan for the equipment at the site This will be repeated for each site	N/A	N/A	2 weeks before shipment

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
CNT 28.	CN Annual Operations Management Review Report	Summary of warranty and maintenance activities provided over the last 12 month period	N/A	N/A	End of Warranty Yr1 and Yr2

CNT 29.	CN Recommended Spares List	Definition of the sparing plan proposed for the CN equipment configuration.	2 weeks prior to FDR	N/A	N/A

Table 7: CN Deliverable Technical Documentation

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
SMA 1.	SMA Functional Specification	SMA Functional specification including the allocation of requirements to the various subsystems	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

SMA 2.	External System Interface Control Documents (ICD)	Interface definition between the SMA and other BGAN subsystems including the: a) BSS b) DCN c) RAN d) CN e) Inmarsat HNMS	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

SMA 3.	Facility Site Requirement Specification(s)	Outlines the infrastructure required for delivery of equipment into each site.	KO Review	2 weeks prior to PDR	2 weeks after PDR (if changed)

SMA 4.	SMA Segment Architectural Design Document	SMA system design document - decomposition into subsystems and internal interfaces.	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

SMA 5.	SMA Operational Procedures.	User case or message flows between the various SMA equipments for key system and business operations.	2 weeks prior to PDR	2 weeks prior to FDR	2 weeks after FDR (if changed)

SMA 6.	SMA Factory Acceptance Test Plan	Factory acceptance test plan. This will be repeated for each planned system release	2 weeks prior to the FDR	N/A	1 month after the FDR

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
SMA 7.	SMA Site Acceptance Test Plan	Site acceptance test plan. This will be repeated for each planned system release	2 weeks prior to the FDR	N/A	2 months after FDR

SMA 8.	SMA Factory Acceptance Test Procedures	Factory acceptance test procedures. This will be repeated for each planned system release	2 months prior to the FAT	2 weeks prior to the FAT	2 weeks after the FATR (if changed)

SMA 9.	SMA Site Acceptance Test Procedures	Site acceptance test procedures This will be repeated for each planned system release	2 months prior to the SAT	2 weeks prior to the SAT	2 weeks after the SAT (if changed)

SMA 10.	SMA Training Manuals	Manuals to be used for training on the delivered equipment. This will be repeated for each course type	1 month prior to the course date	N/A	1 week prior to the course.

SMA 11.	SMA FAT Configuration Report	FAT configuration report This will be repeated for each planned system release	N/A	FATR	1 week after each FATR (if changed)

SMA 12.	SMA SAT Configuration Report	SAT configuration report This will be repeated for each planned system release	N/A	SATR	1 week after each SATR (if changed)

SMA 13.	SMA FAT Readiness Report	FAT Readiness Report This will be repeated for each planned system release	N/A	FATR	1 week after each FATR (if changed)

SMA 14.	SMA SAT Readiness Report	SAT Readiness Report. This will be repeated for each planned system release	N/A	SATR	1 week after SATR (if changed)

SMA 15.	SMA FAT Test Report	Results of the FAT testing This will be repeated for each planned system release	N/A	N/A	1 week after each FATR

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
SMA 16.	SMA SAT Test Report (	Results of the SAT testing This will be repeated for each planned system release	N/A	N/A	1 week after each SATR

SMA 17	SMA Final System Acceptance Test Plan	Details of how the SMA is intended to be acceptance tested once all sites are in place.	9 months prior to the testing (if changed)	6 months prior to the testing (if changed)	3 weeks prior to the testing (if changed)

SMA 18	SMA Final System Acceptance Test Procedures	Procedures for the system tests	3 months prior to the testing	N/A	2 weeks prior to the testing (if changed)

SMA 19	SMA Final Acceptance Test Report	Results of the SMA final acceptance testing	N/A	N/A	2 weeks after the testing

SMA 20	SMA Operations Manual(s)	Operating and user instructions for the SMA equipment This will be repeated for each planned system release	1 month prior to Final System Acceptance	N/A	2 weeks prior to the Final System Acceptance (if changed)

SMA 21	SMA Site Survey Report	Results of Contractor review of the BGAN site where equipment is to be installed. This will be repeated for each site where SMA equipment is to be located	N/A	N/A	2 weeks after each site survey

SMA 22	SMA Site Shipment Plan	Details of when and how the equipment is to be shipped and accepted at the site This will be repeated for each planned system release	N/A	N/A	4 weeks prior to shipment to each site

SMA 23	SMA Site Readiness Review Report	Site Readiness Review Report This will be repeated for each planned system release	N/A	N/A	2 weeks before review

	Contractor Document		Delivery Schedule
No		Comments	Draft 1	Draft 2	Final
SMA 24	SMA Site Installation Document	Installation Plan for the equipment at the site This will be repeated for each site	N/A	N/A	2 weeks before shipment

SMA 25	SMA Annual Operations Management Review Report	Summary of warranty and maintenance activities provided over the last 12 month period	N/A	N/A	End of WarrantyYr1 and Yr2

SMA 26	SMA Recommended Spares List	Definition of the sparing plan proposed for the CN equipment configuration.	2 weeks prior to FDR	N/A	N/A

Note: This table will be finalized when the SMA option is exercised.

Table 8: SMA Deliverable Technical Documentation

12.          APPLICABLE STANDARDS

Inmarsat are responsible for the provisioning of each of the sites into which the CN (including RTB at RAN development facility) and SMA equipment is to be installed. This includes all building work (i.e. foundations, offices, operation centres, etc.), utilities (e.g. water, electricity, etc.) and general facilities such as power, earthing and ventilation.

1.                                       The Contractor shall undertake to deliver at Kick-off Review meeting a preliminary draft of equipment detail, and finalise by EDC + 6 months the Site Facilities Requirement Specifications, outlining all site infrastructure required to enable equipment installation.  The SFRS for the RAN development facility shall be finalised at the Kick-off Review meeting.

2.                                       Each Site Facilities Requirement Specification shall include a schedule of when facilities will be required and when access to the site is needed.

3.                                       Each Site Facilities Requirement Specification shall address what is required in terms of:

3.1.          Power supply;

3.2.          Environmental conditions (temperature, humidity, etc.);

3.3.          Floor space;

3.4.          Security and access control;

3.5.          Estimated number of operational staff;

3.6.          Qualifications of operational staff;

3.7.                              Civil engineering (e.g. building, antenna structure and load bearing, etc.);

3.8.          Mechanical structures;

12.1.       Site Requirements

Selection of the SAS sites has not yet been made. Selection of the first two sites will be identified by PDR. The selection of the other sites will be identified by EDC + 12 months.

The NOC master and backup are currently located in the UK, exact details of which will be given to the successful bidder.

The BOC is currently planned for the Inmarsat Headquarters in London.

1.                                       The Contractor shall agree to adhere to all national requirements in respect to equipment installation at the selected site.

2.                                       All equipment (equipment racks, systems, cards, test equipment, instruments, cables, etc.) shall be labelled to enable easy identification.

3.                                       Such labelling shall not be of a temporary nature.

4.                                       All labelling shall be written in the English language.

5.                                       The Contractor should enter equipment inventory details in the Site Installation Plan.

6.                                       Equipment shall be provided with clearly identified and suitable termination points for all cabling to facilitate installation, interconnection and subsequent maintenance.

7.                                       Wiring and cabling used within the equipment shall be of adequate size and rating so as to prevent mechanical or electrical damage by any reasonable factors, including the carrying out of routine maintenance work.

8.                                       The Contractor-supplied commercial off-the-shelf (COTS) equipment shall have as a minimum, the applicable certification markings dependent on the intended installation location.

9.                                       All Contractor developed equipment shall have the CE mark and additionally be compliant to UL and FCC requirements for that class of equipment.

10.                                 Equipment precautions shall include:

10.1.        Induced voltages due to lightning discharge;

10.2.        AC mains borne interference;

10.3.        Induced voltages due to adjacent equipment;

11.                                 The Contractor shall provide adequate protection against any equipment susceptibility to potential electromagnetic contamination.

12.2        Environmental Conditions

1.                                       The equipment shall meet their technical requirements over the following range of environmental conditions:

Temperature	10[o] to 35[o] C ambient

Relative Humidity	10 to 80% bounded by an absolute humidity of 20g/m3on the high side and bounded by 1.5 g/ m3 on the low side

12.3        Health and Safety

1.                                       The Contractor shall deliver equipment that fully complies with the safety requirements associated with its CE mark.

13.          TEST FACILITIES

1.                                       The Contractor shall be responsible for all test tools, instruments and simulators needed to test the CN and SMA (if procured) delivered.

2.                                       A RAN RTB facility is available and shall be used by the CN contractor to prove out UT – CN and RAN – CN interfaces during the development process.

3.                                       Access to the RAN RTB shall be agreed between Inmarsat, the RAN contractor and the CN contractor by the contract start date.

4.                                       The Contractor shall maintain an in-house reference test facility suitable for long term maintenance and support of the equipment when delivered into the field.

13.1.       Reference Test Bed (RTB) at Contractor Facilities

The purpose of this RTB (maintained at the Contractor facility) is to enable the Contractor to suitably verify, test and debug the CN and SMA during development.  Although dedicated SMA equipment for the RTB has not been procured, SMA equipment intended for the first SAS site will be connected in for testing purposes.  Thereafter, the RTB will be used for maintenance once in operation and for co-ordinating and testing upgrades including new software, new enhancements etc and also for trouble shooting.

Similarly, the RAN Contractor will maintain a RAN RTB.  The transmission link between the RAN RTB and the CN RTB will be provided by Inmarsat.

1.                                       During the development and test stage the Contractor shall be responsible for all in-lab equipment required to verify the AI with the CN.

2.                                       The Contractor shall design, develop and build an in-factory representative Reference Test Bed (RTB) sufficiently sized (both hardware and software) to assist with CN development, system performance/load testing, AI verification and maintenance investigations.

3.                                       The Contractor shall use the RTB for in-house system testing, warranty and maintenance support.

4.                                       The Contractor shall support the RTB throughout the development, testing and warranty period.

5.                                       The Contractor and Inmarsat shall agree upon a delivery mechanism between the Contractor facility and SAS site for the transfer of software upgrades, files, etc.

6.                                       The RTB shall be able to connect with the operational network, when authorised via Inmarsat and on provision of a suitable communications line.

7.                                       The RTB shall provide a test harness capability for all external interfaces to the CN.

8.                                       The RTB shall be ready by EDC + 16 months.

9.                                       The RTB shall also incorporate the proprietary voice codec implementation, which may be on a development platform provided by the voice codec supplier.

14.          SYSTEM INTEGRATION EFFORT

14.1        BGAN Development Coordination Forum

Inmarsat will chair BGAN Development Coordination Forum (DCF) meetings for the coordination of technical and operational issues related to the BGAN system development.  All contractors and suppliers related to the BGAN system development are required to participate in these DCF meetings.

The scope of the DCF is to encompass:

a)              Resolution of technical and operational issues related to the development of the BGAN system

b)             Co-ordination of inter-working and integration testing between different BGAN subsystems;

c)              Identification and resolution of issues related to gaining type approval and certification of BGAN user terminal equipment for different markets;

d)             Identification and resolution of technical issues related to gaining licensing and market access for the BGAN system operation and service provision.

1.                                       The Contractor shall participate in the DCF meetings to be established by Inmarsat.

2.                                       The Contractor shall participate proactively in identifying and resolving technical and operational issues related to the development of BGAN system.

14.2        Access to Reference Test Bed

The Contractor shall make available the Reference Test Bed (RTB) for interworking and integration tests by other BGAN subsystem suppliers, as nominated by Inmarsat.  Inmarsat will ensure that the other BGAN subsystem suppliers provide reasonable notice for the Contractor to schedule access to the RTB facilities.

14.3        BGAN Ground Network Integration Support

Inmarsat plans to run a series of BGAN ground network test campaigns designed to ensue that all major systems interface correctly and that functionality that crosses sub-system boundaries co-ordinate end-to-end. This is hence not a repeat of the individual system acceptance tests, but more a wider checkout of end-to-end system operation.

Each BGAN contractor will be required to commit to providing some level of resources to support this testing.

1.                                       The Contractor shall support overall BGAN ground network integration testing activity as directed by Inmarsat.

2.                                       The Contractor shall make available skilled personnel capable of supporting the integration test campaigns, for a minimum of 10 man-years at agreed time and materials charge rates.

3.                                       The Contractor shall invoice Inmarsat on a monthly basis in arrears for the actual level of support provided.

4.                                       All system integration activities supported by the Contractor shall require prior approval by the responsible Inmarsat project manager.

APPENDIX A - ABBREVIATIONS

ADD	Architectural Design Document
ADR	Architectural Design Review
AI	Air Interface
AOC	Advanced Operations Centre
API	Applications Programming Interface
ATR	Alpha Test Review
BCC	NOC Backup Control Centre
BGAN	Broadband Global Area Network
BOC	Business Operations Centre
BSS	Business Support System
BTR	Beta Test Review
CAI	Common Air Interface
CCB	Change Control Board
CMP	Configuration Management Plan
CSO	Customer Support Office
CU	Communications Unit
DCF	Development Coordination Forum
DCN	Data Communications Network
DR	Development Review
EDC	Effective Date of Contract
ESA	European Space Agency
FAT	Factory Acceptance Test
FATR	FAT Review
FDR	Final Design Review
FFP	Firm Fixed Price
FTR	Factory Test Review
GEO	Geostationary Earth Orbit
GGSN	Gateway GPRS Support Node
GPRS	General Packet Radio Service
GS	Ground Station
HFR	Hardware Fault Report
HLR	Home Location Register
HMP	Hardware Management Plan
HNMS	Harmonised Network Management System
ICD	Interface Control Document
IF	Intermediate Frequency
ITP	Integration Test Plan
KOR	Kick-off Review
MTBF	Mean Time Between Failures
MT	Mobile Terminal
MTTR	Mean Time to Repair
N/A	Not Applicable
NE	Network Element
NOC	Network Operations Centre
NFO	Network Facilities Operator
OAMS	Operational Alarms and Measurements System
ORR	Operations Readiness Review
OTR	Operations Test Report
PBSC	Packet Base Station Controller
PBTS	Packet Base Transceiver Site
PDD	Prototype Design Document
PDR	Preliminary Design Review
PLMN	Plain Land Mobile Network
PMC	Personal Multimedia Communications

PMP	Programme Management Plan
PSN	Problem Status Notice
QAP	Quality Assurance Plan
QoS	Quality of Service
CNQ	CN Query
RAN	Radio Access Network
RF	Radio Frequency
RFP	Request for Proposal
RMP	Risk Management Plan
RID	Review Item Discrepancy
RN	Release Note
RTB	Reference Test Bed
SAS	Satellite Access Station
SAT	Site Acceptance Test
SATR	SAT Review
SDD	System Design Document
SFR	Software Fault Report
SFS	System Functional Specification
SGSN	Serving GPRS Support Node
SID	SAS Installation Document
SMA	Service Management Architecture
SMP	Software Management Plan
SOT	System Operational Testing
SOW	Statement of Work
SPR	System Problem Report
SP	Service Provider
STP	System Test Plan
TBC	To Be Confirmed
TBD	To Be Determined
TE	Terminal Equipment
USB	Universal Serial Bus (1)
USB	Update Status Notice (2)
UT	User Terminal
VLR	Visitor Location Register
WBS	Work Breakdown Structure
WPD	Work Package Description

APPENDIX B - ICD CHANGE CONTROL BOARD

ICD CHANGE CONTROL BOARD (CCB)

BASIC GUIDELINES

DRAFT

1.    Membership of the ICD CCB shall be open to the suppliers of all major subsystems of the BGAN system.

2.    Inmarsat shall chair the CCB.  All other members of the CCB shall have equal status.

3.    The CCB shall be responsible for maintaining all BGAN Interface Control Documents (ICDs), including the BGAN Air Interface (AI) definition.

4.    Any member of the CCB may propose changes to any ICD, with appropriate supporting information and justification.

5.    The CCB shall decide whether a given change is substantive or editorial.

6.    Editorial changes shall be to clarify ambiguities and remove errors in the ICD definition.  Substantive changes shall be to provide enhanced performance/ functionality in the ICD definition.

7.    All members shall adopt all editorial changes, without the need for amendment of their respective development contracts.

8.    All members shall adopt substantive changes up to their respective contractual PDR milestones, provided there is no consequential impact on the contracted scope of work, without amendment of their respective contracts

9.    All members shall adopt substantive changes up to their respective contractual FDR milestones, provided there is no consequential impact on the contracted scope of work.

10.  All members shall make best efforts to adopt substantive changes at any time, in the interest of ensuring a properly functional BGAN system.

11.  Decisions of the CCB shall generally be taken by consensus.  In case of lack of consensus, the Chairperson shall decide on the basis of congruence with Inmarsat BGAN programme goals.

INM-CO/01-2981/TS 10/05/2004

Annex B

System Requirements Specification

Inmarsat 4

BROADBAND GLOBAL AREA NETWORK (BGAN)

CORE NETWORK AND SERVICE MANAGEMENT

SYSTEM REQUIREMENTS SPECIFICATION

RFP 01-1088/HC

The information contained herein is confidential and proprietary to Inmarsat, and may not be used, reproduced, or disclosed to others except for the purpose of responding to this RFP.  The recipient of this information, by its retention and use agrees to protect this document and the information contained herein from loss, theft or compromise.

INMARSAT LTD

99 City Road, London EC1Y 1AX, United Kingdom

Tel: +44 (0) 20 7728-1000    Fax: +44 (0) 20 7728-1702

Broadband Global Area Network
Core Network/Service Management Architecture
System Requirements Specification

1.	INTRODUCTION

1.1	BGAN Network Topology

1.2	BGAN Service Management Architecture (SMA)

1.3	BGAN System Management Planes

1.4	Document Structure

1.5	Applicable Documents

1.6	Abbreviations, Terms and Definitions

1.7	Requirement Methodology Used

2.	BGAN SERVICE DELIVERY REQUIREMENTS

2.1	BGAN Circuit Switched Services

2.1.1	BGAN Circuit-Switched Bearer Services

2.1.2	BGAN Circuit-Switched Teleservices

2.1.3	BGAN Circuit Switched Supplementary Services

2.1.4	CS Multimedia Services

2.2	BGAN Packet Switched Services

2.2.1	BGAN ISDN Packet Switched Bearer Services

2.2.2	BGAN GPRS/UMTS Packet Switched Bearer Services

2.2.3	BGAN GPRS/UMTS Packet Switched Teleservices

2.2.4	BGAN Packet Switched Supplementary Services

2.2.5	Point-to-Multipoint (PTM) PS Services

2.2.6	Mobile IP

2.3	CN Support for Personalised Services

2.4	Prepaid Services

2.5	Service Network Entity Descriptions

2.5.1	CN Support for Lawful Interception

INMARSAT CONFIDENTIAL AND PROPRIETARY

Use, duplication or disclosure of this document or any information contained herein is subject to the restrictions of the title page.

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2.5.2	CN Support for Subscriber Call Tracing

2.5.3	CN Support for Identity Restrictions

3.	BGAN CORE NETWORK DOMAIN LEVEL REQUIREMENTS

3.1	BGAN CN Domain Identification

3.1.1	BGAN Serving Network Domain Boundary

3.1.2	BGAN CN Home Network Domain Boundary

3.1.3	BGAN Transit Network Domain Boundary

3.2	Separation of Control and Connectivity Planes

3.3	Conformance with UMTS CN Standards

3.4	BGAN Core Network Domain Architectural Overview

3.4.1	BGAN CN Serving Domain Overall Requirements

3.4.2	BGAN CN Home Domain Overall Requirements

3.4.3	BGAN CN Transit Network Domain

3.5	CN Consideration of RAN Aspects

3.5.1	Voice Transcoding

4.	CORE NETWORK DETAILED FUNCTIONAL REQUIREMENTS

4.1	CN Synchronisation

4.2	CN Naming, Addressing and Location

4.2.1	Naming

4.2.2	Addressing

4.2.3	CN Identifiers

4.3	CN Network Control Layer (Call Control Network)

4.3.1	Connection Bearer Control

4.3.2	Packet-Switched Multimedia Call Control

4.4	BGAN CN Connectivity Layer

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4.4.1	Circuit Switched Transport Layer

4.4.2	Packet Switched Transport Layer

4.5	Network Access Control Functional Requirements

4.5.1	Access Control Features

4.5.2	Overall CN Admission Control Features

4.5.3	CN Congestion Control and Management

4.6	Routing and Registration

4.6.1	Forced Routing

4.6.2	Packet Routing and Transfer (PS Domain)

4.7	Resource Management

4.8	Core Network Quality of Service

4.8.1	Core Network Bearer QoS

4.8.2	Core Network Backbone Network Service

4.9	Security Management

4.9.1	Encryption

4.10	Subscriber Management

4.11	UMTS Mobility Management

4.11.1	Attach/Detach

4.11.2	Service Registration

4.12	Location Management

4.12.1	Handover and Relocation

4.12.2	Paging Co-ordination Function

4.12.3	Terminal Tracking and Location

4.12.4	Service Area Coordination

4.12.5	Mobility Handling Mechanisms for Mobile IP

4.13	CN Charging Functionality

4.13.1	Circuit Switched Charging

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4.13.2	Packet Switched Charging

4.14	Network Management

4.14.1	Local Element Management

4.14.2	UT Tracing

5.	CN REFERENCE POINTS AND INTERFACE REQUIREMENTS

5.1	BGAN CN and other External Networks

5.1.1	Interface No 1: BGAN – External PLMN (Gp)

5.1.2	Interface No 2: BGAN – Internet/Intranet/PLMN (Gi)

5.1.3	Interface No 3: BGAN – Signaling System

5.1.4	Interface No 4: BGAN – PSTN / ISDN Signaling (Control Plane)

5.1.5	Interface No 5: BGAN – PSTN/ISDN Transport (User Plane)

5.2	BGAN CN and Other BGAN Subsystems

5.2.1	Interface No 1: RNS – Core Network (CN) Interface (Iu)

5.2.2	System Management Interfaces

5.3	CN Internal Interface Requirements

5.3.1	Interface No 1: Signaling between the GGSN and HLR (Gc)

5.3.2	Interface No 2: 3G SGSN – EIR (Gf)

5.3.3	Interface No 3: 3G SGSN – 3G GGSN (Gn)

5.3.4	Interface No 4: 3G SGSN – 3G GGSN (Gp)

5.3.5	Interface No 5: 3G SGSN – HLR (Gr)

5.3.6	Interface No 6: MSC/VLR Server – SGSN (Gs)

5.3.7	Interface No 7: HLR - MSC server (C-interface)

5.3.8	Interface N 8: HLR - VLR (D-interface)

5.3.9	Interface No 9: MSC server – MSC Server (E-interface)

5.3.10	Interface No 10: MSC server - EIR (F-interface)

5.3.11	Interface No 11: VLR - VLR (G-interface)

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5.3.12	Interface No 12: HLR – AuC (H-interface)

5.3.13	Reference Point No 13: (G)MSC server – MGW (Mc Reference Point)

5.3.14	Reference Point No 14:HLR – R-SGW

5.3.15	Reference Point No 15: MGW-MGW (Nb Reference Point)

5.3.16	Reference Point No 16: MSC Server – GMSC Server (Nc Reference Point)

5.3.17	Reference Point No 17: CN LCS Server – CN Equipments (Lg, Lg’, Lh)

6.	BGAN CORE NETWORK PERFORMANCE REQUIREMENTS

6.1	Network Latency

6.2	BGAN CN Quality of Service

6.2.1	CN Bearer Service QoS

6.2.2	BGAN CN Backbone QoS

6.3	BGAN CN Traffic Dimensioning and Capacity

6.3.1	Estimated Number of Subscribers

6.3.2	BGAN Usage Characteristics

6.3.3	General Traffic Engineering Principles

6.3.4	Busy Hour Traffic Requirements for Circuit Mode Services

6.3.5	Busy Hour Traffic Requirements for Packet Mode Services

6.3.6	BGAN Network Access

6.3.7	BGAN CN Session Establishment

6.3.8	BGAN CN Traffic Load Capacity

6.3.9	BGAN CN Storage Capacity

6.3.10	Capacity for Handling PS traffic load

6.3.11	Capacity to Handle CS Calls

7.	CORE NETWORK - NETWORK ENTITY REQUIREMENTS

7.1	Core Network Equipment and Capacity Dimensioning

6

7.2	BGAN Core Network Database Entities

7.2.1	Home Location Register (HLR)

7.2.2	Authentication Centre (AuC)

7.2.3	Equipment Identity Register (EIR)

7.3	Core Network Circuit-Switched Entities

7.3.1	Mobile Services Switching Centre Server

7.3.2	Gateway Mobile Services Switching Centre Server

7.3.3	CS (Border) Media Gateway (MGW)

7.3.4	Roaming Signaling Gateway (R-SGW)

7.3.5	Transport Signaling Gateway (T-SGW)

7.4	Core Network Packet-Switched Network Entities

7.4.1	3G Gateway GPRS Support Node (3G-GGSN)

7.4.2	3G Serving GPRS Support Node (3G-SGSN) Server

7.4.3	PS (Internal) Media Gateway (MGW)

7.4.4	Border Gateway (BG)

7.5	Core Network Operation Support System Entities

7.5.1	Network Synchronisation Subsystem (NSS)

7.5.2	CN Operations & Maintenance Centre (OMC) Subsystem

7.5.3	Call Charging Gateway (CCG)

7.5.4	Service Order Gateway

7.5.5	Location Server Function

7.5.6	Cell Broadcast Centre

7.5.7	Domain Name Server (DNS)

7.5.8	Digital Communications Network (DCN)

8.	BGAN BUSINESS SUPPORT SYSTEM REQUIREMENTS ON THE CN

8.1	Location Data

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8.2	Terminal Inventory Management

8.3	Equipment to handle SIM Roaming

8.4	Interconnection

8.5	Content and Application Analyser

8.6	Transaction Data Formats

8.7	Credit Monitoring: Real-Time Billing

8.8	Network Based Mediation Devices

8.9	Database (s) synchronization

9.	BGAN SERVICE MANAGEMENT ARCHITECTURE (SMA)

9.1	BGAN Service Management Services

9.1.1	Lawful Interception Service (LIS)

9.1.2	BGAN Emergency Call Handling Server (ECHS)

9.2	BGAN Service Enablers

9.2.1	Location Service (LCS) Architecture

9.2.2	Point to Point Short Messaging Service (PP-SMS)

9.2.3	Unified Messaging Service (UMS)

9.2.4	Real Time Charging

9.3	BGAN SMA Sizing Information

10.	APPENDIX A – APPLICABLE DOCUMENTS

11.	APPENDIX B – ABBREVIATIONS

12.	APPENDIX C: BGAN-R LAWFUL INTERCEPTION EVOLUTION

12.1	BGAN-R Functional entities

12.1.1	Administrative Management Facility (ADMF)

12.1.2	Remote Provisioning Unit

12.1.3	Legal Interception Activation System (LIAS)

8

12.1.4	Law Enforcement Agency

12.1.5	GPRS Service Node

12.1.6	Delivery Functions

12.2	Location of the Network Entities

12.2.1	Location of ADMF

12.2.2	Technical Components in BGAN-R

12.3	Target Identification

12.4	Activation of Legal Interception

12.5	LEA control and Security of Target databases

12.6	Capacity Requirements

13. APPENDIX D – BGAN CN PHYSICAL INTERFACE LAYOUT AND DCN SITE LAN INFRASTRUCTURE CONFIGURATION

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1.  INTRODUCTION

1.1  BGAN Network Topology

The BGAN topology is shown in Figure 1. Each Satellite Access Station (SAS)  contains one or more Radio Network Subsystems (RNS) that provides the uplink to the satellites for communication with the remote satellite users. The collection of RNS equipment sets form the BGAN Radio Access Network (RAN). The RAN supports up and downlink communication with BGAN User Terminals (UT) supporting data rates up to 432Kbps (minimum) to and from the user.

Each SAS acts as a network gateway allowing traffic to be routed to and from terrestrial fixed and mobile networks for interconnectivity with non-satellite users. Gateway connectivity is also supported between BGAN users. This network gateway capability is referred to as the SAS Network Switching Subsystem (NSS). Inmarsat is responsible for establishing respective inter-connect agreements with external operators to allow connectivity to/from the terrestrial fixed and mobile networks.

The BGAN will also comprise of various network database systems required for subscriber and mobility management purposes.

Network gateways and network database systems can also reside in the Service Provider (SP) domain with the SAS in this scenario providing radio access over the satellites. To facilitate this, Inmarsat plans to establish partnering agreements with a number of SPs who will thereon be responsible for the interconnect agreements to the respective terrestrial fixed and mobile networks. The interconnecting point between the SAS and SP is referred to as the Point of Presence (PoP) that physically represents the host customer premise equipment potentially including gateway, interconnect and database equipment.

Connectivity between the SAS sites and Inmarsat operations centres will be via a TCP/IP backbone network referred to as the Inmarsat Digital Communications Network (DCN). In the case where a SP hosts his own network gateway and switching equipment then connectivity to the nominated SAS (and hence onto the BGAN DCN Backbone) will be an SP responsibility.

The BGAN is hierarchically managed in respect to overall network operations. The Inmarsat Network Operations Centre (NOC) forms the central management hub and co-ordinates network activities across the various sites. Suitable backup provisions are included to guard against NOC system failures.

The Inmarsat Business Operations Centre (BOC) centrally controls business operations including billing co-ordination, customer care and service provisioning.

The diagram also shows the Inmarsat Satellite Control Centre (SCC) and Telemetry, Tracking and Control (TT&C) stations that work to maintain the in-orbit satellite constellation.

This CN specification is concerned with providing the:

1.                                       NSS to be resident at each SAS

2.                                       Network Database Systems to be distributed between the SAS and NOC sites.

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3.                                       Routing and switching equipment required for local site connectivity between the SAS RNS and CN, local CN interconnects and for transporting signalling and user traffic across the DCN backbone WAN communication links. Inmarsat are responsibility for provisioning and making available the WAN links between sites.

The RAN is being procured under a separate contract and will utilise a FDMA/TDMA radio access scheme across the Um interface and the UMTS Release 4 ATM based connectivity across the Iu interface to the CN.

For further information on the BGAN configuration then the reader is referred to the BGAN System Overview Document (SOD — AD.2).

This contract is required to deliver suitably sized CN equipment into two physical SAS sites and management equipment into the NOC. Further, upgrading of Inmarsat existing management systems is also included in order to meet backup requirements. Additional SAS sites may be added into the configuration at a later date.

11

Figure 1: BGAN System Configuration

12

The BGAN system is to provide UMTS compliance.

As indicated, the initial BGAN system is to align with UMTS Release 4. However, the UMTS Release 5 All-IP network reference architecture (****) represents the target architecture that Inmarsat may migrate to at a later date subject to initial service success and market conditions. This target architecture is presented in Figure 2.

Figure 2: UMTS All IP Reference Architecture (Option 2 from ****)

As indicated, an incremental approach will be used whereby the CN will initially align with Release 4. This architecture is presented in Figure 3 and defined in ****.

Even though the initial CN baseline is Release 4 this contract has been let on the basis that the CN contractor has demonstrated a clear later migration path to Release 5 building on, rather than replacing, the initial CN elements.

13

PSTN
PSTN
PSTN
T-SGW
R-SGW
Gi
Gp
MGW
Mc
GMSC server
GGSN
C
Mh
Gc
HSS(HLR)
H
AuC
Gn
PSTN
Nb
D
EIR
Gr
F
Gf
G
VLR
B
MSC server
VLR
B
MSC server
Gs
SGSN
E
Mc
Mc
CN
MGW
MGW
Nb
A or Iu-CS
Gb or Iu-PS
IuCS
IuPS
BSS
RNS
BSC
RNC
Iur
RNC
Abis
Iub
BTS
BTS
Node B
Node B
cell
Um
Uu
CU
SIM-CU i/f
or
Cu
SIM
USIM
UT

Figure 3: 3GPP Release 4 Network Configuration (BGAN Framework)

Figure 3 also presents  potential future need for the BGAN CN to be upgraded to support the A and Gb interfaces thus allow CN interconnectivity for precursor 2G and 2.5G radio networks (shown in lighter shade). Although not a mandatory requirement of the initial configuration, the contractor has again given an assurance of the ability to upgrade appropriate Release 4 elements should this capability later be instigated.

14

1.2  BGAN Service Management Architecture (SMA)

Inmarsat BGAN business operations are centrally administered from the BOC. This is achieved via a modularised Business Support System (BSS) that undertakes business related activities that includes billing, interconnect management, service provisioning and customer care. The BGAN BSS needs to maintain various data and provisioning interfaces to the BGAN CN.

The BGAN system also encompasses a service environment in order to support immediately required services and subsequently support future services and applications.. This service environment  is generically termed the BGAN Service Management Architecture (SMA), a possible scope for which is shown in Figure 4. The shaded boxes represent those items that form part of the initial baseline. The non-shaded boxes are those items that are currently options to the main contract. If the option(s) is exercised then the requirements included in this SRS are applicable. The dashed boxes represent typical services being developed under UMTS that may later be added. The main point of including these here is that the service environment proposed must have suitable flexibility to incorporate these later services.

Figure 4: BGAN Service Management Architecture

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1.3  BGAN System Management Planes

The Inmarsat BGAN comprises of a number of hierarchical management layers, each of which has defined functions. This layering is presented in Figure 5.

Figure 5: BGAN Layered Management Architecture

From Figure 5, this SRS contains requirements for the:

1.                                       Core Network Layer (hereafter referred to as the BGAN Core Network): This represents a 3GPP UMTS Core Network (CN) that is required to support control and user planes for Inmarsat BGAN traffic. The CN is to contain mobility management, subscriber management, signalling, data transmission, switching, routing and inter-working functions to and from external networks for both circuit and packet switched services consistent with the UMTS reference 4 network architecture introduced in Section 1.1. The CN will interface to the separately contracted satellite based Radio Access Network (RAN) that provides communication with the BGAN User Terminals (UT) over the satellite. The BGAN is to comprise one CN, the equipment for which will be distributed across the SAS nodes and linked

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via the private wide area DCN introduced in Section 1.1. At present, two SAS gateway sites are planned together with a central NOC. The NOC has backup capabilities through equipment stationed at other sites in the BGAN configuration. The CN is required to support the UMTS Iu (circuit, packet and broadcast domains) reference point interface for connectivity to the RAN.

2.                                       Service Management Layer (hereafter referred to as the BGAN Service Management Architecture - SMA). This represents a service management and creation environment that is to be put in place in order to support certain operator specific service features  and potentially user services (subject to options being exercised).

The Contractor is fully responsible for the design, implementation and testing of the CN and SMA (as specified). Testing is to include inter-working with the RAN, the central Inmarsat operational systems (NOC and BOC) and interconnect testing to both the SP PoPs and external networks (namely PSTN, ISDN, PDN and PLMN). The scope of this responsibility is defined further in the SOW (AD.1).

1.4  Document Structure

Following the introduction then this SRS consists of the following major sections:

2.                                       BGAN Service Delivery Requirements: Introduces the services to be supported by the BGAN CN.

3.                                       BGAN Core Network Domain Level Requirements: Defines how the CN is decomposed into specific domains and the overall requirements that need to be meet within each domain.

4.                                       BGAN Core Network Detailed Functional Requirements: Defines the overall behaviour and operations that the CN is required to perform within the BGAN.

5.                                       BGAN Core Network Reference Points and Interface Requirements: Identifies external and key internal logical and physical connections that need to be addressed.

6.                                       BGAN Core Network Performance Requirements: Defines the criteria that will be used to accept the performance of the CN. Some measures will require refinement with the Contractor based on design analysis activities conducted during the contract design phase.

7.                                       BGAN Core Network Component Architecture and Network Entity Requirements: Presents an illustrative logical architecture intended to assist in the scooping of the equipment entities and with subsystem dimensioning.

8.                                       BGAN Business Support System Interfaces and Considerations: Defines key business support requirements that need to be met by the CN in order to support BGAN commercial operations.

9.                                       BGAN Service Management Architecture: Defines the overall behaviour and operations that the SMA is required to perform within the

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overall BGAN. Also identified are the options services that may be exercised as the contract progresses. These options are clearly marked in the associated test to avoid ambiguity.

1.5  Applicable Documents

Appendix A lists the documents that are referenced from this BGAN CN/SMA SRS and hence forms part of the overall requirement definition.

For ease of referencing, each document is given a unique “AD.ref no” as indicated in Appendix A. The document is thereafter called up in the main text using this assigned reference number for ease of correlation.

1.6  Abbreviations, Terms and Definitions

For the purpose of this document then the definitions presented in **** and abbreviations/acronyms in **** are applicable where appropriate to the CN/SMA and unless otherwise indicated in this Specification.

Specifically, the following key terms apply:

BGAN BSS                                  The Inmarsat Business Support System that is responsible for supporting the customer service and business management operations within Inmarsat. The BSS comprises a number of modules including order management, mediation management, service provider interface management, billing and rating (including interconnect and roaming), customer care, fraud management, service management and data warehousing.

CN                                                                              The CN domain consists of the physical entities that support the network features and telecommunication services that are to be provided. Responsibilities include management of user location information, control of network features and services and the transfer (switching and transmission) mechanisms for signalling and for user data transport. The CN domain is further sub-divided into the Serving Network Domain, the Home Network Domain and the Transit Network Domain (see definitions below).

CN Serving Network Domain

Part of the CN domain to which the access network domain that provides the user’s access, is connected. It represents the CN functions that are local to the user’s access point and thus their location changes when the user moves. The serving network domain is responsible for routing calls and transporting user data/information from source to destination. Within BGAN, the BGAN CN Serving Network Domain is located at each SAS. It has the ability to interact with the home domain to cater for user specific data/services and with the transit domain for non-user specific data/services purposes.

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CN Home Network Domain

Represents the CN functions that are conducted at a permanent location regardless of the location of the user’s access point. The Universal Subscriber Identity Module (USIM) is related by subscription to the home network domain. The home network domain therefore contains permanent user specific data and is responsible for management of subscription information. It will also handle BGAN home specific services, potentially not offered by the serving network domain (i.e. from the SMA). The CN Home Domain in respect to the BGAN configuration will be distributed between the SAS and operation centres.

CN Transit Network Domain

The CN part that is located on the communication path between the serving network domain and the remote party. The CN Transit Network Domain in respect to the BGAN configuration is at each of the SAS sites and represents entities such as the GGSN and MGW functionality that provides interconnection to external networks. The DCN routing infrastructure also forms part of the BGAN CN transit network domain in the sense that it routes traffic across the BGAN backbone.

RAN                                                                     Radio Access Network. Encompasses the complete BGAN RAN to be installed across SAS sites. The RAN is being procured under a separate contract.

RNS                                                                       Radio Network Subsystem. Individual sets of equipment installed at each SAS gateway in order to allow radio communication between BGAN UTs and the I4 satellites. Typically it includes the antenna system, Node B transceiver station(s) and RNC station equipments.

Session                                                       In the context of packet switched (PS) services then a session is related to an active PDP context and session management deals with PDP activation, deactivation and modification. For circuit-switched (CS) services then the analogy to this functionality is call set-up, clear down and modification. Throughout this document “session” is used as a generic term to represent either a PS data context or CS call instance (unless otherwise stated).

Global Beam                       Generic term directly related to the satellite global beam that covers the full I4 satellite coverage footprint.

Regional Beam

One of the 19 regional beams assigned for Inmarsat existing and evolved services (see the SOD).

Spot Beam Cell

Generic term used to refer to the coverage area of an I4 satellite L-Band narrow beam. Equates to a cell in the UMTS cellular domain.

A full list of the abbreviations used throughout this document is contained in Appendix B.

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1.7  Requirement Methodology Used

****

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INM-CO/01-2981/TS 10/05/2004

Annex C

Price Breakdown

Inmarsat BGAN Core Network (CN).

Annex	Description

C1	Core Network Equipment & Services Baseline Price
C2	Core Network and Service Management Architecture Equipment & Services procured at CN EDC
C3	Core Network and Service Management Architecture Options available for future excersise
C4	Ericsson Offered Additional Core Network Option D - One Additional Core Network equipment set
C5	Ericsson Offered Additional Core Network Option F - One Additional Single SAS
C6	Ericsson UMTS Core Network Training Course list
C7	Further notes to be read in conjunction with the Annexes C1 through to C6

***

INMARSAT, RFP. 1088/HC

TOTAL FIRM FIXED PRICE SUMMARY

ANNEX C1

This Annex provides the price breakdown for the confirmed BGAN Core Network Equipment and Services ordered by Inmarsat at EDC ***.

INM-CO/01-2981/TS 10/05/2004

Annex D

	Milestone Event	Month (EDC+1)	Percentage	Milestone Payment in USD
1.	Kick Off Review	***	***
2.	Preliminary Design Review	***	***
3.	Reference Test Bed (RTB Review)	***
4.	Final Design Review	***	***
5.	SAS1 Site Readiness Review	***
6.	SAS1 Equipment Shipment	***	***
7.	SAS2 Site Readiness Review	***
8.	BOC Site Readiness Review	***
9.	SAS1 Factory Acceptance Test Review	***	***
10.	SAS3 Site Readiness Review EDC+18	***
11.	SAS2 Factory Acceptance Test Review	***
12.	SAS4 Site Readiness Review	***
13.	BOC Factory Acceptance Test Review	***
14.	SAS1 On-Site Interworking Test Review	***
15.	SAS3 Factory Acceptance Test Review	***
16.	BOC Site Acceptance Test Review	***
17.	SAS1 Site Acceptance Test Review	***	***
18.	SAS4 Factory Acceptance Test Review	***
19.	SAS2 Site Acceptance Test Review	***
20.	SAS3 Site Acceptance Test Review	***
21.	SAS4 Site Acceptance Test Review	***
22.	CN System Final Acceptance	***	***
23.	End of Warranty Period Year 1	***	***
24.	End of Warranty Period Year 2	***	***

1

INM-CO/01-2981/TS 10/05/2004

Annex E

Warranty and Maintenance Plan

The Contractor’s Final Warranty and Maintenance Plan in conformance with the requirements of Annex A Statement of Work.

Confidential & Proprietary

1

INM-CO/01-2981/TS 10/05/2004

Annex F

Contractor Key Personnel

Name

Title

% on Project

Ian Hoddle	Satellite Group Account Director	50
Mike Bale	Programme Director	100
Riikka Salminen	Technical Manager	100
Hemant Pant	Technical Manager	100
Eric Valentine	Technical Manager	50
Bo Sundstedt	Technical Manager	50
David Boltz	Technical Manager	50
Simon Beech	Technical Manager	50
Kevin Arnold	Service Network and Site LAN Infrastructure Project Manager	100
Andrew Phillips	Service Network and Site LAN Infrastructure Technical Manager	100

Confidential & Proprietary

1

INM-CO/01-2981/TS 10/05/2004

Annex G

Company	CMG Wireless Data Solutions B.V.
Address	Merweplein 5 t/m 13 P.O.Box 261 3430 AG Nieuwegein The Netherlands
Authorised Recipient	Henk Jan Korte — Ericsson Sales Consultang
Contact Details	Tel: Fax: Email: henk.jan.kotes@cmg.nl

Company	Comverse Infosys Ltd
Address	23 Habarzel Street Tel Aviv 69710 Israel
Authorised Recipient	Aron Dovrat — Marketing Manager
Contact Details	Tel: Fax: Email: aron_dovrat@icominfosys.com

Company	Sema Group Plc.
Address	Trafalgar House Richfield Avenue Reading Berkshire RG1 8QA United Kingdom
Authorised Recipient	Andy Reed — Ericsson Account Manager, Fraud & Messaging
Contact Details	Tel: Fax: Email: Andy.REED@sema.co.uk

Company	Lockheed Martin Global Telecommunications Corporation (incorporating Comsat Laboratories)
Address	2230 Comsat Drive Clarksburg MD 20871 United States of America
Authorised Recipient	Dilip Gokhale — Director, Network and Planning Group
Contact Details	Tel: Fax: Email: Dilip.Gokhale@comsat.com

Confidential & Proprietary

1

INM-CO/01-2981/TS 10/05/2004

Annex H

Declaration of Background

Confidential & Proprietary

1

Contractor Background Information

Ericsson’s background information includes Intellectual Property such as granted and applied for patents with respect to, but not limited to, the supplied hardware, software and firmware components, standards contributions, within but not limited to 3GPP, ETSI, ITU-T, Know-how in all the areas of Ericsson’s operations, public papers, project documentation, test findings, environmental measurements, building practices including earthing and earthquake resistance.

Ericsson’s background further includes all the data, Know-how, Invention, or Intellectual Property Rights owned by or otherwise in the possession of Ericsson or Ericsson’s subcontractors, at the effective date of this contract, for whole of Ericsson Product Portfolio and operations thereof.

Ericsson internal as well as external documents created prior to the date of this document shall be fully incorporated by reference herein and deemed to have been fully included in this document. All work being done on Inmarsat BGAN, as per the contract Statement of Work (SOW) and System Requirements Specifications (SRS) is being performed within the Ericsson BGAN program and is considered as Contractor foreground information. Any information created elsewhere is Contractor background information.